UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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NYSE Euronext

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11 WALL STREET NEW YORK, NEW YORK 10005 APRIL 28, 2011, 8:00 A.M., NEW YORK TIME

March 16, 2011

Dear NYSE Euronext Stockholder:

You are cordially invited to attend the 2011 annual meeting of stockholders of NYSE Euronext (the “Annual Meeting”) scheduled for Thursday, April 28, 2011, at 8:00 a.m., New York time, in person at 11 Wall Street, New York, New York 10005 or via the Internet at www.virtualshareholdermeeting.com/nyx. The Board of Directors and management look forward to greeting you.

We enclose our proxy statement, our annual report on Form 10-K for the fiscal year ended December 31, 2010 and a proxy card. Please review these documents carefully.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

After reading the proxy statement, please submit your proxy through the Internet or by touch-tone telephone, or complete, sign, date and promptly return the proxy card by mail in the enclosed self-addressed envelope. We must receive votes submitted via mail, the Internet (via www.proxyvote.com) or by touch-tone telephone by 11:59 p.m., New York time, on April 27, 2011 in order for them to be counted at the Annual Meeting. We encourage you to vote via the Internet using the control number that appears on the front of your proxy card and to choose to view future mailings electronically rather than receiving them on paper.

On behalf of the Board of Directors, thank you for your continued support.

Jan-Michiel Hessels Chairman of the Board of Directors	Marshall N. Carter Deputy Chairman of the Board of Directors

Duncan L. Niederauer Chief Executive Officer	Dominique Cerutti President and Deputy Chief Executive Officer

NYSE EURONEXT

11 Wall Street

New York, New York 10005

Notice of 2011 Annual Meeting of Stockholders

TIME AND DATE	8:00 a.m., New York time, on Thursday, April 28, 2011.

PLACE

11 Wall Street

New York, New York 10005

You may also attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/nyx where you will be able to vote electronically during the meeting.

ITEMS OF BUSINESS	• To elect 16 directors to our Board of Directors for one-year terms expiring at the next annual meeting of stockholders.
• To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2011.
• To consider a proposal to adopt majority voting with respect to certain provisions in our Certificate of Incorporation (or “charter”) that currently require an 80% stockholder vote to amend.
• To consider an advisory vote on executive compensation, a so-called “Say-on-Pay” proposal.
• To consider an advisory vote on the frequency of the advisory vote on executive compensation, a so-called “Say-When-on-Pay” proposal.
• To consider a stockholder proposal to give holders of 10% of the outstanding common stock the power to call a special stockholder meeting.
• To consider a stockholder proposal to permit stockholder action to be taken by written consent.
• To transact such other business as may properly come before the Annual Meeting.
RECORD DATE	The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on March 1, 2011.
INSPECTION OF LIST OF STOCKHOLDERS OF RECORD

A list of the stockholders of record as of March 1, 2011 will be available for inspection during ordinary business hours at our offices, 11 Wall Street, New York, New York 10005, for ten days prior to the Annual Meeting, as well as at the Annual Meeting.

ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying proxy statement.
PROXY VOTING	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 28, 2011. The Proxy Statement and our 2010 Annual Report on Form 10-K are available at http://materials.proxyvote.com/629491.

By Order of the Board of Directors:

Janet L. McGinness Senior Vice President & Corporate Secretary

New York, New York
March 16, 2011

To Vote by Internet Prior to the Annual Meeting and to Receive Materials Electronically

Read the proxy statement.

Go to the website www.proxyvote.com that appears on your proxy card.

Enter the control number found in the shaded box on the front of your proxy card and follow the simple instructions. Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment and lower expenses paid by NYSE Euronext, your company.

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NYSE EURONEXT

11 Wall Street

New York, New York 10005

PROXY STATEMENT

March 16, 2011

INTRODUCTION

We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by our Board of Directors for the 2011 annual meeting of stockholders (the “Annual Meeting”) scheduled for Thursday, April 28, 2011, at 8:00 a.m., New York time, at 11 Wall Street, New York, New York 10005 and via the Internet at www.virtualshareholdermeeting.com/nyx, where you will be able to vote electronically during the meeting. We are mailing this proxy statement and the accompanying proxy card to stockholders on or about March 16, 2011. In this proxy statement, we refer to NYSE Euronext as the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.” Whenever we refer in this proxy statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the April 28, 2011 meeting.

Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or attending the Annual Meeting in person or via www.virtualshareholdermeeting.com/nyx), as well as how you can revoke a proxy, are discussed in this proxy statement below under Voting Instructions and Information.

VOTING INSTRUCTIONS AND INFORMATION

Who can vote at the Annual Meeting?

You may vote your shares at the Annual Meeting only if you were a stockholder of record at the close of business on March 1, 2011. On that date, 261,235,114 shares of our common stock were outstanding, and we had no other class of equity securities issued and outstanding. Subject to the voting limitations described below under What are the voting and ownership limitations?, you are entitled to one vote for each share of common stock you own for each matter to be voted on at the Annual Meeting. The number of shares you own (and may vote) is listed on the proxy card.

What proposals will be voted on at the meeting?

There are five proposals from NYSE Euronext to be considered and voted on at the meeting:

•	To elect 16 directors of NYSE Euronext to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. (Proposal No. 1)

•	To ratify the selection of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for the fiscal year ending December 31, 2011. (Proposal No. 2)

•	To adopt majority voting with respect to certain provisions in our Certificate of Incorporation (or “charter”) that currently require an 80% stockholder vote to amend. (Proposal No. 3)

•	An advisory vote on executive compensation (“Say-on-Pay” proposal). (Proposal No. 4)

•	An advisory vote on the frequency of the advisory vote on executive compensation (“Say-When-on-Pay” proposal). (Proposal No. 5)

In addition, there are two proposals from stockholders to be considered and voted on at the meeting:

•	To give holders of 10% of the outstanding common stock the power to call a special stockholder meeting. (Proposal No. 6)

•	To permit stockholder action to be taken by written consent. (Proposal No. 7)

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote:

•	FOR each of the nominees to the Board of Directors. (Proposal No. 1)

•	FOR ratification of the selection of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for our fiscal year ending December 31, 2011. (Proposal No. 2)

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FOR the proposal to adopt majority voting with respect to certain provisions in our Certificate of Incorporation (or “charter”) that currently require an 80% stockholder vote to amend. (Proposal No. 3)

•	FOR the approval of the advisory vote on executive compensation. (Proposal No. 4)

•	The Board is not making a recommendation on the advisory vote on the frequency of the advisory vote on executive compensation. (Proposal No. 5)

•	AGAINST the stockholder proposal that would give holders of 10% of the outstanding common stock the power to call a special stockholder meeting. (Proposal No. 6)

•	AGAINST the stockholder proposal that would permit stockholder action to be taken by written consent. (Proposal No. 7)

Who is a stockholder of record?

During the ten days prior to the Annual Meeting, a list of the stockholders of record as of March 1, 2011 will be available for inspection as described below under How can I view the stockholders list?

•	If you hold NYSE Euronext common stock that is registered in your name on the records of NYSE Euronext maintained by its transfer agent, Computershare Limited, you are a stockholder of record; or

•	If you hold NYSE Euronext common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.”

If you are a stockholder of record, these proxy materials are being sent to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or similar institution through which you hold your shares.

How can I view the stockholders list?

A list of the stockholders of record as of March 1, 2011 will be available for inspection during ordinary business hours at our offices located at NYSE Euronext, 11 Wall Street, New York, New York 10005, for ten days prior to the Annual Meeting, as well as at the Annual Meeting. To make arrangements to review the list prior to the Annual Meeting, stockholders should contact our corporate secretary at +1 (212) 656-3000. In accordance with our security procedures, all persons requesting to inspect the stockholder list, either at our offices or at the location of the Annual Meeting, must wear proper attire and present an acceptable form of photo identification, such as a passport or driver’s license, and submit to screening by metal detector and x-ray examination of all packages, bags and luggage.

How do I vote?

Stockholders holding shares in registered format or in street name through the Depository Trust Company:

You may submit your proxy with voting instructions in one of four ways:

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By Internet. The web address and instructions for Internet voting can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet voting via www.proxyvote.com is available 24 hours a day until 11:59 p.m., New York time, on April 27, 2011, whereas Internet voting via www.virtualshareholdermeeting.com/nyx is only available during the Annual Meeting (see “At the Annual Meeting” below). If you choose to vote by Internet, then you do not need to return the proxy card. Unless you are planning to vote during the Annual Meeting via www.virtualshareholdermeeting.com/nyx, to be valid, your vote by Internet must be received by 11:59 p.m., New York time, on April 27, 2011.

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By Telephone. The toll-free number for telephone voting can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by 11:59 p.m., New York time, on April 27, 2011.

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By Mail. Mark the enclosed proxy card, sign and date it, and return it in the postage-paid envelope we have provided. To be valid, your vote by mail must be received by 11:59 p.m., New York time, on April 27, 2011.

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At the Annual Meeting. You can vote your shares in person at the Annual Meeting. (See What do I need to do to attend the Annual Meeting? below). Stockholders attending the Annual Meeting via the Internet should follow the instructions at www.virtualshareholdermeeting.com/nyx in order to vote during the meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the Internet or by touch-tone telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

If you hold your shares in registered format or in a street name through the Depository Trust Company, you may contact NYSE Euronext’s U.S. solicitation agent, MacKenzie Partners, Inc. (telephone: +1 (800) 322-2885 or +1 (212) 929-5500; email: proxy@mackenziepartners.com) with any questions.

All Other Stockholders:

If you are a stockholder holding shares through EuroClear or ClearStream, you may contact NYSE Euronext’s proxy solicitor, MacKenzie Partners, Inc. (London office) (telephone: +44 (0) 203 178 8057; facsimile +44 (0) 207 504 8058; email: proxy@mackenziepartners.com) or NYSE Euronext Investor Relations—Paris (telephone: +33 1 4927 1512; facsimile: +33 1 4927 1113) for specific information on how to vote your shares or how to attend the Annual Meeting. Please also note that your completed form must be received by your account holder or financial intermediary in sufficient time to ensure that it will be received by NYSE Euronext’s proxy solicitor no later than 11:59 p.m., New York time, on April 27, 2011.

If you are uncertain of how you hold your shares or your voting deadline, please contact MacKenzie Partners at (800) 322-2885 (Toll-Free in the US), (212) 929-5500 (Call Collect), +44 (0) 203 178 8057 (London Office) or via email to proxy@mackenziepartners.com for assistance.

What do I need to do to attend the Annual Meeting?

You may also attend the Annual Meeting and vote your shares in person by ballot. If you plan to attend the Annual Meeting in person, you will need to bring proof of your ownership of NYSE Euronext common stock as of the close of business on March 1, 2011.

If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of NYSE Euronext common stock as of the close of business on March 1, 2011. Alternatively, in order to vote at the meeting, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

In accordance with our security procedures, all persons attending the Annual Meeting must wear proper attire and present an acceptable form of photo identification, such as a passport or driver’s license, and submit to screening by metal detector and x-ray examination of all packages, bags and luggage.

How can I revoke my proxy or substitute a new proxy or change my vote?

Attending the Annual Meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail.

You can revoke your proxy or substitute a new proxy at any time before your proxy is voted at the Annual Meeting as described below.

For a Proxy Submitted by Internet or Telephone:

•	Subsequently submitting in a timely manner a new proxy through the Internet or by telephone; or

•	Executing and mailing a later-dated proxy card that is received by NYSE Euronext prior to 11:59 p.m., New York time, on April 27, 2011; or

•	Voting in person at the Annual Meeting or via www.virtualshareholdermeeting.com/nyx.

For a Proxy Submitted by Mail:

•	Subsequently executing and mailing another proxy card bearing a later date; or

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Giving written notice of revocation to NYSE Euronext’s corporate secretary at 11 Wall Street, New York, New York 10005 that is received by NYSE Euronext prior to 11:59 p.m., New York time, on April 27, 2011; or

•	Voting in person at the Annual Meeting or via www.virtualshareholdermeeting.com/nyx.

If I submit a proxy by Internet, touch-tone telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of NYSE Euronext’s director nominees; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accounting firm for our fiscal year ending December 31, 2011; FOR the proposal to adopt majority voting with respect to certain provisions in our Certificate of Incorporation (or “charter”) that currently require an 80% stockholder vote to amend; FOR the approval of the advisory vote on executive compensation; AGAINST the stockholder proposal that would give holders of 10% of the outstanding common stock the power to call a special stockholder meeting; and AGAINST the stockholder proposal that would permit stockholder action to be taken by written consent; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting. Your shares will not be voted on the advisory vote on the frequency of the advisory vote on executive compensation.

If I hold my shares in “street name” through a U.S. financial intermediary and do not provide voting instructions, can my broker still vote my shares?

Under the New York Stock Exchange (the “NYSE”) member rules, a member broker (i.e., a member of the New York Stock Exchange) who holds shares in street name for customers generally has the authority to vote on certain “routine” or “discretionary” proposals if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. Therefore, if your broker holds shares in your name and delivers this proxy statement to you, the broker is entitled to vote your shares for the ratification of the appointment of our independent auditors even if the broker does not receive voting instructions from you. However, certain member brokers will only vote uninstructed shares in the same proportion as the instructions received from their other stockholders. The proposals relating to the election of directors, the amendment of our Certificate of Incorporation, the advisory vote on executive compensation and advisory vote on the frequency of the advisory vote on executive compensation as well as the shareholder proposals are not “routine” or “discretionary” proposals and therefore, if you do not instruct your broker how to vote with respect to these proposals, your shares will not count and will be treated as “broker non-votes.” These procedures will not apply to stockholders who hold their shares through non-U.S. financial intermediaries.

How many votes are required to transact business at the Annual Meeting?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from beneficial owners and discretionary votes were not cast. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

How are votes counted?

Proposal No. 1—Election of Directors

Under our bylaws, and subject to the provisions of our bylaws requiring balanced representation between U.S. and European directors, each director is required to be elected by the vote of the majority of the votes cast with respect to that director’s election at our Annual Meeting, unless the number of nominees exceeds the number of directors to be elected, in which case the election is deemed to be a “contested election” and the directors shall be elected by the vote of a plurality of the votes cast. A “majority of votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” not counted as a vote cast either “for” or “against” that director’s election). In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a contested election, the director is required to tender his or her resignation to the Nominating and Governance Committee of the Board of Directors, and the Committee will then make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation. The Board of Directors will then act on the recommendation of the Committee and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision promptly, and in any event within 90 days, following certification of the election results. If each member of the Nominating and Governance Committee fails to receive a majority of the votes cast in the same election (that is not a contested election), then the independent directors who received a majority of the votes cast in such election will appoint a committee among themselves to consider the tendered resignation and recommend to the Board of Directors whether to accept it. However, if the only directors who received a majority of the votes cast in such election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the tendered resignation. If the Board of Directors accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy or may decrease the size of the Board of Directors.

The NYSE Euronext Corporate Governance Guidelines are available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance—Governance. As mentioned above, if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote your shares with respect to this proposal.

Proposal No. 2—Ratification of the Selection of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

Proposal No. 3—To Amend Our Certificate of Incorporation

The affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by stockholders entitled to vote at the Annual Meeting is required to amend our Certificate of Incorporation. An abstention from voting on this matter will be treated as “present” for quorum purposes and will have the effect of a vote against the proposal.

Proposal No. 4—Advisory Vote on Executive Compensation (“Say-on-Pay” Proposal)

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting will constitute the stockholders’ non-binding approval with respect to our executive compensation programs. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

Proposal No. 5—Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation (“Say-When-on-Pay” Proposal)

The option of every one, two or three years that receives the affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting will constitute the stockholders’ advisory vote with respect to the frequency of submission to stockholders of “Say-on-Pay” proposals. The Board will review the voting results, even if none of the options obtains a majority vote, and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

Proposals Nos. 6 and 7—Stockholder Proposals

The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to approve each stockholder proposal. An abstention from voting on either matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

Abstentions and Broker Non-Votes

Because directors are elected by a majority of the votes cast, a director nominee will be elected if the number of votes cast “for” the director’s election exceeds the number of votes cast “against” that director’s election. An “abstention” is not counted as a vote cast either “for” or “against” that director’s election and a broker non-vote will also have no impact on the election. Any director who receives more “against” votes than “for” votes for his or her election will be required to submit his or her resignation as described above under Election of Directors.

In the case of ratification of the appointment of PricewaterhouseCoopers LLP, the two proposals relating to executive compensation and the stockholder proposals, only votes cast “for” or “against” the ratification or approval will be considered; abstentions and broker non-votes will not be treated as a vote “for” or “against” the ratification or approval and therefore will have no effect on the vote. In the case of the proposal relating to the amendment of our Certificate of Incorporation, abstentions will be treated as a vote “against” the proposal and broker non-votes will have no effect on the vote.

What are the voting and ownership limitations?

Our charter places certain ownership and voting limits on the holders of our common stock. Capitalized terms used below are defined in Annex A to this proxy statement. Under our charter:

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no Person (either alone or together with its Related Persons) may beneficially own shares of our common stock representing in the aggregate more than 20% of the total number of votes entitled to be cast on any matter; and

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no Person (either alone or together with its Related Persons) shall be entitled to vote or cause the voting of shares of our common stock representing in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and no Person (either alone or together with its Related Persons) may acquire the ability to vote more than 10% of the total number of votes entitled to be cast on any matter by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock.

In the event that a Person, either alone or together with its Related Persons, beneficially owns shares of our common stock representing more than 20% of the total number of votes entitled to be cast on any matter, such Person and its Related Persons shall be obligated to sell promptly, and NYSE Euronext shall be obligated to purchase promptly, at a price equal to the par value of such shares of stock and to the extent that funds are legally available for such purchase, that number of shares of our common stock necessary so that such Person, together with its Related Persons, shall beneficially own shares of our common stock representing in the aggregate no more than 20% of the total number of votes entitled to be cast on any matter, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding.

In the event that a Person, either alone or together with its Related Persons, possesses more than 10% of the total number of votes entitled to be cast on any matter (including if it possesses this voting power by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock), then such Person, either alone or together with its Related Persons, will not be entitled to vote or cause the voting of these shares of our capital stock to the extent that such shares represent in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and NYSE Euronext shall disregard any such votes purported to be cast in excess of this percentage.

The voting limitations do not apply to a solicitation of a revocable proxy by or on behalf of NYSE Euronext or by any officer or director of NYSE Euronext acting on behalf of NYSE Euronext or to a solicitation of a revocable proxy by a NYSE Euronext stockholder in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This exception, however, does not apply to certain solicitations by a stockholder pursuant to Rule 14a-2(b)(2) under the Exchange Act, which permits a solicitation made otherwise than on behalf of NYSE Euronext where the total number of persons solicited is not more than ten.

Our Board of Directors may waive the provisions regarding ownership and voting limits by a resolution expressly permitting this ownership or voting (which resolution must be filed with and approved by the Securities and Exchange Commission (the “SEC”) and all required European regulators prior to being effective), subject to a determination of the Board that:

•	the acquisition of such shares and the exercise of such voting rights, as applicable, by such Person, either alone or together with its Related Persons, will not impair:

(i)	the ability of NYSE Euronext or NYSE Group, Inc. (“NYSE Group”) or the NYSE, NYSE Market, Inc. (“NYSE Market”), NYSE Regulation, Inc. (“NYSE Regulation”), NYSE Arca, LLC., NYSE Arca, Inc. NYSE Arca Equities, Inc. or NYSE Amex LLC (together, the “U.S. regulated subsidiaries”) to discharge their respective responsibilities under the Exchange Act and the rules and regulations thereunder;

(ii)	the ability of NYSE Euronext, Euronext N.V. (“Euronext”) or the European market subsidiaries to discharge their respective responsibilities under European exchange regulations; or

(iii)	the ability of the SEC to enforce the Exchange Act or the ability of European regulators to enforce European exchange regulations;

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the acquisition of such shares and the exercise of such voting rights, as applicable, is otherwise in the best interests of NYSE Euronext, its stockholders, its U.S. regulated subsidiaries and its European market subsidiaries;

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neither the Person obtaining the waiver nor any of its Related Persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) if such Person is seeking to obtain a waiver above the 20% level;

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neither the Person obtaining the waiver nor any of its Related Persons has been determined by a European regulator to be in violation of the laws or regulations adopted in accordance with the European Directive on Markets in Financial Instruments applicable to any European market subsidiary requiring such person to act fairly, honestly and professionally, if such person is seeking to obtain a waiver above the 20% level;

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for so long as NYSE Euronext directly or indirectly controls NYSE Arca, Inc. or NYSE Arca Equities, Inc., or any facility of NYSE Arca, Inc., neither the Person requesting the waiver nor any of its Related Persons is an equity trading permit holder, an option trading permit (“OTP”) holder or an OTP firm if such Person is seeking to obtain a waiver above the 20% level; and

•

for so long as NYSE Euronext directly or indirectly controls the NYSE, NYSE Market or NYSE Amex LLC, neither the Person requesting the waiver nor any of its Related Persons is a member or member organization of the NYSE, with respect to NYSE or NYSE Market, or a member (as defined in Sections 3(a)(3)(A)(i), (ii), (iii) and (iv) of the Exchange Act) with respect to NYSE Amex LLC, if such person is seeking to obtain a waiver above the 20% level.

In making these determinations, our Board of Directors may impose conditions and restrictions on the relevant stockholder or its Related Persons that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act, the European exchange regulations and the governance of NYSE Euronext.

For purposes of these provisions, a “European market subsidiary” means a “market operator,” as defined by the European Directive on Markets in Financial Instruments, that:

•	was owned by Euronext on April 4, 2007 and continues to be owned by NYSE Euronext; or

•

is acquired by Euronext after April 4, 2007 (provided that in this case, the acquisition of the market operator shall have been approved by our Board of Directors and the jurisdiction in which such market operator operates is represented in the Euronext College of Regulators).

Our charter also provides that our Board of Directors has the right to require any Person and its Related Persons that our Board reasonably believes to be subject to the voting or ownership restrictions summarized above, and any stockholder (including Related Persons) that at any time beneficially owns 5% or more of our outstanding capital stock, to provide to us, upon our Board’s request, complete information as to all shares of our capital stock that such stockholder beneficially owns, as well as any other information relating to the applicability to such stockholder of the voting and ownership requirements outlined above.

If you are a Related Person with another holder of our common stock where either: (i) you (either alone or with your Related Person) may vote shares of common stock representing more than 10% of the then outstanding shares entitled to vote at the Annual Meeting, or (ii) you have entered into an agreement not to vote shares of our common stock, the effect of which agreement would be to enable any Person, either alone or with its Related Persons, to vote or cause the voting of shares of our common stock that represent in the aggregate more than 10% of the then outstanding votes entitled to be cast at the Annual Meeting, then please so notify the Company by either including that information (including each Related Person’s complete name) on your proxy card or by contacting the corporate secretary by mail at NYSE Euronext, 11 Wall Street, New York, New York 10005, or by phone at +1 (212) 656-3000.

Who pays for the expenses of this proxy solicitation?

We will bear the cost of soliciting proxies. Our directors, officers and employees may solicit proxies on behalf of the Board through regular and electronic mail, telephone, fax and personal contact. MacKenzie Partners, Inc. has been retained to assist in soliciting proxies at a fee of $25,000, plus distribution costs and other expenses. Directors, officers and employees of the Company will receive no additional compensation for soliciting proxies. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of our stock that those brokerage firms, banks, custodians and fiduciaries hold of record.

Where can I find more information about NYSE Euronext?

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC and the Autorité des Marchés Financiers (the French securities regulator known as “AMF”). Copies of these filings are available through our Internet website at www.nyseeuronext.com and, in the case of SEC filings, also on the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our annual report on Form 10-K for the fiscal year ended December 31, 2010, without charge to any stockholder upon written or oral request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, New York 10005, +1 (212) 656-5700 or InvestorRelations@nyx.com.

Consent to Electronic Delivery of Annual Meeting Materials

This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2010 are available on our website at www.nyseeuronext.com under the heading Investor Relations—Financials. You can save our postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a stockholder of record, you may sign up for this service at www.proxyvote.com. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our proxy statement and our Form 10-K are sent to multiple stockholders sharing the same address. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, New York 10005, +1 (212) 656-5700 or InvestorRelations@nyx.com. If you wish to receive separate copies of the proxy statement and our Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact our Investor Relations Department at the above address and phone number.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

Board of Directors

Under our charter and bylaws, only our Board of Directors may set the number of directors who may serve on the Board at any time. Our Board of Directors currently consists of 16 directors, and following the Annual Meeting will consist of 16 directors.

At each annual meeting of stockholders, all directors are elected for a one-year term expiring at the next annual meeting of stockholders. Each director will hold office until the director’s successor has been elected and qualified, or until the director’s earlier resignation or removal. Currently, the Board of Directors consists of Jan-Michiel Hessels (Chairman), Marshall N. Carter (Deputy Chairman), Duncan L. Niederauer (Chief Executive Officer), André Bergen, Ellyn L. Brown, Patricia M. Cloherty, Sir George Cox, Sylvain Hefes, Duncan M. McFarland, James J. McNulty, Ricardo Salgado, Robert G. Scott, Jackson P. Tai, Jean-François Théodore, Rijnhard van Tets and Sir Brian Williamson. Mr. Jean-François Théodore is not standing for re-election at the Annual Meeting.

2011 Annual Meeting

The Board proposes the election as directors of the persons named below under Nominees for Election to the Board of Directors to hold office for a one-year term expiring at the annual meeting of stockholders to be held in 2012.

If you sign the enclosed proxy card and return it to NYSE Euronext or submit your proxy by touch-tone telephone or via the Internet, your proxy will be voted in favor of our 16 director nominees, for one-year terms expiring at the annual meeting of stockholders to be held in 2012, unless you specifically indicate that you are voting against one or more of those nominees.

All but one of the 16 nominees, Dominique Cerutti, are current directors of NYSE Euronext, having been elected at the annual meeting of stockholders of NYSE Euronext on April 29, 2010. All of the nominees have been recommended for re-election (or in the case of Mr. Cerutti, election) by our Nominating and Governance Committee and approved and nominated for election or re-election by the Board of Directors. Mr. Cerutti was referred to the Nominating and Governance Committee for consideration as a director nominee by our management committee. Mr. Cerutti has previously been determined to be “fit and proper” but still must be approved by the Chairs Committee of the College of Euronext Regulators as a director of NYSE Euronext. Mr. Bergen’s and Mr. Tai’s elections (and Mr. Scott’s initial appointment) to the Board in 2010 were subject to regulatory approval, which has been obtained. For more information on the regulatory approval requirement, see Corporate Governance—Requirements for Directors. All nominees have agreed to serve on the Board of Directors if they are elected. If any nominee is unable (or for whatever reason declines) to stand for election at the Annual Meeting, proxies will be voted in favor of such other person or persons who are recommended by the Nominating and Governance Committee and designated by the Board of Directors, or else the size of the Board of Directors will be reduced.

The Board has determined, upon the recommendation of the Nominating and Governance Committee, and in accordance with our Corporate Governance Guidelines and our Director Independence Policy, that all of our director nominees are “independent” within the meaning of the rules of the NYSE and our Director Independence Policy and have no material relationship with NYSE Euronext, its subsidiaries or its management (either directly or as a partner, stockholder or officer of an organization that has a relationship with NYSE Euronext), with the exception of Mr. Niederauer, our chief executive officer, and Mr. Cerutti, our president and deputy chief executive officer. For more information on the Board of Director’s independence determination, see Corporate Governance—Director Independence.

Additional information, including information concerning the operation of our Board as well as the security ownership and compensation of our directors, is included below in this proxy statement under Corporate Governance—Compensation of Directors and Security Ownership of Certain Beneficial Owners and Management.

Nominees for Election to the Board of Directors

As discussed below under Corporate Governance—Board Meetings and Committees—Nominating and Governance Committee, the Nominating and Governance Committee selects director candidates on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, previous board or top-level management/leadership experience and ability to make independent analytical inquiries, among other things.

The Nominating and Governance Committee believes that director candidates must have:

•	the experience and analytic skills necessary to gain a basic understanding of:

•	the principal operational, financial and strategic objectives and plans of NYSE Euronext,

•	the position of NYSE Euronext and its business segments relative to its competitors,

•	the results of operations and financial condition of NYSE Euronext and of any significant subsidiaries or business segments, and

•	the regulatory functions of the exchanges operated by NYSE Euronext;

•	a perspective that will enhance the Board’s strategic discussions;

•	the highest personal and professional ethics;

•	diversity of personal, professional and cultural experience; and

•	the commitment and capability of devoting adequate time to Board duties and availability to attend Board and committee meetings.

In addition to the requirements described under Corporate Governance—Requirements for Directors and Corporate Governance—Director Independence, our bylaws require that in any election of directors, the nominees who shall be elected to the Board shall be nominees who receive the highest number of votes such that, immediately after such election, (i) U.S. persons as of such election shall constitute at least half, but no more than the smallest number of directors that will constitute a majority, of the directors on the Board and (ii) European persons as of such election shall constitute the remainder of the directors on the Board.

A number of our Board nominees have experience as directors of the various predecessor exchanges and companies that now comprise NYSE Euronext. In addition, each of our Board nominees possesses specific experience, qualifications, attributes or skills that led the Nominating and Governance Committee to the conclusion that such person should serve as a director of NYSE Euronext, in light of our business and structure.

Set forth below are the name, principal occupation and certain biographical information, including specific experience, qualifications, attributes or skills, for each of the nominees for election to the Board of Directors to hold office for a one-year term expiring at the 2012 annual meeting of stockholders:

Jan-Michiel Hessels	Mr. Hessels, age 68, is the chairman of the NYSE Euronext Board of Directors. He served as chairman of the supervisory board of Euronext from its creation in September 2000 until the merger of Euronext and NYSE Group. Before that, he was a member of the supervisory board of the Amsterdam Exchange from its creation in 1997 until 2000. He was the chief executive officer of Royal Vendex KBB from 1990 to 2000 and served on the supervisory boards of Royal Vopak N.V. (the Netherlands) from 1999 to 2005, Laurus N.V. (the Netherlands) from 1998 to 2004, B&N.com Inc. from 1999 to 2003 and Schiphol Group N.V. (the Netherlands) from 1993 to May 2006. Mr. Hessels was a member of the supervisory board of Fortis N.V. (the Netherlands/Belgium) from 2001 to 2007 and was deputy chairman of the supervisory board from 2007 to February 2009. Mr. Hessels was chairman of SC Johnson Europlant N.V. (the Netherlands) from

October 2004 to December 2009. Mr. Hessels is the chairman of the board of Royal Philips Electronics N.V. (the Netherlands), a position from which he will retire at the end of March 2011. Mr. Hessels serves on the boards of Euronext Amsterdam N.V. (a subsidiary of Euronext) and Heineken N.V. (the Netherlands). In addition, he chairs the board of the Netherlands Committee for Economic Policy Analysis.

Mr. Hessels’ significant experience as a leader of NYSE Euronext and our predecessor organizations makes him qualified to understand our business, our competitors and our opportunities. In addition, Mr. Hessels’ diverse professional experience as a chairman and director of a number of international public corporations, managerial experience as a chief executive officer, considerable international business experience and accomplishments in the fields of finance and economics allow him to bring a strategic point of view to the Board. These are the qualities that led the Nominating and Governance Committee to the conclusion that Mr. Hessels should serve as a director of NYSE Euronext.

Marshall N. Carter	Mr. Carter, age 70, is the deputy chairman of the NYSE Euronext Board. Mr. Carter served on the board of NYSE Group from November 2003 and as chairman of that board from April 2005 until the merger of NYSE Group and Euronext. Mr. Carter has also served as a director of NYSE Liffe U.S. since November 2008. Mr. Carter is the former chairman and chief executive officer of the State Street Bank and Trust Company, and of its holding company, State Street Corporation (United States), a position in which he served from 1992 until his retirement in 2001. He joined State Street in July 1991, as president and chief operating officer, and became chief executive officer in 1992 and chairman in 1993. Mr. Carter formerly served as a director of Honeywell International, Inc. (United States) from 1997 to 2005 and was the chairman of the Board of Trustees of the Boston Medical Center from 2001 to 2009. He also served in Vietnam as a Marine Corps infantry officer. Mr. Carter was most recently a lecturer in leadership and management at the Sloan School of Management at Massachusetts Institute of Technology and Harvard’s Kennedy School of Government, where, from 2001 to 2005, he was a fellow at the Center for Public Leadership and the Center for Business and Government.

The specific experience, qualifications, attributes and skills that the Nominating and Governance Committee considered in concluding that Mr. Carter should serve as a director of NYSE Euronext include his extensive experience as the chief executive of a major banking and financial services organization, chairman and director of a number of major organizations, distinguished contribution to academia in the fields of business and government and significant experience as a leader of NYSE Euronext and our predecessor organizations. These qualities demonstrate Mr. Carter’s experience and analytic skills that allow him to understand the complexities of our business and bring a unique direction to the Board’s strategic discussions.

André Bergen	Mr. Bergen, age 60, has served as a director of NYSE Euronext since April 2010. Mr. Bergen served as chief executive officer of KBC Bank from 2003 to 2006 and as chief executive officer of KBC Group from 2006 until his retirement in 2009. Prior to his position with KBC Bank, Mr. Bergen was chief financial and administrative officer of Agfa-Gevaert Group. During his career, Mr. Bergen has taught at different universities in Belgium and abroad. Mr. Bergen also held various positions at Generale Bank from 1982 to 1999. Mr. Bergen holds non-executive board positions with the King Baudouin Foundation and the Flemish Fund for Scientific Research.

Mr. Bergen is also a member of the boards of Cofinimmo S.A. (Belgium), Ahlers N.V. (Belgium), NIBC Bank (the Netherlands), Zuhair Fayez Partners (Saudi Arabia), a director of Sapient Investment Managers (Cyprus) and is a former member of the board of the Flemish Employers Association.

Mr. Bergen’s significant experience as the chief executive of a major banking and financial services organization in addition to his managerial experience and other leadership roles at major corporations, distinguished contributions to academia and dedication to public service are the specific experiences, qualifications, attributes and skills that the Nominating and Governance Committee considered in concluding that Mr. Bergen should serve as a director of NYSE Euronext. These qualities enable him to understand our operations and strategic objectives and enhance the Board’s strategic decision-making function.

Ellyn L. Brown	Ms. Brown, age 61, has served as a director of NYSE Euronext and its predecessors since April 2005. She is also a director of NYSE Regulation and serves on the Board of Governors of the Financial Industry Regulatory Authority (“FINRA”). Ms. Brown practiced corporate and securities law from 1980 until her retirement in 2010, most recently as principal of Brown & Associates, and has taught securities law at Villanova University and the University of Maryland. She is a trustee of the Financial Accounting Foundation (parent of the Financial Accounting Standards Board and Government Accounting Standards Board) and a director of Walter Investment Management Corporation, a publicly-traded REIT. Ms. Brown served as Maryland’s Securities Commissioner from 1987 to 1992, and later was a member of the boards of the National Association of Securities Dealers Regulation and the Certified Financial Planner Board of Standards. Ms. Brown also has served on the boards of a number of not-for-profit entities, including the Baltimore Symphony Orchestra Association.

The Nominating and Governance Committee considered Ms. Brown’s considerable experience in the field of securities regulation, including as a member of several professional standards boards and regulatory bodies and as a securities and corporate lawyer, her distinguished contribution to academia in the field of law and her dedication to public service, in concluding that she should serve as a director of NYSE Euronext. Such experience and qualifications allow her to understand the regulatory functions of the exchanges that we operate and demonstrate her commitment to our industry.

Dominique Cerutti

Mr. Cerutti, 50, joined NYSE Euronext on December 15, 2009 and has served as our president and deputy chief executive officer and head of Global Technology since January 2010. Mr. Cerutti served as General Manager of IBM Southwest Europe from 2005 until 2009. In his role as General Manager, Mr. Cerutti led all of IBM’s business operations, had full profit and loss responsibility and ensured risk management, compliance and business controls across IBM’s business units in southern and western Europe. Previously, Mr. Cerutti was General Manager of IBM’s Global Services in Europe, Middle East & Africa from 2003 until 2005.

Mr. Cerutti’s considerable experience in leading the business operations of a global technology company and his current position as our deputy chief executive officer led the Nominating and Governance Committee to conclude that Mr. Cerutti would contribute a thorough understanding of the specific operational and business challenges and opportunities facing global technology companies and therefore should serve on the Board of Directors.

Patricia M. Cloherty	Ms. Cloherty, age 68, has served as a director of NYSE Euronext since April 2009. She is chairman and chief executive officer of Delta Private Equity Partners, LLC, manager of the U.S. Russia Investment Fund and Delta Russia Fund, L.P., two venture capital funds. She is the former co-chairman, president and general partner of Apax Partners, Inc. (formerly Patricof & Co. Ventures, Inc.), a multi-billion-dollar private equity company that she joined in 1970 and from which she withdrew in 2000. From 1977 to 1978, she served as deputy administrator, U.S. Small Business Administration. Ms. Cloherty holds various directorships, among them PrimeStar (Russia), Vesch! (Russia), VideoNext Network Solutions, Inc. (U.S. and Ukraine) and DeltaLeasing (Russia) and is a former director of American Chamber of Commerce (Russia). She is a former trustee of Columbia University, a trustee for life of International House and a trustee emeritus of Columbia University’s Teachers College. She is a member of The Rockefeller University Council and the Council on Foreign Relations. She is also a member of the Advisory Boards of two business schools in Russia, in Skolkovo and Saint Petersburg. Ms. Cloherty was appointed to the board of the U.S. Russia Investment Fund in 1995 by President Clinton, served as chairman of the board from 1998 until 2004 and has been chief executive officer of its management company since 2003.

Ms. Cloherty’s expansive experience in private equity, venture capital, capital formation and international business, including managerial experience as a chief executive officer, leadership roles as a director of a number of international and foreign companies, including several in the technology industry, distinguished contributions to academia and dedication to public service and foreign relations were qualifications and traits that the Nominating and Governance Committee considered when concluding that she should serve on the Board of Directors. These diverse experiences and qualifications demonstrate Ms. Cloherty’s ability to understand the international environment in which we operate and contribute to the Board’s strategic decision-making function.

Sir George Cox	Sir George, age 70, has served as a director of NYSE Euronext and its predecessors since April 2002. Prior to that, he was a senior independent director of London International Financial Futures & Options Exchange (United Kingdom) (“LIFFE”) from 1999 until the acquisition of LIFFE by Euronext in 2002. He was director general of the Institute of Directors, an organization representing individual company directors in the United Kingdom, from 1999 to 2004, and director of Enterprise Insight (United Kingdom) from 2000 to 2005. Sir George also served as chairman of the Design Council, the United Kingdom’s national strategic body for design, served as a senior independent director of Bradford & Bingley (United Kingdom) and served as a trustee of VSO. He is a non-executive director of Shorts Ltd (United Kingdom), the president of the Royal College of Speech and Language Therapists, the chairman of Merlin (Medical Emergency Relief International) USA, a council member and Pro Chancellor of Warwick University, chair of the Warwick Business School Board and the president of the Institution of Engineering Designs.

Sir George’s significant experience as a leader of NYSE Euronext and our predecessor organizations, particularly in our derivatives business, of which he had been a leader since the 1990s, allows him to understand our various business segments, our technology, our markets and our strategic objectives. In addition, Sir George’s diverse background as a chairman and director of a number of major organizations, his distinguished contributions to academia and his dedication to public service provide a perspective that enhances the Board’s strategic discussions. The Nominating and Governance Committee considered these attributes and skills in reaching its conclusion that Sir George should serve as a director of NYSE Euronext.

Sylvain Hefes	Mr. Hefes, age 58, has served as a director of NYSE Euronext since April 2007. He joined NM Rothschild & Sons Ltd. (United Kingdom) in 2005 where he serves as senior advisor. Prior to this time, Mr. Hefes was head of European Wealth Management at The Goldman Sachs Group, Inc. (United States), where he became a partner in 1992 and served as head of the firm’s Paris office and eventually all of the firm’s private banking business in Europe. Mr. Hefes currently serves as chairman of the executive board of Paris Orléans (France), and as a director of Rothschild Continuation Holdings AG (Switzerland).

The Nominating and Governance Committee considered Mr. Hefes’ senior leadership roles at major banking and financial services organizations throughout Europe in concluding that he is able to understand the position of NYSE Euronext and our various business segments relative to our competitors, particularly on an international scale. It is this international perspective, in addition to Mr. Hefes’ diverse professional and managerial experience as a senior partner, chairman and director of a number of major organizations that led the Nominating and Governance Committee to conclude that Mr. Hefes would contribute to the Board’s strategic vision and therefore should serve as a director of NYSE Euronext.

Duncan M. McFarland	Mr. McFarland, age 67, has served as a director of NYSE Euronext and its predecessors since June 2006. He retired in June 2004 as the chairman and chief executive officer of Wellington Management Company (United States), one of the largest global, independent investment managers, after a career of nearly 40 years. He currently serves on the boards of two public companies, The Asia Pacific Fund, Inc. (United States) and Gannett Co., Inc. (United States). Mr. McFarland formerly served as a trustee of the Financial Accounting Foundation (parent of the Financial Accounting Standards Board) and the Clancil Foundation. Mr. McFarland also currently serves as a trustee of the Bromley Charitable Trust and RARE, Inc., a global environmental organization. He is also a director of New Profit, Inc., a non-government organization that primarily serves inner-city constituencies.

Mr. McFarland’s extensive experience as the chairman and chief executive of a global financial services organization, as a trustee of a financial accounting standards body and as a director of major public companies, including service as the chairman of the executive compensation committee of Gannett, coupled with Mr. McFarland’s dedication to public service were particular experiences, qualifications and traits that the Nominating and Governance Committee considered in concluding that Mr. McFarland is qualified to understand our results of operations and financial condition, as well as those of our significant business segments, and to add significantly to the Board’s decision-making processes.

James J. McNulty	Mr. McNulty, age 60, has served as a director of NYSE Euronext and its predecessors since December 2005. Mr. McNulty is also the chairman of the board of directors of NYSE Liffe U.S. He served as a director of Archipelago Holdings LLC (United States) from August 2004 to March 2006. Mr. McNulty retired from the Chicago Mercantile Exchange where he served as president and chief executive officer from February 2000 to December 2003 and of Chicago Mercantile Exchange Holdings Inc. from August 2001 to December 2003. He also served as a director on both entities’ boards during that period. Prior to joining the Chicago Mercantile Exchange, he served as managing director and co-head of the Corporate Analysis and Structuring Team in the Corporate Finance Division at Warburg Dillon Read, an investment banking firm now known as UBS Warburg. Mr. McNulty served as the senior independent director of ICAP plc until his retirement in September 2010. He currently serves on the advisory board of Marvin & Palmer Associates.

Mr. McNulty’s significant experience as a leader of NYSE Euronext and our predecessor organizations as well as his leadership roles with other organizations that operate exchanges, his managerial experience as a chief executive officer and a director and his extensive experience as an investment banker with a global financial services firm led the Nominating and Governance Committee to conclude that he would be able to add unique insight into the position of our company relative to its peers and to guide NYSE Euronext to achieve its operational, financial and strategic goals. The committee therefore concluded that Mr. McNulty should serve as a member of the Board of Directors.

Duncan L. Niederauer	Mr. Niederauer, age 51, has served as chief executive officer and a director of NYSE Euronext since December 2007 and has served as a member of the Company’s management committee since April 2007. Mr. Niederauer also serves on the boards of NYSE Group and Euronext. Mr. Niederauer was previously a partner at The Goldman Sachs Group, Inc. (United States) where he held many positions, among them co-head of the Equities Division Execution Services franchise and the managing director responsible for Goldman Sachs Execution & Clearing, L.P. (formerly known as Spear, Leeds & Kellogg L.P.). Mr. Niederauer joined The Goldman Sachs Group, Inc. in 1985. From March 2002 until February 2004, Mr. Niederauer also served on the board of managers of Archipelago Holdings, LLC (United States). Mr. Niederauer also serves on the board of trustees of Colgate University. Mr. Niederauer’s current memberships include the G100, The Economic Club of New York, the British-American Business Council International Advisory Committee, the Partnership for New York City, the Committee Encouraging Corporate Philanthropy and the Shanghai International Financial Advisory Committee.

In concluding that Mr. Niederauer should serve as a director of NYSE Euronext, the Nominating and Governance Committee considered Mr. Niederauer’s current position as chief executive officer, as well as his leadership role as a member of the board of managers of one of our predecessor organizations and as a senior leader of the execution and clearing businesses of a global financial services firm. Based on these experiences, qualifications and skills, the committee concluded that Mr. Niederauer would contribute a comprehensive knowledge of our business and the challenges and opportunities that we face and would provide a strategic vision for the Board of Directors to achieve our goals.

Ricardo Salgado	Mr. Salgado, age 66, has served as a director of NYSE Euronext and its predecessors since April 2002. Previously, Mr. Salgado served as chairman of the board of BVLP Sociedade de Gestora de Mercados Regulamentados, S.A. (Portugal) from 2000 until the merger with Euronext in 2002. Currently, he also serves as a member of the executive board of the Espirito Santo Group (Portugal), the vice-chairman and president of the executive committee of Banco Espirito Santo (Portugal) and chairman of the board of directors of Espirito Santo Financial Group S.A. (Luxembourg).

Mr. Salgado’s extensive experience as a chairman and member of the executive board of an international banking and financial services organization, in addition to his experience in the European securities exchange industry, including significant experience as a leader of NYSE Euronext and our predecessor organizations, led the Nominating and Governance Committee to conclude that Mr. Salgado would contribute a thorough understanding of our financial and economic climate, particularly on an international level, to the Board of Directors and therefore should serve as a director of our company.

Robert G. Scott	Mr. Scott, age 65, has served as a director of NYSE Euronext since February 2010. Mr. Scott was president, chief operating officer and a director of Morgan Stanley until December 2003 and continues as an advisory director of the company. Mr. Scott was named chief financial officer of Morgan Stanley Dean Witter at the time of the merger between Morgan Stanley and Dean Witter and became president and chief operating officer in 2001. Mr. Scott joined Morgan Stanley in 1970 and became a managing director in 1979. Prior to the merger, Mr. Scott held a number of positions with worldwide responsibility, including director of investment banking from 1994 to 1996, director of corporate finance from 1992 to 1994 and director of capital market services from 1985 to 1992. Mr. Scott is a trustee of Williams College and a member of the advisory council of the Stanford University Graduate School of Business. Mr. Scott is currently a director of Genpact, a publicly traded business process outsourcing company located in India and a member of the board of trustees of New York Presbyterian Hospital. Mr. Scott is a trustee of the Naples Children and Educational Foundation. Mr. Scott is a former executive vice president of the Greater New York Council of the Boy Scouts of America (1992 to 2004) and was a director of Archipelago Holdings, Inc. He is a former trustee of the Japan Society, former chairman of the American Museum of Fly Fishing and a former trustee and chairman (1984 to 2004) of The Seeing Eye, Inc.

The Nominating and Governance Committee believes that Mr. Scott’s diverse professional experience as a president, chief operating officer and chief financial officer of a global financial services firm, his leadership roles as a director of one of our predecessor organizations and as a director of a major international public company, his distinguished contributions to academia and his dedication to public service demonstrate his ability to understand our business and add a perspective that will enhance the Board’s strategic discussions. It is for these reasons that the committee concluded that Mr. Scott should serve on the Board of Directors.

Jackson P. Tai	Mr. Tai, age 60, has served as a director of NYSE Euronext since April 2010. Mr. Tai served as chief executive officer and vice chairman of DBS Group Holdings Ltd. and DBS Bank Ltd. from June 2002 to December 2007. He joined DBS as chief financial officer in July 1999 and was appointed president and chief operating officer in 2001. Prior to his eight years of service with DBS in Singapore, he served 25 years with J.P. Morgan & Co. as a managing director in the Investment Banking Division, holding management positions in New York, Tokyo and San Francisco. Mr. Tai has been a director of MasterCard Incorporated since September 2008, and a director of CapitaLand Ltd. since November 2000. Mr. Tai will become a director of The Bank of China Ltd in March 2011, pending Chinese regulatory approval. He has been a non-executive director of privately-held Brookstone Inc. and its subsidiary, Brookstone Company Inc., since August 2008 and their chairman since February 2009. Mr. Tai is a trustee of Rensselaer Polytechnic Institute, a member of the Harvard Business School Asia Pacific Advisory Board, a governor of the San Francisco Symphony and a trustee of the Asian Art Museum. Previously, Mr. Tai was a member of the supervisory board of ING Groep N.V. from April 2008 to January 2011. Mr. Tai was also a member of the Bloomberg Asia Pacific Advisory Board from 2006 to 2010, non-executive vice chairman of The Islamic Bank of Asia, Limited from 2006 to 2008, and a non-executive director of Singapore Telecommunications Ltd. from 2000 to 2006.

Mr. Tai’s global experience as the chief executive of a major banking and financial services organization, senior leader of a global investment bank, director of major international public companies, coupled with his deep knowledge of the business, banking and financial services climates in Asia and his dedication to academia are the specific experiences, qualifications, attributes and skills that the Nominating and Governance Committee considered in concluding that Mr. Tai should serve as a director of NYSE Euronext. These qualities enable him to understand our operations and strategic objectives, particularly on an international level.

Rijnhard van Tets	Mr. van Tets, age 63, has served as a director of NYSE Euronext and its predecessors since May 2003 and serves as the chairman of Euronext. Mr. van Tets is a managing director at Laaken Asset Management N.V. and previously served as an advisor to the managing board of ABN AMRO Bank N.V. (the Netherlands) until May 2007 and as chairman of the board of Wegener, N.V. until 2007. Mr. van Tets was vice-chairman of the Amsterdam Stock Exchange Association from 1988 to 1989 and a director of Euroclear from 1994 to 1999. Mr. van Tets served as a member of the supervisory board of Reliant Energy N.V. (the Netherlands) from 2000 to 2003 and as a member of the board of Stichting Holland Casino (the Netherlands) from 2000 to 2004. He is the chairman of the supervisory board of Arcadis (the Netherlands) and also a member of the supervisory boards of I.F.F. Holding B.V. (the Netherlands) and Petrofac Ltd. (United Kingdom), chairman of the board of Equity Trust Holdings S.A.R.L. (Luxembourg), chairman of the supervisory board of Euronext Amsterdam N.V. (a subsidiary of Euronext), chairman of the investment committee of Verenigd Bezit (the Netherlands) and chairman of the board of Stichting Administratiekantoor Buhrmann N.V. (the Netherlands).

The Nominating and Governance Committee has considered Mr. van Tets’ substantial experience as a leader of NYSE Euronext and our predecessor organizations, as well as his extensive experience in international business as a managing director and partner of an asset management company and chairman and director of a number of global companies. This diversity of professional experiences and significant knowledge of our worldwide business led the committee to conclude that Mr. van Tets would add a valuable perspective to Board discussions and should therefore serve on the Board of Directors.

Sir Brian Williamson	Sir Brian, age 66, has served as a director of NYSE Euronext and its predecessors since April 2002. Sir Brian is also a director of NYSE Liffe U.S. Previously, he was chairman of LIFFE, from 1985 to 1988 and from 1998 to 2003 (after the acquisition of LIFFE by Euronext), member of court of the Bank of Ireland from 1990 to 1999, director of the Financial Services Authority (United Kingdom) from 1986 to 1998, member and chairman of the International Advisory Board of Nasdaq (U.S.) from 1995 to 1998, and governor-at-large of the National Association of Securities Dealers (United States) from 1995 to 1998. He was also chairman of Gerrard Group plc (United Kingdom) from 1989 to 1998, director of Templeton Emerging Markets Investment Trust plc (United Kingdom) from 2002 to 2003, director of Resolution plc (United Kingdom) from 2004 to 2008, director of Climate Exchange plc (United Kingdom) from 2007 to 2010, and chairman of Electra Private Equity plc (United Kingdom) from 2000 to 2010. Currently, Sir Brian is a director of MT Fund Management Ltd (United Kingdom), director of HSBC Holdings plc (United Kingdom), director of Politeia (United Kingdom), director of Live-Ex Limited (United Kingdom) and a trustee of the Winston Churchill Memorial Trust.

Sir Brian’s exceptional experience in our industry and with our business, particularly his notable experience as a leader of NYSE Euronext and our predecessor organizations in Europe and with the financial services industry regulatory bodies in the United Kingdom and the United States, together with his extensive experience as a chairman and director of asset managers, investment companies and other public companies as well as his dedication to public service led the Nominating and Governance Committee to conclude that Sir Brian would add deep knowledge and understanding of our business and strategic objectives as well as the regulatory environment in which our exchange businesses operate to our Board and therefore should serve as a director of NYSE Euronext.

Board Recommendation

Our Board of Directors unanimously recommends you vote FOR the election of each of the nominees listed above to the Board.

Information about a Member of the Board Not Standing for Re-election

In accordance with SEC reporting requirements, set forth below is information regarding Mr. Théodore, who is not standing for re-election at the Annual Meeting:

Jean-François Théodore	Mr. Théodore, age 64, has been a director of NYSE Euronext since April 2007. Until his retirement in December 2009, he had been the deputy chief executive officer of NYSE Euronext since April 2007 and the chief executive officer and chairman of the managing board of Euronext since its creation in September 2000. He started his career with the French Treasury (Direction du Trésor) at the Ministry of Economy and Finance from 1974 to 1990, serving as assistant head of the State Holdings Bureau. He was then seconded for two years to Crédit National. On his return to the Treasury, he was successively appointed head of the “African States—Franc Zone” Bureau, and head of the Foreign Investment Bureau. In 1984, Mr. Théodore was appointed deputy director in charge of the Banking Department; in 1986, he was appointed deputy director in charge of the Investments, Public Corporations Department, and in 1990, he became chief executive officer of ParisBourse SBF S.A. He presided over the International Federation of Stock Exchanges (FIBV) for two years (1993-1994) and served as president of the Federation of European Stock

Exchanges (1998-2000). Mr. Théodore served on the board of Euroclear plc until his retirement in February 2010 and currently serves on the boards of Winton Futures Fund and the Qatar Exchange.

Mr. Théodore’s significant experience as a leader of NYSE Euronext and our predecessor organizations, coupled with his considerable experience and distinguished contributions to governmental, professional and industry organizations, demonstrated to the Nominating and Governance Committee that he would contribute an exceptional understanding of our business and the regulatory and competitive environment in which we operate to Board discussions and decisions on our operational, financial and strategic objectives and plans. For these reasons, the committee concluded that Mr. Théodore should serve on the Board of NYSE Euronext.

CORPORATE GOVERNANCE

Overview

We have created a governance structure that we believe reflects the highest standards of independence, oversight and transparency. Our Board regularly reviews corporate governance developments and modifies our Corporate Governance Guidelines, committee charters and practices from time to time. The charters of the Audit Committee, the Human Resources and Compensation Committee and the Nominating and Governance Committee, as well as our Corporate Governance Guidelines and the Director Independence Policy of the Board of Directors are available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance.

As more fully described under Company Proposals—Proposal No. 3—Company Proposal to Amend the Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements, we are asking stockholders to approve an amendment to our Certificate of Incorporation that would reduce certain supermajority voting requirements in the Certificate of Incorporation, and we have previously submitted a similar amendment of our bylaws for regulatory approval. Specifically, any proposed amendment to our charter or bylaws must either be (i) filed with, and approved by, the SEC and the European securities regulators or (ii) submitted to the boards of directors of our regulated subsidiaries, any of which may determine that the proposed amendment must be filed with, and approved by, the SEC or the European securities regulators. There can be no assurance that we will receive the approval of such regulators for these amendments or that we will receive any such approval within any particular time period.

In addition, our Board has adopted a Code of Ethics and Business Conduct that applies to our directors, chief executive officer and chief financial officer, as well as to all other employees, which is also available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance—Governance. Any amendment to the NYSE Euronext Code of Ethics and Business Conduct and any waiver applicable to our directors, executive officers or senior financial officers will be posted on our website within the time period required by the SEC and the NYSE.

Requirements for Directors

Our charter provides that no person who is subject to any statutory disqualification (as defined under Section 3(a)(39) of the Exchange Act) will be permitted to serve as a director of NYSE Euronext.

Each of our directors must be approved by the Chairs Committee of the College of Euronext Regulators and must pass any “fit and proper” test under applicable European laws or regulations. A finding of “fit and proper” takes into account, among other things, the integrity and competence of the individual. All of our current directors have been approved by the Chairs Committee of the College of Euronext Regulators and have been found to be “fit and proper” under applicable European laws and regulations. Mr. Cerutti, who is a new director nominee, has filed the appropriate documents seeking such approval and, if elected by our stockholders, upon such a finding, will be formally seated as a director of the Board.

Director Independence

NYSE Euronext common stock is listed on the NYSE as well as Euronext Paris. As a company listed on the NYSE, our Board of Directors must comply with the NYSE corporate governance requirements, including the director independence standards. Those standards require that a majority of our Board of Directors be comprised of directors who have no direct or indirect material relationship with NYSE Euronext. In April 2007, we adopted the Independence Policy of the NYSE Euronext Board of Directors (the “Independence Policy”), which was recently amended in December 2009. The Independence Policy sets forth the independence requirements that apply to the members of our Board of Directors, which include, and in several respects go beyond, the NYSE standards.

Under our Independence Policy, a director is independent only if the Board of Directors determines that such director does not have any material relationships with NYSE Euronext and its subsidiaries. In making independence determinations, the Board must consider the special responsibilities of a director in light of the fact that NYSE Euronext controls entities that are U.S. self-regulatory organizations subject to the supervision of the SEC, as well as entities that are European securities exchanges subject to the supervision of European regulators. A copy of our Independence Policy is attached to this proxy statement as Annex B and available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance—Board of Directors.

In February 2011, in connection with the Annual Meeting and the election of directors, our Board of Directors reviewed the independence of each director nominee under the standards set forth in our Independence Policy. The Board considered, among other things, all transactions and relationships between each director or any member of his or her immediate family and NYSE Euronext and its subsidiaries and affiliates, as well as with members, allied members, allied persons, member organizations, as those terms are defined for purposes of the Independence Policy, and issuers of listed securities. The types of transactions and relationships that could be considered include direct commercial, industrial, banking, consulting, legal, accounting and charitable relationships as well as indirect relationships such as serving as a partner or officer, or holding shares, of an organization that has a relationship with NYSE Euronext and its subsidiaries and affiliates.

In February 2011, our full Board affirmatively determined that each of Jan-Michiel Hessels, Marshall N. Carter, André Bergen, Ellyn L. Brown, Patricia M. Cloherty, Sir George Cox, Sylvain Hefes, Duncan M. McFarland, James J. McNulty, Ricardo Salgado, Robert G. Scott, Jackson P. Tai, Rijnhard van Tets and Sir Brian Williamson were independent. In addition, previously our Board had affirmatively determined that Dominique Hoënn, Shirley Ann Jackson, Baron Jean Peterbroeck and Alice M. Rivlin, who served as directors during part of the 2010 fiscal year and did not stand for re-election at the 2010 annual meeting, were independent while they served on the Board.

As part of the independence review undertaken by our Board, our Board of Directors also determined that none of our independent directors had any material relationship with NYSE Euronext or its subsidiaries or management, outside of their directorships on the boards of NYSE Euronext and its subsidiaries. In making its determinations, the Board of Directors considered the various relationships and found them to be immaterial under our Independence Policy. Some of these relationships included Messrs. Hessels’, McNulty’s and Williamson’s current and former positions as directors of companies with broker-dealer affiliates that are either NYSE, NYSE Arca, Inc. or NYSE Amex LLC members.

Based upon the Board’s independence review, each of our Audit Committee, Human Resources and Compensation Committee and Nominating and Governance Committee are comprised entirely of directors who have been determined to be independent under the NYSE listing standards.

Board Meetings and Committees

Our current Board was elected on April 29, 2010. There were six meetings of the Board in 2010. Our independent directors meet regularly in executive session without management participation, as required by the NYSE listing standards. Jan-Michiel Hessels has been appointed by the Board as the director presiding at these meetings.

As a matter of Board policy, it is expected that each director will be available to attend substantially all of the meetings of the Board and any committees on which the director serves. Each of our directors attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. In addition, our policy is that all directors and nominees should attend annual meetings of stockholders. All of our current directors attended the 2010 annual meeting, with the exception of Ms. Cloherty who was unable to attend due to illness.

The Board’s standing committees include the following:

Committee	Members	Primary Responsibilities	# of Meetings
Audit	Marshall N. Carter (Chair) André Bergen(1) Patricia Cloherty Sylvain Hefes Dominique Hoënn(2) Robert G. Scott Rijnhard van Tets

•   Oversees the integrity of NYSE Euronext’s consolidated financial statements and internal controls, compliance with legal and regulatory requirements, the process relating to internal risk management and control systems and the NYSE Euronext tax policy.

•   Prepares the audit committee report to stockholders in the Company’s annual proxy statement.

•   Appoints, oversees the work of, evaluates the qualifications, performance and independence of, determines compensation for and, where appropriate, terminates, replaces or rotates the independent auditor.

•   Reviews and pre-approves, to the extent required by applicable laws and regulations, the scope and general extent of the independent auditor’s services, the significant audit procedures and the estimated audit fees.

•   Reviews the independent auditor’s reports and the internal auditor’s reports.

•   Reviews and approves internal audit plans, recommends changes to the plans and assesses the effectiveness of the internal audit function.

•   Reviews and discusses with management and the independent auditor the financial statements and their preparation and the adequacy of our internal controls.

•   Recommends for Board approval the appointment and replacement of the senior internal audit executive and all matters related to responsibilities, budget and staffing of the internal audit division.

8

Human Resources and Compensation	James J. McNulty (Chair) Duncan M. McFarland Ricardo Salgado Sir Brian Williamson

•   Reviews human resources policies, including the activities relating to recruitment of management committee members.

•   At the request of the Nominating and Governance Committee, advises and assists the Nominating and Governance Committee in reviewing director compensation and benefits.

•   Annually reviews, sets and approves corporate goals and objectives relevant to the compensation of the chief executive officer and deputy chief executive officer, and evaluates the performance of the chief executive officer and deputy chief executive officer in light of these goals and objectives, and together with the other independent directors, determines and approves such compensation.

•   Reviews and makes recommendations to the board with respect to incentive compensation and equity-based plans.

•   Determines the compensation of all management committee members (other than the chief executive officer and deputy chief executive officer).

•   Reviews and approves employment agreements, severance arrangements or change in control agreements.

•   Reviews and discusses the Compensation Discussion and Analysis section in the proxy statement.

5

Committee	Members	Primary Responsibilities	# of Meetings
Nominating and Governance	Jan-Michiel Hessels (Chair) Ellyn L. Brown Marshall N. Carter(1) Sylvain Hefes Alice M. Rivlin(2)

•  Identifies and recommends candidates for election to the Board.

•  Receives and reviews recommendations from stockholders or the public in considering candidates for Board membership and annually reviews and recommends to the Board the Candidate Nomination Policy related to such public nominations.

•  Makes recommendations to the Board with respect to the determination of director independence.

•  Makes recommendations to the Board with respect to committee chairman and membership appointments.

•  Reviews and recommends to the Board the compensation and benefits of non-executive directors.

•  Establishes the appropriate process for and oversees the self-assessment of the Board and oversees the evaluation of management.

			4
Technology	Sir George Cox (Chair) Patricia Cloherty(1) Shirley Ann Jackson(2) James J. McNulty(2) Baron Jean Peterbroeck(2) Jackson P. Tai(1) Jean-François Théodore(1)(3)	• Assesses significant technology opportunities and monitors the progress of special initiatives. • Reviews the annual information technology (“IT”) plan and IT budget and monitors the progress of the implementation of the annual IT plan. • Discusses major technology risks and challenges.	6

(1)	Director served on the committee from April 29, 2010.

(2)	Director served on the committee until April 29, 2010.

(3)	Not standing for re-election at the Annual Meeting.

Audit Committee

The Audit Committee is composed of six independent directors and operates pursuant to a written charter. Our Audit Committee Charter is available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance—Committees. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act.

The Board of Directors has determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Marshall N. Carter is an “audit committee financial expert” within the meaning of the rules of the SEC.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee (“HR&CC”) is composed of four independent directors and operates pursuant to a written charter. Our HR&CC Charter is available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance—Committees.

HR&CC Interlocks and Insider Participation

In 2010, our HR&CC consisted of Duncan M. McFarland, James J. McNulty, Ricardo Salgado and Sir Brian Williamson. No member of the HR&CC is a current or former officer or employee of NYSE Euronext or any of its subsidiaries, with the exception of Sir Brian Williamson, who resigned as executive chairman of LIFFE, the predecessor of NYSE Liffe, in April 2003. There are no compensation committee interlocks (i.e., situations where an executive officer of NYSE Euronext serves on the board or compensation committee of another company and an executive officer of such company serves on our board or HR&CC).

Nominating and Governance Committee

The Nominating and Governance Committee is composed of four independent directors and operates pursuant to a written charter. The Nominating and Governance Committee Charter is available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance—Committees.

Our bylaws provide that the Nominating and Governance Committee must be composed of an equal number of U.S. domiciliaries and European domiciliaries.

The Nominating and Governance Committee is responsible for proposing a slate of directors for election by the stockholders. The Nominating and Governance Committee is responsible for proposing persons as candidates for the Board of Directors who, in the opinion of the committee, (i) meet the requirements related to Board composition set forth in the bylaws, (ii) are committed to serving the best interests of NYSE Euronext and (iii) can discharge the obligations of directors under the NYSE Euronext charter. As part of this process, the Nominating and Governance Committee reviews each incumbent director’s continued service on the Board of Directors on an annual basis.

The Nominating and Governance Committee considers each nominee on his or her individual merits, taking into account the needs of NYSE Euronext and the composition of the Board of Directors. Members of the Nominating and Governance Committee discuss and evaluate director candidates and may employ outside consultants to help identify director candidates. The Nominating and Governance Committee will consider nominees recommended by stockholders and the public on the same basis as it considers any other candidates.

The Nominating and Governance Committee selects director candidates on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, previous board or top-level management/leadership experience and ability to make independent analytical inquiries. See Election of Directors—Nominees for Election to the Board of Directors. The Nominating and Governance Committee also considers the skill sets and experiences of the existing directors and actively seeks to add directors who would bring additional relevant skill sets and experiences to the Board or would replace skill sets and experience lost through a director’s retirement. Subject to a determination of the Board as set forth in the Independence Policy, directors are required to be independent from listed companies and NYSE, NYSE Arca, Inc. and NYSE Amex LLC members under the Independence Policy established by the Board. At least three-fourths of the directors also must be independent from the management of NYSE Euronext and its subsidiaries in a manner comparable to the requirements of the NYSE governance standards for listed companies. Among other things, no independent director currently may be, or within the past three years may have been, an employee of NYSE Euronext or its subsidiaries, and independent directors must have no other material relationship with NYSE Euronext and its subsidiaries. In selecting director candidates, NYSE Euronext and its subsidiaries do not discriminate on the basis of race, color, religion, sex, sexual orientation, national origin, age, people with disabilities, marital status, citizenship, genetic predisposition or carrier status or any other characteristic protected by law. Our Candidate Nomination Policy, which contains the criteria for director candidates, is available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance—Board of Directors.

Stockholders and members of the public who wish to submit candidates for consideration should submit them in accordance with the procedures described under Other Matters—Director Nominations and Other Business below.

Technology Committee

The Technology Committee is composed of four directors and operates pursuant to a written charter. The Technology Committee Charter is available on our website at www.nyseeuronext.com under the heading Investor Relations—Corporate Governance—Committees.

Complaint Procedures for Accounting, Internal Accounting Controls or Auditing Matters

NYSE Euronext has adopted a global whistle-blowing policy to enable anyone who has a good-faith complaint regarding NYSE Euronext’s accounting, internal accounting controls or auditing matters to communicate that complaint directly to the Audit Committee. Employees of NYSE Euronext may do so on a confidential or anonymous basis. Anyone with complaints regarding accounting matters, internal accounting controls or auditing matters may report them to the NYSE Euronext’s chief compliance officer or directly to the Audit Committee by mail to NYSE Euronext, 20 Broad Street, 8th Floor, New York, New York 10005 or by email to ccereporting@nyx.com or through EthicsPoint, a third-party anonymous and confidential reporting website (www.ethicspoint.com) and telephone hotline (provided on the website).

Policy Regarding Communications with the Chairman, Independent Directors and the Board

We have adopted procedures for communicating with our chairman, independent directors and the Board of Directors as a whole. Any person may communicate in writing to NYSE Euronext’s chief compliance officer, the chairman of our Board of Directors, our independent directors as a group or our Board of Directors via regular mail addressed to NYSE Euronext, 11 Wall Street, New York, New York 10005. You may also send an email directly to the chief compliance officer at ccereporting@nyx.com, to the corporate secretary at corpsecy@nyx.com or to the chairman of the Board of Directors at chairman@nyx.com. All written submissions that appear to be good faith efforts to communicate with Board members about matters involving the interests of NYSE Euronext and our stockholders are collected and forwarded on a periodic basis to the Board of Directors along with a summary of our actions in response to such submissions. Communications that are not related to a director’s duties and responsibilities as a Board member may be excluded by the Office of the General Counsel. The directors to whom such information is addressed will be informed that the information has been removed and that it will be made available to such directors upon request. Matters related to regulatory functions of our U.S. securities exchanges are forwarded directly to NYSE Regulation, an indirect not-for-profit subsidiary of NYSE Euronext.

Compensation of Directors

Non-management directors of NYSE Euronext are compensated under our director compensation program, which is reviewed annually by the Nominating and Governance Committee and approved by the Board. The chairman, the deputy chairman and each of the other non-management members of the Board receives an annual fee of $450,000, $250,000 and $150,000, respectively. These fees are paid 50% in cash and 50% in restricted stock units (“RSUs”) granted under the NYSE Euronext Omnibus Incentive Plan, which are vested immediately upon grant. The cash portion generally is paid quarterly in arrears, and the RSUs generally are granted on the annual meeting date. The shares underlying the RSUs are delivered on a director’s retirement, resignation or other termination (other than for cause), unless the director timely elects to receive the shares in five annual installments following such termination. Prior to the delivery of the shares, directors receive dividend equivalents on the RSUs in respect of any cash dividends that our shareholders receive.

The chairman of the Audit Committee receives an additional annual fee of $25,000. The chairman of each of the Nominating and Governance Committee, the Technology Committee and the Human Resources and Compensation Committee, and each member of the Audit Committee, receives an additional annual fee of $10,000. The chairman and deputy chairman of the Board, however, are not eligible for any such additional fees. All such additional annual fees are paid entirely in cash on the same quarterly schedule in arrears as the cash portion of the Board fee.

Our non-management directors are reimbursed for their out-of-pocket travel expenses. In certain cases, as described below, our non-management directors who also serve as directors on the boards of our subsidiaries receive additional compensation for such service. We generally provide our non-U.S. based directors with reimbursement for tax advice and preparation services primarily related to additional tax obligations resulting from their compensation as directors.

The following table contains compensation information about the fees and other compensation paid to the members of the NYSE Euronext Board of Directors in the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
André Bergen(3)	$62,983	$56,250	$3,148	$122,381
Ellyn L. Brown(4)	125,000	75,000	10,184	210,184
Marshall N. Carter(5)	140,000	125,000	18,503	283,503
Patricia M. Cloherty	85,000	75,000	7,042	167,042
Sir George Cox	85,000	75,000	10,347	170,347
Sylvain Hefes	85,000	75,000	10,347	170,347
Jan-Michiel Hessels(6)	234,975	225,000	29,040	489,015
Dominique Hoënn(7)	67,791	0	1,800	69,591
Shirley Ann Jackson(8)	99,709	0	2,009	101,718
Duncan M. McFarland	75,000	75,000	10,184	160,184
James J. McNulty(9)	131,733	75,000	25,028	231,761
Baron Jean Peterbroeck(10)	24,709	0	1,800	26,509
Alice M. Rivlin(11)	28,004	0	2,009	30,013
Ricardo Salgado	75,000	75,000	10,347	160,347
Robert G. Scott(3)	79,708	69,708	2,793	152,209
Jackson P. Tai(3)	62,500	62,500	2,148	127,148
Jean-François Théodore(12)	75,000	75,000	3,865	153,865
Rijnhard van Tets(13)	140,195	75,000	20,834	236,029
Sir Brian Williamson(14)	93,267	75,000	12,674	180,941

(1)	This column represents the aggregate grant date fair value of RSUs granted to the directors in 2010, computed in accordance with FASB ASC Topic 718. For further information on how we account for stock-based compensation, please see Notes 2 and 10 to the consolidated financial statements included in NYSE Euronext’s 2010 Annual Report on Form 10-K.

(2)	This column includes dividend equivalents paid to directors on their RSUs as follows: Mr. Bergen ($2,148), Ms. Brown ($10,184), Mr. Carter ($18,503), Ms. Cloherty ($7,042), Sir George ($9,347), Mr. Hefes ($9,347), Mr. Hessels ($28,040), Mr. Hoënn ($1,800), Dr. Jackson ($2,009), Mr. McFarland ($10,184), Mr. McNulty ($25,028), Baron Peterbroeck ($1,800), Dr. Rivlin ($2,009), Mr. Salgado ($9,347), Mr. Scott ($2,793), Mr. Tai ($2,148), Mr. Théodore ($2,865), Mr. van Tets ($9,347) and Sir Brian ($9,347).

(3)	Mr. Scott joined the NYSE Euronext Board of Directors on February 4, 2010, and Messrs. Bergen and Tai joined the NYSE Euronext Board of Directors on April 29, 2010. Their compensation for 2010 was pro-rated accordingly.

(4)	Fees Earned or Paid in Cash includes a fee of $50,000 paid to Ms. Brown for her service on the board of directors of NYSE Regulation.

(5)	Fees Earned or Paid in Cash includes a fee of $15,000 paid to Mr. Carter for his service on the board of directors of NYSE Liffe U.S.

(6)	Fees Earned or Paid in Cash includes a fee of $9,975 paid to Mr. Hessels for his service on the supervisory board of Euronext Amsterdam N.V. This payment reflects the dollar equivalent of the amount paid in euros, based on $1.33 per euro which was the average exchange rate for 2010.

(7)	Fees Earned or Paid in Cash includes $2,500 paid to Mr. Hoënn for his service as chairman of the Audit Committee. Fees Earned or Paid in Cash also includes $38,570 paid to Mr Hoënn for his service as vice chair of the Euronext supervisory board and chairman of the Euronext audit committee and includes payment for services in 2010 as a member of the Comité d’Orientation of Euronext Paris S.A. These payments reflect the dollar equivalent of the amounts paid in euros, based on $1.33 per euro which was the average exchange rate for 2010. Mr. Hoënn did not stand for re-election at the 2010 annual meeting, and his compensation for his service on the Board was pro-rated accordingly.

(8)	Fees Earned or Paid in Cash for Dr. Jackson includes $75,000 for her service as member and chairman of the NYSE Regulation board of directors. Dr. Jackson did not stand for re-election at the 2010 annual meeting, and her compensation for her service on the Board was pro-rated accordingly.

(9)	Mr McNulty joined the Human Resources and Compensation Committee as its chairman on April 29, 2010 and compensation for his service as chairman was pro-rated accordingly. Fees Earned or Paid in Cash for Mr. McNulty includes $50,000 for his service as chairman of NYSE Liffe U.S. In addition, in 2010, NYSE Euronext paid $483,169 in fees and expenses incurred by Mr. McNulty’s legal advisers relating to the tax consequences of the premature delivery of shares prior to the applicable payment date, as described in our proxy statement for our 2010 annual meeting under Section 16(a) Beneficial Ownership Reporting Compliance.

(10)	Baron Peterbroeck did not stand for re-election at the 2010 annual meeting, and his compensation for 2010 was pro-rated accordingly.

(11)	Fees Earned or Paid in Cash for Ms. Rivlin includes $2,500 for her service as chairman of the Nominating and Governance Committee. Ms. Rivlin did not stand for re-election at the 2010 annual meeting, and her compensation for 2010 was pro-rated accordingly.

(12)	Mr. Théodore is not standing for re-election at the Annual Meeting.

(13)	Fees Earned or Paid in Cash includes $39,900 for Mr. van Tet’s service as chairman of the Euronext supervisory board, $5,320 for his service as a member of the Euronext audit committee and $9,975 for his service as chairman of the supervisory board of Euronext Amsterdam N.V. These payments reflect the dollar equivalent of the amounts paid in euros, based on $1.33 per euro which was the average exchange rate for 2010. All Other Compensation consists of the amounts described in footnote 2, $10,487 as payment of VAT for payments in the Netherlands and $1,000 paid in connection with tax advice and preparation services.

(14)	Sir Brian stepped down as the chairman of the Human Resources and Compensation Committee on April 29, 2010, and the compensation for his service as chairman of the committee was pro-rated accordingly. All Other Compensation for Sir Brian includes the amounts described in footnote 2, $2,327 as payment of VAT and $1,000 paid in connection with tax advice and preparation services.

The following table sets forth the number of outstanding RSUs held by each of our non-employee directors as of December 31, 2010. These RSUs are fully vested, but the shares underlying the RSUs have not yet been delivered.

Name	Number of RSUs Outstanding
André Bergen	2,387
Ellyn L. Brown	9,083
Marshall N. Carter	16,414
Patricia M. Cloherty	6,465
Sir George Cox	8,386
Sylvain Hefes	8,386
Jan-Michiel Hessels	25,157
Dominique Hoënn(1)	0
Shirley Ann Jackson(1)	0
Duncan M. McFarland	9,083
James J. McNulty(2)	21,453
Baron Jean Peterbroeck(1)	0
Alice M. Rivlin(1)	0
Ricardo Salgado	8,386
Robert G. Scott	2,916
Jackson P. Tai	2,387
Jean-François Théodore	2,984
Rijnhard van Tets	8,386
Sir Brian Williamson	8,386

(1)	Mr. Hoënn, Ms. Jackson, Baron Peterbroeck and Ms. Rivlin did not stand for re-election at the 2010 annual meeting.

(2)	Includes 12,370 RSUs granted to Mr. McNulty for his service as a member of the Archipelago Holdings, Inc. board of directors prior to the Archipelago/NYSE combination in 2006.

Considerations of Diversity in the Nominations Process

The Nominating and Governance Committee considers diversity in identifying nominees to serve as directors of NYSE Euronext. Although the Nominating and Governance Committee does not have a formal diversity policy, our Candidate Nomination Policy states that the Nominating and Governance Committee believes that director candidates must have “[d]iversity of personal, professional and cultural experience.” As described above under Election of Directors—Nominees for Election to the Board of Directors, the committee makes an assessment of the specific experience, qualifications, attributes and skills of each director nominee, and one of the factors that the committee considers in making this assessment is the extent to which the candidate demonstrates the desired diversity of personal, professional and cultural experiences among the director nominees.

In addition, our Candidate Nomination Policy contains a non-discrimination provision that states that “[i]n selecting director candidates, NYSE Euronext and its subsidiaries do not discriminate on the basis of race, color, religion, sex, sexual orientation, national origin, age, people with disabilities, marital status, citizenship, genetic predisposition or carrier status, or any other characteristic protected by law.” The committee at all times abides by such non-discrimination provision in the selection and recommendation of director nominees.

Board Leadership Structure and Board’s Role in Risk Oversight

The leadership structure of the Board of Directors is dictated, in part, by our bylaws, which require that either (i) the chairman of the Board of Directors be a U.S. person and the chief executive officer be a European person or (ii) the chairman of the Board of Directors be a European person and the chief executive officer be a U.S. person. Accordingly, we have separated the role of chairman and chief executive officer. We believe that this is the best structure for a company, such as ours, which is the culmination of a merger between two robust organizations operating in the United States and Europe, to become a global, integrated company. This structure also provides for independent oversight of management at the Board leadership level.

The Company has a comprehensive risk management process that is ultimately overseen by the Board. The Company formed a Business Risk Group that is comprised of key individuals from across the Company’s geographic and business units. The Business Risk Group is responsible for identifying, aggregating and escalating the most significant risks across the Company for periodic discussion with the management committee and Board of Directors. In the execution of its responsibilities, the Business Risk Group looks at external and internal challenges facing the Company, including relevant strategic, operational, financial and compliance risks. Throughout this process, the Business Risk Group identifies key risk drivers and reviews the potential likelihood, possible magnitude and importance of risks. The Business Risk Group also provides suggestions on how to mitigate such risks and assigns appropriate senior executives to act as risk managers.

The Business Risk Group also partners with the Company’s global risk and audit services group (“RAS”) to create the proper framework and process for risk identification. RAS is led by the Company’s general auditor, who reports directly to the Audit Committee of the Company. RAS provides independent objective assurance and other services to assist management (including the Business Risk Group) and the Board in risk assessment and ensures appropriate escalation and accurate disclosure of risk matters. In addition, the Board receives reports from the general auditor regarding the risk assessment process, and the Audit Committee receives the results of reviews and internal audits of the process and underlying risk factors and monitors the appropriate disclosure of such risks to investors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based on our records, and written representations and other information that we received during this fiscal year, we believe that during fiscal 2010 all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information, as of March 1, 2011, regarding the beneficial ownership of shares of NYSE Euronext common stock by:

•	each person who is known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	our directors and executive officers as a group.

Unless otherwise indicated, the business address of our directors and named executive officers is 11 Wall Street, New York, New York 10005. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. The table includes shares underlying vested RSUs held by our directors and RSUs held by our named executives that are scheduled to vest within 60 days. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of our common stock shown as beneficially owned by that stockholder. Unless otherwise indicated, no shares have been pledged as security.

Name and Address of Beneficial Owner	Number of Shares of Common Stock		Percentage of Class
5% Holder
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	19,061,070	(1)	7.3%

Directors
Jan-Michiel Hessels	25,157	(2)	*
Marshall N. Carter	16,514	(3)	*
Duncan L Niederauer**	182,201	(4)	*
André Bergen	2,387	(2)	*
Ellyn L. Brown	9,083	(2)	*
Patricia M. Cloherty	6,465	(2)	*
Sir George Cox	8,386	(2)	*
Sylvain Hefes	8,386	(2)	*
Duncan M. McFarland	11,083	(5)	*
James J. McNulty	38,453	(6)	*
Ricardo Salgado	8,386	(2)	*
Robert G. Scott	2,916	(2)	*
Jackson P. Tai	2,387	(2)	*
Jean-François Théodore	164,219	(7)	*
Rijnhard van Tets	8,386	(2)	*
Sir Brian Williamson	8,386	(2)	*

Named Executive Officers
Dominique Cerutti	7,171	(2)	*
Lawrence E. Leibowitz	67,688	(8)	*
Michael S. Geltzeiler	11,163		*
John K. Halvey	81,763	(9)	*
Roland Gaston-Bellegarde	76,266	(10)	*
Directors and executive officers as a group	846,638		0.3%

(1)	As of December 31, 2010, based on information set forth in the Schedule 13G filed February 14, 2010 by T. Rowe Price Associates, Inc. The Schedule 13G discloses that T. Rowe Price Associates, Inc. has sole dispositive power over 19,061,070 shares and sole voting power over 4,813,090 of these shares.

(2)	Reflects shares underlying RSUs.

(3)	Includes 16,414 shares underlying RSUs.

(4)	Includes 58,918 shares underlying RSUs.

(5)	Includes 9,083 shares underlying RSUs.

(6)	Includes 21,453 shares underlying RSUs.

(7)	Includes 2,984 shares underlying RSUs.

(8)	Includes 41,243 shares underlying RSUs.

(9)	Includes 47,016 shares underlying RSUs.

(10)	Includes 37,669 shares underlying RSUs.

*	Less than 1% of the class.

**	Also a named executive officer.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report

The Human Resources and Compensation Committee of the Board (the “HR&CC”) reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management, with Towers Watson (the HR&CC’s outside compensation consultant) and with counsel. Based on such review and discussions, the HR&CC recommended to the Board that the CD&A be included in this proxy statement.

Members of the HR&CC:

James J. McNulty, Chair

Duncan M. McFarland

Ricardo Salgado

Sir Brian Williamson

Compensation Discussion and Analysis

This CD&A describes the principles, policies and practices that informed our executive compensation program for 2010 and explains the application of these principles, policies and practices to six of our executive officers: our chief executive officer, our president and deputy chief executive officer, our chief financial officer and our three other most highly compensated executives. These six executives are named in the 2010 Summary Compensation Table that follows this CD&A, and we refer to them as our “named executives.”

Our company is complex and unique and has a global reach and these attributes influence our approach to executive compensation. Our 2010 executive compensation program was designed to reward our named executives for their significant contributions to our success, including the achievement of the key initiatives described below. In 2010, we continued to diversify our business model, focusing on new initiatives and growth areas to deliver value through all business cycles and further expand our business as a world-class technology solutions provider. We embarked on several key initiatives to support our three segments of Derivatives, Cash Trading and Listing, and Information Services and Technology Solutions. In our Derivatives segment, our key initiatives in 2010 related to focusing on capturing market growth in the U.S. options market and the growth of our clearing operations, which we expect will become an increasingly important part of our business. We announced two new European clearing houses which are expected to be completed in 2012, subject to regulatory approval. In our Cash Trading and Listing segment, we stabilized our market share in the U.S. and European cash markets and announced and began implementing our new European clearing strategy. We also continued to develop our listing services and advocacy, including through acquisitions, increasing our share of the initial public offering market. Our Information Services and Technology segment exhibited growth, and in 2010 we launched two new world class data centers. During 2010, we also strengthened our globally integrated and scalable universal trading platform and our unrivaled global connectivity network through the migration of several of our markets to the universal trading platform, which provides seamless, high-performance trading across asset classes and global geographies, and the establishment of strategic, long-term partnerships with other exchanges.

We face increasing competition from a variety of sources, as the methods by which capital markets can be formed and operated continue to expand, and as the services that these markets require proliferate. In particular, recent trends towards the liberalization and globalization of world capital markets have resulted in greater mobility of capital, greater international participation in local markets and more competition among markets in different geographical areas. As a result, global competition among listing venues, trading markets and other execution venues has become more intense. We require a dynamic, globally integrated, technologically skilled and entrepreneurial management team to accomplish our goals and remain competitive within our industry.

Executive Summary

Relationship between compensation and company performance

Our compensation program for our named executives is designed to link the executives’ compensation as closely as possible with the Company’s performance and thereby to align the executives’ interests with those of our shareholders. The Company attempted to achieve this in 2010 through the following core elements of our compensation program:

•

As described more fully below, we adopted EBITDA, which we believe to be the best indicator of financial performance as it allows us to focus on core operating profitability, as the financial measure to determine the size of the annual bonus pool that is used to fund the bonuses paid globally to our employees, including to our named executives;

•	We continued to tie compensation to company and individual performance in 2010 through the use of variable compensation components; and

•	We continued to award a significant portion of compensation in equity, which holds executives accountable for annual and longer-term company performance.

Despite the challenging market conditions in which we continue to operate, our management team delivered the following results in 2010:

•

Reported year-over-year increases in net revenue (1%), operating income (4%), EBITDA (4.4%), total shareholder return (22.5%) and diluted earnings per share (2.5%) despite the negative impact of currency fluctuations and the challenging trading volume environment in the second-half of 2010;

•	Continued to focus on new business initiatives to drive future growth;

•	Reduced fixed costs by $113 million year-over-year after excluding the impact of foreign currency fluctuations, acquisitions and divestitures and new initiatives;

•	Significantly reduced capital expenditures from $497 million in 2009 to $305 million in 2010;

•	Reduced leverage ratio (total debt to EBITDA) year-over-year from 2.6 to 2.2;

•	Optimized the current business portfolio by divesting stakes in non-core companies and selling stakes in NYSE Liffe U.S., NYSE Euronext’s U.S. futures platform;

•	Lowered our effective tax rate from 27.5% to 26.5%; and

•	Achieved a “stable” outlook from S&P and Moody’s.

Compensation actions taken in 2010

The following significant compensation actions taken in 2010 reward our named executives for their contributions to the Company’s financial performance in 2010 and the achievement of the key initiatives discussed above. These compensation actions were consistent with our compensation philosophy of tying our named executives’ compensation to the Company’s performance:

•	Froze base salaries for all named executives for the third year in a row;

•

Implemented an annual performance bonus pool funded based on a specified percentage of EBITDA, thereby strengthening the link between the Company’s performance and the amounts of the annual bonus payments;

•

Subjected the annual bonus payments to a threshold and maximum payout. The threshold ensures that no payments are made if the minimum performance level is not achieved, and the maximum payout ensures that participants are not incentivized to take unnecessary or excessive risks;

•

Delivered half of our executives’ annual performance bonuses, and their entire equity grants under the long-term incentive program (“LTIP”), in time-vesting RSU awards, thereby both tying a significant portion of compensation to the Company’s long-term performance and enhancing retention; and

•

Amended our equity-based compensation plans to authorize participants to receive dividend equivalents on certain stock-based awards, including RSUs, making the interests of our named executives and other plan participants consistent with those of our shareholders.

Objectives and Design of the Compensation Program

Guiding Principles

We have designed our management compensation program to reflect the following guiding principles:

•	Build long-term value for shareholders by attracting, retaining and incentivizing talented executives with competitive compensation packages;

•	Maintain a strong ownership culture and align executive compensation with shareholder interests through direct participation in long-term stock performance;

•

Deliver compensation pursuant to a consistent global philosophy that emphasizes shared goals linked to company, business unit and individual performance, while remaining responsive to local market conditions;

•

Encourage and reward robust company and business unit performance with an annual bonus program that incorporates a strong pay for performance relationship, in particular through the use of financial performance metrics (for 2010, EBITDA) to determine the size of the annual bonus pool used to fund annual bonus payments and through the consideration of qualitative and quantitative performance outcomes in determining individual bonus amounts;

•	Reward corporate, operating unit and individual factors that support our culture, such as individual excellence, integrity, innovation, customer focus, teamwork and emphasis on diversity; and

•	Promote transparency and accountability through the use of straightforward compensation components.

Elements of Executive Compensation

To implement our guiding principles, our executive compensation program for 2010 comprised three basic elements:

•	Base salary to attract and retain highly talented, dedicated and results-oriented executives;

•

Annual performance bonus, the grant and ultimate value of which is strongly linked to company and individual performance and short- and long-term value for shareholders. The size of the bonus, which was granted in February 2011, was tied to the Company’s performance in 2010 utilizing EBITDA as our key financial measure to determine bonus pool funding and to the executive’s performance through the application of discretion in consideration of the individual’s contributions to the business. A significant portion of the bonus is paid in equity, which further ties the bonus to longer-term performance. This design fosters our pay-for-performance compensation philosophy, ensures focus on both short-term and long-term success of the Company and strongly aligns the interests of our senior management team with those of our shareholders; and

•

Annual grants, made in February 2010, of long-term equity awards in the form of RSUs that cliff vest on the third anniversary of the grant date, to foster an ownership culture and to provide executives with a direct investment in the long-term success and growth of the Company.

Each of these elements is discussed in detail below.

Compensation Process and Market Comparisons

Compensation Decision Process

Independence considerations in compensation process

The Company believes that the independence of each member of the HR&CC is instrumental to the committee’s ability to carry out its responsibilities, including determining the amount and structure of compensation paid to the named executives and administering the Company’s equity-based compensation plans. The independence of the HR&CC also reinforces the values of accountability and transparency in the compensation process.

To maintain the independence of our not-for-profit subsidiary, NYSE Regulation, the compensation of its executives is determined solely by its board of directors, and the executives of NYSE Regulation do not participate in certain of our general compensation programs, including our equity-based compensation plans. The HR&CC advises and assists the NYSE Regulation board at its request concerning executive compensation policies and procedures, and we believe that the compensation philosophies of the HR&CC and the NYSE Regulation board are consistent. None of our current named executives is an executive of NYSE Regulation.

Role of CEO and management in determining compensation

Executive compensation decisions are made within the HR&CC’s discretion; however, to make these decisions the committee seeks input from management and guidance from its independent compensation consultant. None of the Company’s executives has any direct role in determining the amount of his or her compensation. Our chief executive officer recommends compensation packages for our named executives, other than himself. His assessment of each executive is based on the executive’s achievement of business or functional results (as appropriate) as well as the management team’s collective achievement of strategic priorities. For a further discussion of each named executive’s contribution, see Annual Performance Bonus—Individual bonus amounts.

Independence of compensation consultant and role in determining compensation

The HR&CC has retained Towers Watson (formerly known as Watson Wyatt), an independent compensation consultant, to provide the committee with guidance and services relating to executive pay. Towers Watson provides various analyses, as directed by the committee, as well as recommendations regarding executive compensation philosophy and design, including the selection of the companies that comprise the peer groups that the HR&CC uses for market compensation data.1

Risk assessment

Towers Watson conducted an assessment of the features of the Company’s executive and employee compensation programs to determine whether any material risks to the Company could result from the design of any of these specific features. This review was undertaken independently under the purview of the HR&CC, although Towers Watson worked with members of management to gather compensation plans and review processes.

[1]	Prior to Towers Perrin’s merger with Watson Wyatt, a unit of Towers Perrin was engaged by NYSE Euronext to facilitate an employee attitude survey. Although the amount of the fees paid to this unit in 2010 ($84,233) is below the SEC disclosure threshold, we are disclosing them in the interest of full transparency. As both the HR&CC and the consultant have implemented procedures and protocols to ensure the impartiality and accountability of the consultant, the HR&CC does not believe that the receipt of these fees impacts the independence of its consultant or the objectivity of the advice that it receives.

The HR&CC considered the findings of the assessment and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business and risk management strategy and do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the HR&CC considered the following attributes of the programs:

•	The balance between short- and long-term incentives and between fixed and variable compensation;

•

The consideration of the executive officers’ collective accomplishments, each executive’s individual achievements and, where applicable, the financial health of the executive’s business unit, reduces both business and compensation risk by focusing our executives’ attention on long-term growth strategies that ensure the health of our operations (for additional information on these factors see Annual Performance Bonus—Individual bonus amounts);

•

The HR&CC’s assessment of the executives’ performance takes into account these performance outcomes while appropriately applying discretion, thereby ensuring that the determination of compensation is based on objective financial performance criteria; and

•

Incentive compensation that is paid over an extended period and with a large component paid in full value equity awards with vesting conditions, the ultimate value of which is realized through long-term appreciation of shareholder value.

Shareholder advisory vote on compensation of named executives

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our shareholders with an advisory vote to approve the compensation of our named executives, as disclosed in this proxy statement, including this CD&A and the tables and narrative disclosure that follow (see Proposal No. 4—Advisory Vote on Executive Compensation). We seek your support and believe that it is appropriate because, as further detailed in this CD&A, we have a comprehensive executive compensation program that is designed to link our executives’ compensation as closely as possible with the Company’s performance and to align the executives’ interests with yours as shareholders. For example, we deliver a significant percentage of total compensation in performance-based and long-term incentive awards. We continually monitor our executive compensation program and modify it as needed to strengthen this link between compensation and performance and to reflect the dynamic, global marketplace in which we compete for executive talent. Although, as an advisory vote, this proposal is not binding on the Company, the HR&CC will carefully consider the shareholder vote on this matter at its next meeting. Our Board unanimously recommends that you vote FOR this proposal.

Peer Groups

Peer groups are used to provide the HR&CC with insights into the markets within which we compete for executive talent. Results from studies of the peer groups guide, but do not dictate, the committee’s decisions regarding pay level and design architecture. The committee believes that its approach of not targeting a specified pay percentile but rather allowing the relative level and design of the programs to inform pay decisions is appropriate given the global nature and diverse skills and experience of our management team.

Due to the evolving nature of our company, the HR&CC has examined two peer groups. To reflect our historical foundation as a traditional exchange business, the HR&CC constructed an exchange industry peer group consisting of exchange companies (the “Exchange Peer Group”). We are also entrepreneurial and innovative and committed to emerging as a world-class technology solutions provider, so the HR&CC also constructed a global peer group consisting of companies that similarly leverage technology and/or serve the financial services industry on a global basis (the “Global Peer Group”). The companies comprising each peer group are set forth below.

Annually, with the assistance of Towers Watson, the HR&CC reviews these peer groups and ensures their continued applicability. As a result of this review, in 2009, the HR&CC made significant changes to both peer groups. In 2010, there were no changes to the composition of either peer group. Additionally, with the assistance of Towers Watson, the HR&CC has developed an investment bank and private equity comparator group, which is referenced by the HR&CC from time to time when assessing specific attributes of the Company’s compensation program or for compensation design purposes.

The Exchange Peer Group consists of publicly traded global marketplaces that are direct competitors of NYSE Euronext. The 2010 composition of the Exchange Peer Group is as follows:

ASX Limited	IntercontinentalExchange, Inc.
CME Group Inc.	London Stock Exchange Group plc
Deutsche Börse AG	Singapore Exchange Limited
Hong Kong Exchanges and Clearing Limited	The NASDAQ OMX Group, Inc.
ICAP plc	TMX Group Inc.
Interactive Brokers Group, Inc.

The Global Peer Group consists of a blend of U.S. and non-U.S. domiciled companies that have a global reach, in addition to having characteristics such as brand name recognition, regulatory compliance obligations and a technology-dependent business component. The 2010 composition of the Global Peer Group is as follows:

Accenture	ING Groep N.V.
AEGON N.V.	Oracle Corporation
Automatic Data Processing, Inc.	Prudential Financial, Inc.
Barclays PLC	SAP AG
BlackRock, Inc.	Société Générale Group
BNP Paribas	State Street Corporation
Fiserv, Inc.	The Progressive Corporation
Genworth Financial, Inc.	Visa Inc.

“Pay Mix”

We believe that the mix of cash and equity awards should provide an appropriate balance between fixed and variable, cash and equity and short- and long-term pay elements. This practice holds executives accountable for annual and longer-term performance and mitigates risk taking by removing focus from short-term performance. Accordingly, while it does not target specified percentages, the HR&CC seeks to allocate a greater portion of compensation to variable and equity-based pay than it allocates to cash, particularly salary.

The HR&CC commissioned Towers Watson to conduct an analysis comparing the 2009 pay mix of our named executives against that of the Exchange Peer Group and the Global Peer Group. As summarized in the charts below, the analysis compared our named executives’ 2009 base salaries, 2009 bonuses (paid in 2010) and February 2010 LTIP grants with the base salaries, cash bonuses and equity-based awards of the peers’ named executives as disclosed in the peers’ proxy statements filed in 2010. The first chart compares the pay mix of our chief executive officer with that of the chief executive officers of the peer groups, and the second chart compares the aggregate pay mix of our other named executives with that of the peers’ other named executives. The analysis demonstrates that the relationship between the fixed and variable components of our compensation is generally consistent with that of our peers. In addition, our named executives received more of their compensation in the form of long-term equity-based compensation than did the peers’ named executives. The HR&CC believes that compensating the named executives in this manner is a leading industry practice.

(1)	For the CEO role, the analysis excludes Aegon N.V., BNP Paribas, ING Groep N.V. and Société Générale Group from the Global Peer Group and excludes Deutsche Börse AG, Hong Kong Exchanges and Clearing Limited and Interactive Brokers Group, Inc. from the Exchange Peer Group, as these companies did not grant short- or long-term incentive awards.

(2)	For the Other NEOs, named executives from the following companies (but not necessarily all named executives from each company) were excluded from the analysis, as these companies did not grant short- or long-term incentive awards: Aegon N.V., Barclays PLC, BNP Paribas, ING Groep N.V. and Société Générale Group from the Global Peer Group and Deutsche Börse AG, Hong Kong Exchanges and Clearing Limited and Interactive Brokers Group, Inc. from the Exchange Peer Group.

Elements of Compensation

Overview

The principal elements of our compensation program are base salary, annual performance bonus (cash and equity components), equity grants in the form of RSUs under our LTIP, employee benefits, termination benefits and change in control protection.

Base Salary

We establish base salaries at levels that we believe are commensurate with each named executive’s title, position and experience, recognizing that each named executive is managing a component of a complex global company. The salary level for each title was developed taking into account historic salary practices, appropriate differentiation among titles, the desire to achieve a global compensation program with compensation processes that are consistent across geographic locations, and general views of competitive practice. For our chief executive officer, salary was set at $1,000,000, and for our president and deputy chief executive officer, salary was set at €675,000. Salaries for group executive vice presidents were set at $750,000 or €500,000. In each case, salaries are denominated in dollars or euros based on the executive’s location, and the rates are designed to be roughly equivalent in light of prevailing exchange rates.

We did not increase the salary level for any named executive in 2010 from 2009. The following table summarizes the annual salary levels for 2008, 2009 and 2010.

Annual Salary

Name	Year	Salary(1)
Duncan L. Niederauer	2010	$1,000,000
Chief Executive Officer	2009	1,000,000
	2008	1,000,000

Dominique Cerutti	2010	€675,000	(2)
President and Deputy	2009	675,000	(2)
Chief Executive Officer

Michael S. Geltzeiler	2010	$750,000
Group Executive Vice	2009	750,000
President and Chief	2008	750,000
Financial Officer

Lawrence E. Leibowitz	2010	$750,000
Chief Operating Officer	2009	750,000
	2008	750,000

John K. Halvey	2010	$750,000
Group Executive Vice	2009	750,000
President and	2008	750,000
General Counsel

Roland Gaston-Bellegarde	2010	€500,004	(2)
Group Executive Vice	2009	500,004	(2)
President and Head of	2008	500,004	(2)
European Execution

(1)	Amounts represent annual base salary rates and differ from certain of the salary amounts in the 2010 Summary Compensation Table, which vary depending on the named executive’s length of service in a given year.

(2)	Amounts for Messrs. Cerutti and Gaston-Bellegarde are denominated in local currency. Between 2008 and 2010, there have been material fluctuations in exchange rates. For this reason, we feel that presentation in euros better reflects these named executives’ overall compensation. Expressed in dollars, Mr. Cerutti’s annual base salary rate was $897,750 and $938,250 in 2010 and 2009, respectively, and Mr. Gaston-Bellegarde’s annual base salary rate was $665,005, $695,006 and $735,006 in 2010, 2009 and 2008, respectively. For 2010, 2009 and 2008, the applicable exchange rates were $1.33, $1.39 and $1.47 per euro, respectively.

Annual Performance Bonus

The second principal element of our compensation system is an annual performance bonus program under which the named executives are eligible to earn annual bonuses paid half in cash and half in equity awards in the form of time-vesting RSUs. Both the cash and equity portions of the annual bonus incentivize the participants to attain short-term individual, business unit and company performance outcomes. The equity portion has the additional purpose of aligning the participants’ incentives with the interests of our shareholders over a longer period.

The annual bonus pool, in the amount determined for each year, is used to fund the participants’ bonuses for that year. The amount of the pool historically has been determined by the HR&CC after considering management’s recommendation, in light of the Company’s performance and the economic climate. Due to a desire for a stronger link between the Company’s performance and the funding of the annual bonus pool, we adopted a single financial measure, EBITDA, as described below, to determine bonus pool funding for 2010.

2010 bonus pool

The shift to using EBITDA as the metric for determining the amount of the annual bonus pool for 2010 strengthens the link between the Company’s performance and the funding of the pool by enhancing the objectivity of the compensation process and eliminating any undesired effects of financing, capital structure, tax strategies and depreciation and amortization policies on the amount of the pool and by focusing on the Company’s core operating profitability.

In 2010, we calculated the EBITDA performance measure by adding certain charges and expenses, to the extent deducted from our revenues in determining our operating income, to the amount of our operating income, in each case as reported in our audited financial statements. These charges and expenses may include:

•	depreciation and amortization;

•	impairment charges on goodwill, other intangible assets, property and equipment, and other long-lived assets;

•

expenses incurred in connection with exiting activities (including costs of severance and termination benefits, costs to consolidate or relocate plant and office facilities, and other restructuring charges incurred in connection with the elimination or reduction of product lines);

•

expenses incurred in connection with business combinations, the creation of joint ventures or divestitures, including direct costs (e.g., banking, legal and accounting fees) and out-of-pocket or incremental costs directly associated with such activities;

•	litigation settlements;

•	gains and losses that result from the adoption of new accounting principles; and

•	extraordinary, non-recurring or unusual gains and losses.

In February 2010, the HR&CC determined that for 2010 the amount of the global bonus pool, which funds the annual bonuses paid to all our eligible employees, should be calculated based on a specified percentage of EBITDA, as adjusted to reflect the outsourcing of certain regulatory functions to FINRA, which resulted in fewer participants in the pool. The amount of the global bonus pool was subject to an EBITDA threshold of $836 million, such that no participant would have been eligible for any bonus for 2010 had EBITDA been less than such amount. If EBITDA had been at least $836 million and less than $1.015 billion, the amount of the global bonus pool would have equaled 10% of EBITDA. If EBITDA had been at least $1.015 billion and less than $1.373 billion, which was the case, the amount of the global bonus pool would have equaled 11% of EBITDA. If EBITDA had been at least $1.373 billion, the amount of the bonus pool would have equaled 12% of EBITDA. No additional bonus pool funding would have resulted had EBITDA exceeded $1.552 billion, which effectively capped the amount of the global bonus pool at $186 million (i.e., 12% of $1.552 billion). EBITDA for 2010 was $1.114 billion which resulted in a pre-adjusted funding amount of $122.5 million. This amount was adjusted, as described above, to arrive at the actual 2010 bonus pool of $116.0 million, a portion of which was distributed to eligible employees in time-vesting RSUs (ranging from 0% to 50% based on the eligible employee’s total compensation) and the remainder of which was distributed in cash. As described in more detail below, the amount of each named executive’s 2010 bonus was determined by the HR&CC on a discretionary basis with input from Mr. Niederauer (except with respect to his own bonus) after considering the executive’s contributions as indicated by the collective and individual accomplishments of the named executives.

Individual bonus amounts

Although the bonus pool is funded based on the formula described above, the distribution of that pool to individuals is discretionary. The following is a summary of the business-related outcomes that were considered when making individual bonus determinations for each named executive for 2010, including a discussion of the collective and individual accomplishments of the named executives. These amounts, along with the amounts of the named executives’ bonuses for 2009 and 2008, as applicable, are set forth in the “Annual Performance Bonus” table at the end of this section.

Mr. Niederauer. The Board of Directors concurred with the HR&CC’s recommendation to award Mr. Niederauer an annual performance bonus based on the HR&CC’s consideration of the following outcomes:

•	the general financial health of the Company, including the year-over-year increase of 4.4% in EBITDA (the bonus funding mechanism), 22.5% in total shareholder return and 2.5% in earnings per share;

•	the collective and individual 2010 accomplishments of the members of the management committee (as discussed below);

•	Mr. Niederauer’s relationship with the Board and the other members of the management team, including his ability to attract, retain and motivate talented executives; and

•	the overall leadership and strategic vision that Mr. Niederauer displayed throughout the year both within the Company and to the market.

Other named executives. Mr. Niederauer recommended to the HR&CC, and the HR&CC approved, 2010 bonuses for the named executives other than himself. Although no formula was used to determine each executive’s bonus, the HR&CC considered, and the amounts of these bonuses were influenced by, outcomes in 2010 categorized as:

•	the management committee members’ collective accomplishments;

•	each executive’s individual achievements, as determined through the use of qualitative performance guidelines; and

•	for each of Messrs. Cerutti, Leibowitz and Gaston-Bellegarde, as business unit heads, the general financial health of his business unit.

The following is a summary of the management committee’s collective accomplishments that the HR&CC considered holistically in assessing team performance:

•	the general financial health of the Company, based on the results discussed above for Mr. Niederauer’s bonus;

•	fostering our culture of innovation, including through communications and recognizing and rewarding innovations; and

•	improving management leadership and client and employee relations.

The following is a summary of the executives’ individual accomplishments that the HR&CC considered, together with this team performance, in assessing Mr. Niederauer’s recommendation regarding each executive’s bonus amount:

Mr. Cerutti. NYSE Technologies and Internal Technology delivered the following results:

•	managed the continued universal trading platform and data center migrations on time and under budget and remained on track with the global project plan;

•	grew business sector revenues;

•	validated and initiated our community strategy to capitalize on our technology assets, services and products; and

•	built momentum for outsourcing of trading infrastructures by our clients.

Additionally, Mr. Cerutti maintained relationships with critical European policymakers.

Mr. Leibowitz. Global Listings, European Cash and United States Cash delivered the following results:

•	stabilized the core equities franchises in the United States and Europe in terms of market share and pricing;

•	continued strong momentum in listings, including successfully building the IPO pipeline and winning transfers of prominent issuers from key competitor listing venues;

•	developed relations with important executives to complement our community strategy, foster our brand and build depth in client relationships; and

•	oversaw the outsourcing of certain regulatory functions to FINRA to help mitigate market fragmentation.

In addition, Mr. Leibowitz helped guide our market structure reform philosophy and shepherded significant U.S. regulatory and government relationships related to technology and market structure.

Mr. Geltzeiler. Global Finance delivered the following results:

•	launched new business segment reporting structure, and successfully communicated the change to shareholders and analysts;

•

improved the overall financial health of the organization by managing fixed expenses below the bottom end of the cost guidance, reduced our effective tax rate, reduced debt, solidified our credit ratings at “A” or above, and reduced finance management costs; and

•	in concert with others, implemented an investment review process and managed the execution of new business initiatives.

Mr. Halvey. Legal and Government Affairs delivered the following results:

•

implemented key policies and manuals, including a global IP policy and the trademark and copyright manual, and established the IP Rights Committee and policies regarding IP ownership and trademark maintenance;

•	managed complex global and local regulatory and government relationships; and

•	advised management and the Board on significant transactions, new business initiatives and ongoing critical client, issuer and other relationships.

Mr. Gaston-Bellegarde. Initiatives for European Cash, including for example:

•	successfully defended market share in regulated markets;

•	delivered the London Gateway regulatory framework and infrastructure;

•	participated in the creation of the new European clearing strategy, with a clearinghouse to open in Paris in 2012 for European cash equities; and

•	partnered with others to define important regulatory and market reform positions with respect to MiFID II.

The following table summarizes the annual performance bonuses awarded to our named executives for 2010, 2009 and 2008, as applicable. Due to SEC reporting rules, the portion reported in the Equity Component column appears in the Summary Compensation Table for the year following the year for which it was earned.

Annual Performance Bonus

Name	Year	Cash Component	Equity Component(1)	Total
Duncan L. Niederauer	2010	$2,375,000	$2,375,000	$4,750,000
Chief Executive Officer	2009	2,125,000	2,125,000	4,250,000
	2008	2,000,000	2,000,000	4,000,000
Dominique Cerutti(2)	2010	€639,098	€639,098	€1,278,196
President and Deputy	2009	25,000	25,000	50,000
Chief Executive Officer
Michael S. Geltzeiler	2010	$550,000	$550,000	$1,100,000
Group Executive Vice	2009	450,000	450,000	900,000
President and Chief	2008	375,000	375,000	750,000
Financial Officer
Lawrence E. Leibowitz	2010	$1,000,000	$1,000,000	$2,000,000
Chief Operating Officer	2009	925,000	925,000	1,850,000
	2008	875,000	875,000	1,750,000
John K. Halvey	2010	$1,000,000	$1,000,000	$2,000,000
Group Executive Vice	2009	925,000	925,000	1,850,000
President and	2008	875,000	875,000	1,750,000
General Counsel
Roland Gaston-Bellegarde(2)	2010	€270,677	€270,677	€541,354
Group Executive Vice	2009	300,000	300,000	600,000
President and Head of	2008	350,000	350,000	700,000
European Execution

(1)	Amounts reflect the aggregate grant date fair values of these awards. For further information on how we account for stock-based compensation, please see Notes 2 and 10 to the consolidated financial statements included in NYSE Euronext’s 2010 Annual Report on Form 10-K.

(2)	Amounts for Messrs. Cerutti and Gaston-Bellegarde are denominated in the local currency, the euro. Expressed in dollars, Mr. Cerutti received $1,700,000 and $69,500 for 2010 and 2009, respectively, and Mr. Gaston-Bellegarde received $720,000, $834,000 and $1,029,000 for 2010, 2009 and 2008, respectively. For 2010, 2009 and 2008, the applicable exchange rates were $1.33, $1.39 and $1.47 per euro, respectively.

Form of 2010 Annual Bonus

Each year, the HR&CC evaluates the form of the annual performance bonuses awarded to the named executives and other participants in the bonus program, including how the awards will be allocated between cash and equity. Both the cash and equity portions of the bonuses are awarded in February of the year following the year for which the bonuses are earned.

For 2010, as for 2009, we awarded half of each named executive’s annual performance bonus in cash and the other half in time-vesting RSUs granted under our Omnibus Incentive Plan. We believe that this mix of cash and equity awards appropriately balances the short- and long-term performance objectives of the named executives. The grant of RSUs is consistent with the Company’s goals of aligning the long-term interests of senior executives and stockholders and fostering executive retention, whereas the cash portion appropriately recognizes the executives’ current achievements.

The RSUs for 2010 will vest, and the common stock covered by the RSUs will be distributed, in equal installments on the first, second and third anniversaries of the grant date (subject to accelerated vesting on attaining retirement eligibility status and accelerated vesting and distribution on specified terminations of employment or a change in control). This ratable vesting and distribution schedule is consistent with our prior practice and also distinguishes the equity portion of the annual bonus from the RSUs granted under our LTIP, which are scheduled to fully vest and be distributed on the third anniversary of the grant date (see Elements of Compensation—Long-Term Incentive Program below).

The HR&CC granted the RSUs earned for 2010 under the annual bonus program effective February 8, 2011 in a specified dollar amount. Consistent with historical practice, after our February HR&CC meeting, we released our 2010 fourth quarter and year-end preliminary earnings results before the opening of trading on February 8, 2011, and the numbers of shares of NYSE Euronext common stock underlying the RSUs were calculated based on the closing price of the stock on February 7, 2011 ($33.76).

The delivery of the annual bonus through cash and equity ensures that our named executives’ focus is properly balanced between the short- and long-term, and is an industry leading practice. Based on studies that we have reviewed, we believe that a higher portion of our annual bonus is delivered in equity when compared to our peer groups. The table below reports the results of a competitive analysis conducted for the HR&CC by Towers Watson. It uses information gathered from 2010 proxy statements for the Company’s two peer groups (see Compensation Process and Market Comparisons—Peer Groups) to assess the degree to which our peers defer executives’ annual bonuses in this manner. As reported, only three of the 27 peers across the two peer groups (one of 16 in the Global Peer Group and two of 11 in the Exchange Peer Group) pay part of the bonus in equity. Further, only one of these three other companies reporting such a practice pays as much of the annual bonus in equity.

Peers Who Use Equity as a Component of Bonus

	Number of Companies	Chief Executive Officer*		Other Named Executives*
Peer Group		Cash	Equity	Cash	Equity
Global Peer Group(1)
BlackRock, Inc.	1	53%	47%	63%	37%
All other Global Peer Group companies	15	100%	0%	100%	0%

Total Global Peer Group	16
Exchange Peer Group(2)
ICAP Plc	1	50%	50%	50%	50%
Deutsche Börse AG	1	67%	33%	67%	33%
All other Exchange Peer Group companies	9	100%	0%	100%	0%

Total Exchange Peer Group	11
NYSE Euronext		50%	50%	50%	50%

*	Based on 2009 total direct compensation as disclosed in 2010 proxy statements.

(1)	There are 16 peer companies in our Global Peer Group. Only one (BlackRock, Inc.) delivered equity as part of its named executives’ bonus compensation. The remaining 15 companies delivered 100% of the bonus in cash.

(2)	There are 11 peer companies in our Exchange Peer Group. Two (ICAP Plc and Deutsche Börse AG) delivered equity as a component of bonus. The remaining nine companies delivered 100% of the bonus in cash.

Long-Term Incentive Program

Introduction

Our third primary compensation component is the LTIP. The program currently consists of annual grants of equity awards under our Omnibus Incentive Plan that nurture an ownership culture and enable our executives to hold a stake in the Company and participate in the long-term success of the Company. As these grants are intended to enhance our ability to retain our executives, to recognize talent and to reward executives for future firm-wide performance, we consider them to be prospective grants. This contrasts with the equity component of the annual performance bonus award, which reflects performance during the most recently completed fiscal year.

Long-Term Incentive Grants Made in 2010

On February 10, 2010, each named executive and other participant in the LTIP received an RSU award under the program as part of the executive’s compensation for 2010. The initial value of each award was determined based on the executive’s level and scope of responsibility; the HR&CC also reviewed and considered the results of the annual survey of the peers’ compensation which, as described above, guide but do not dictate compensation decisions. Award levels for grants made in February 2010 were set at $1,500,000 for Mr. Niederauer, $1,750,000 for Mr. Cerutti (per his employment contract), $1,250,000 for Mr. Leibowitz, $1,000,000 for Mr. Halvey, $1,000,000 for Mr. Geitzeiler, and $700,000 for Mr. Gaston-Bellegarde. The amounts of these grants generally were lower than the amounts of the 2009 grants, which allowed for additional 2010 LTIP awards to our other employees. Amounts are denominated in dollars for consistency. These dollar amounts were converted into the number of shares of NYSE Euronext common stock covered by the awards based on the closing price of a share on February 9, 2010 ($23.65).

For 2010, as for 2009, the HR&CC determined that it was appropriate to award service-vesting RSUs under the LTIP that vest on the third anniversary of the date of grant. Because the grant date value of each year’s award varies, and because the ultimate value of the award is tied to the Company’s share price, the HR&CC believes that the time-vesting feature best balances the retention and performance aspects of these awards.

Long-Term Incentive Grants Made in 2011

On February 8, 2011, each named executive and other participant in the LTIP received an RSU award under the program as part of the executive’s compensation for 2011. The initial value of each award was determined based on the same performance and accomplishments described above for the executive’s 2010 bonus as well as consideration of each executive’s potential for future contributions and local market considerations. These awards contain the same vesting terms as described above for the RSUs awarded under the program in 2010. The number of shares of NYSE Euronext common stock covered by each of the awards was calculated based on the closing price of a share on February 7, 2011 ($33.76). As described above for the 2010 bonus RSUs, these RSUs were granted following our release of 2010 fourth quarter and year-end preliminary earnings results.

Summary of Compensation Awarded to our Named Executives

The following table summarizes the compensation awarded to our named executives for 2010, and where applicable, 2009 and 2008. This table includes for each year (i) the base salary payable for that year, (ii) the annual bonus that was earned for each year (paid partly in cash and partly in RSUs, in each case in February following the year for which the annual bonus was earned) and (iii) the LTIP award that was granted in February of that year. The values in this table differ from those shown in the “Summary Compensation Table” below because, under the SEC disclosure rules, in the “Summary Compensation Table” the values of the RSUs granted as part of the annual bonus are reported in the year of grant rather than the year for which the RSUs were earned. For example, the 2010 bonus awards in this table include the RSUs granted in February 2011 as part of each executive’s annual bonus award made in respect of 2010 performance, whereas the Summary Compensation Table includes for 2010 the RSUs granted in 2010 as part of the annual bonus awards made in respect of 2009 performance.

We are providing this alternative table because we believe that it more accurately reflects the compensation decisions taken by the HR&CC for these years.

Name and Principal Position	Attributable Year	Annual Base Salary(1)	Bonus Awards(2)	LTIP Award(3)	Total(4)
Duncan L. Niederauer	2010	$1,000,000	$4,750,000	$1,500,000	$7,250,000
Chief Executive Officer	2009	1,000,000	4,250,000	2,000,000	7,250,000
	2008	1,000,000	4,000,000	4,000,000	9,000,000
Dominique Cerutti(5)(6)	2010	€675,000	€1,278,196	$1,750,000	€3,268,985
President and Deputy Chief Executive Officer	2009	675,000	50,000	0	725,000
Michael S. Geltzeiler	2010	$750,000	$1,100,000	$1,000,000	$2,850,000
Group Executive Vice President and Chief Financial Officer	2009	750,000	900,000	1,250,000	2,900,000
	2008	750,000	750,000	2,500,000	4,000,000
Lawrence E. Leibowitz	2010	$750,000	$2,000,000	$1,250,000	$4,000,000
Chief Operating Officer	2009	750,000	1,850,000	1,500,000	4,100,000
	2008	750,000	1,750,000	2,800,000	5,300,000
John K. Halvey	2010	$750,000	$2,000,000	$1,000,000	$3,750,000
Group Executive Vice President and General Counsel	2009	750,000	1,850,000	1,250,000	3,850,000
	2008	750,000	1,750,000	2,500,000	5,000,000
Roland Gaston-Bellegarde(5)	2010	€500,004	€541,354	$700,000	€1,567,674
Group Executive Vice President and Head of European Execution	2009	500,004	600,000	1,250,000	1,999,285
	2008	500,004	700,000	2,400,000	2,832,657

(1)	Amounts represent annual base salary rates and in certain cases differ from the corresponding amounts in the Summary Compensation Table, which vary depending on the named executive’s length of service in a given year.

(2)	Amounts include the cash and equity components of the annual performance bonus.

(3)	LTIP awards are granted in U.S. dollars and converted into a number of shares of NYSE Euronext common stock based on the closing price of a share on the day prior to the grant date.

(4)	Amounts for Messrs. Cerutti and Gaston-Bellegarde include the value of the LTIP award in euros.

(5)	Amounts for Messrs. Cerutti and Gaston-Bellegarde are denominated in the local currency, the euro. Between 2008 and 2010, there were material fluctuations in exchange rates. For this reason, we feel that presentation in the local currency better reflects overall compensation.

(6)	Actual salary paid in 2009 was pro-rated, as Mr. Cerutti was hired in December 2009.

Other Compensation Elements

Employee Benefits

We maintain the following employee benefit and perquisite programs for our named executives.

Welfare Benefits. We have broad-based health, dental, vision, life and disability benefit programs. We do not provide any welfare benefits exclusively to executives.

Retirement Benefits. For named executives based in the United States, Messrs. Niederauer, Leibowitz, Geltzeiler and Halvey, we provide retirement benefits through a tax-qualified 401(k) retirement savings plan and a non-qualified arrangement, the Supplemental Executive Savings Plan (“SESP”), for contributions above 401(k) limits imposed under the Internal Revenue Code. Prior to January 1, 2010, we provided employer matching of executives’ contributions to the SESP on a dollar-for-dollar basis up to 6% of base salary in excess of $245,000 (for 2009). Effective January 1, 2010, however, we eliminated this employer match, which resulted in a significant reduction in the executives’ total compensation.

Perquisites. Consistent with industry and local practice and to facilitate efficient conduct of business and promote the safety of our named executives, we provide them with certain perquisites. These perquisites are in a form and amount that are typical in our industry and the principal countries in which we operate. The HR&CC reviews these perquisites on a regular basis.

We provide Mr. Niederauer with a company car and trained security driver and each of Messrs. Cerutti and Gaston-Bellegarde with a company car. This convenience is provided primarily for business purposes and commuting. With limited exceptions, the named executives do not reimburse us for the cost of their personal use of these services. We provide Messrs. Leibowitz, Geltzeiler and Halvey with paid parking facilities. Although we provide these benefits to enhance the security and efficiency of our key executives, SEC rules require that costs of personal use be disclosed as compensation to the executives.

Termination and Change in Control Arrangements. We have entered into employment agreements with Messrs. Niederauer, Leibowitz, Geltzeiler, Halvey and Cerutti that provide termination benefits and change in control protection. In addition, under the terms of each of the RSU award agreements of Messrs. Niederauer, Cerutti, Leibowitz, Geltzeiler and Halvey, the awards fully vest, and the shares underlying the awards are distributed, on a change in control or on termination of his employment due to his death or disability, by NYSE Euronext without cause or by him for good reason or in a qualifying retirement at or after a specified age. The awards held by Mr. Gaston-Bellegarde generally vest and are distributed under the same circumstances as the awards described above, with the exception of his 2009 LTIP RSUs which vest and are distributed on a pro-rated basis on termination of his employment due to his death or disability or by NYSE Euronext without cause or due to a reduction in force. See 2010 Compensation—Potential Payments on Termination and Change in Control below.

We believe that termination benefits are appropriate to attract and retain executive talent, to avoid costly and potentially protracted separation negotiations and to protect our named executives’ investment in the Company. In addition, such benefits are customary in the jurisdictions in which we do business and in which our named executives reside. Our change in control protection is intended to provide management stability and reduce any reluctance on the part of the named executives to pursue and negotiate potential transactions that may enhance stockholder value, despite the uncertainty of whether the culmination of such transactions may result in the executives’ employment being terminated or their positions being substantially reduced.

Clawbacks. We would seek to recover, under the relevant provisions of the Sarbanes-Oxley Act, previously awarded bonuses or equity-based compensation or profits in the event of a restatement of financial or other performance results. We will establish a policy to provide for the forfeiture or recovery of performance-based compensation in the event of such a restatement (i.e., a “clawback”), as the rules mandated by the Dodd-Frank Act are defined.

Other Factors Affecting 2010 Compensation

Deductibility

Section 162(m) of the U.S. Internal Revenue Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per fiscal year, with exceptions for certain performance-based compensation. Although we consider deductibility under Section 162(m) when structuring our compensation arrangements for our named executives, depending upon the relevant circumstances at the time, the HR&CC may determine to award compensation that may not be deductible. In making this determination, the HR&CC balances the purposes and needs of our executive compensation program against potential tax cost.

In accordance with the terms of the NYSE Euronext Omnibus Incentive Plan, the HR&CC established performance goals for 2010 in a manner intended to ensure that the compensation paid to our named executives would not be subject to deductibility limits under Section 162(m). At its February 2010 meeting, the HR&CC determined that for 2010 Mr. Niederauer and Mr. Cerutti each was eligible for a maximum annual performance bonus of 1% of EBITDA (as previously defined); and that the other named executives subject to the limits were each eligible for a maximum annual performance bonus equal to 0.6% of EBITDA. The amounts of the annual performance bonuses paid to our named executives for 2010 were below these maximum amounts.

Note Regarding Equity Grant Calculations

The equity portions of the named executives’ 2010 annual performance awards were granted at the HR&CC’s February 2011 meeting. Because these awards were granted in 2011, they do not appear in the 2010 Summary Compensation Table that follows this CD&A. The equity portion of the 2010 annual performance awards will first appear in the 2011 line of next year’s Summary Compensation Table.

Subsequent Events

Stock Ownership Guidelines

At its meeting in February 2011, the HR&CC adopted a Stock Ownership Guideline that requires our chief executive officer to maintain ownership of NYSE Euronext common stock in an amount that is at least equal to three times his base salary. This policy is effective immediately. Mr. Niederauer currently exceeds this standard.

Entry into a Business Combination Agreement

On February 15, 2011, we announced that we entered into a business combination agreement with Deutsche Börse AG. Following the closing of the transactions contemplated by the agreement, which is expected to occur at the end of 2011, the former Deutsche Börse shareholders would own approximately 60% of the combined group and the former NYSE Euronext shareholders would own approximately 40% of the combined group on a fully diluted basis and assuming that all Deutsche Börse shares are tendered in the contemplated exchange offer.

As described above under “Termination and Change in Control Arrangements” and below under “2010 Compensation—Potential Payments on Termination and Change in Control,” the RSU awards held by our named executives (other than the 2009 LTIP RSU award held by Mr. Gaston-Bellegarde) provide for full vesting on a change in control, and the closing of the contemplated transactions would constitute a change in control for purposes of these awards. The business combination agreement generally provides for the full vesting on the closing of the contemplated transactions of all outstanding RSU awards that would not fully vest on a change in control under their terms, including Mr. Gaston-Bellegarde’s 2009 LTIP award.

Conclusion

As described in this CD&A, our compensation philosophy and the policies and practices that support it are designed to retain our talented management team and incentivize them to create shareholder value. To achieve these objectives, compensation is directly linked to the achievement of corporate operational and strategic performance outcomes and the value of our stock, and is balanced between performance- and service-based awards. The HR&CC believes that the executive compensation actions that it took in 2010 support our compensation philosophy, implemented our compensation policies effectively, were competitive within the overall market for talent, and were appropriate considering NYSE Euronext’s performance.

2010 Compensation

The following tables contain information about the compensation that we provided to our chief executive officer, president and deputy chief executive officer, chief financial officer and three other most highly compensated executive officers in 2010.

2010 Summary Compensation Table

Name and Principal Position	Year(1)	Salary(2)	Bonus	Stock Awards(3)	All Other Compensation(4)	Total
Duncan L. Niederauer	2010	$1,000,000	$2,375,000	$3,625,001	$58,039	$7,058,040
Chief Executive Officer	2009	1,000,000	2,125,000	3,999,980	148,943	7,273,923
	2008	1,000,000	2,000,000	5,999,935	175,792	9,175,727

Dominique Cerutti(5)	2010	897,750	850,000	1,785,007	54,926	3,587,683
President and Deputy Chief Executive Officer	2009	46,911	34,750	570,303	2,760	654,724

Michael S. Geltzeiler	2010	750,000	550,000	1,449,982	38,018	2,788,000
Group Executive Vice President and Chief Financial Officer	2009	750,000	450,000	1,624,994	53,450	2,878,444
	2008	389,423	375,000	2,499,978	14,060	3,278,461

Lawrence E. Leibowitz	2010	750,000	1,000,000	2,174,996	34,317	3,959,313
Chief Operating Officer	2009	750,000	925,000	2,375,009	87,265	4,137,274

John K. Halvey	2010	750,000	1,000,000	1,924,992	35,654	3,710,646
Group Executive Vice President and General Counsel	2009	750,000	925,000	2,124,997	62,780	3,862,777
	2008	605,769	875,000	4,507,907	72,161	6,060,837

Roland Gaston-Bellegarde(5)	2010	665,005	360,000	1,119,993	225,000	2,369,998
Group Executive Vice President and Head of European Execution	2009	695,006	417,000	1,707,036	196,450	3,015,492

(1)	Mr. Cerutti joined NYSE Euronext on December 15, 2009 and was approved as deputy chief executive officer and head of Global Technology on December 31, 2009. Messrs. Geltzeiler and Halvey joined NYSE Euronext on June 16, 2008 and March 3, 2008, respectively.

(2)	For partial years of employment, this column represents the pro rata amount of salary earned for the year.

(3)	This column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs granted by NYSE Euronext in 2008, 2009 and 2010. The actual value realized by each named executive for stock awards is a function of the value of stock underlying such awards on the date such stock is delivered. For further information on how we account for stock-based compensation, please see Notes 2 and 10 to the consolidated financial statements included in NYSE Euronext’s 2010 Annual Report on Form 10-K.

We granted RSUs as part of the 2010 annual incentive bonus awarded to each named executive. However, because these grants were not made until after the end of 2010, they are not reflected in this column in accordance with SEC rules. These RSU grants are described in the Annual Performance Bonus section of the Compensation Discussion and Analysis that precedes this table.

(4)	This column includes the incremental cost of perquisites, NYSE Euronext contributions to defined contribution retirement plans (including matching contributions and retirement accumulation contributions under NYSE Group’s 401(k) savings plans), company contributions to a profit sharing plan, as applicable, and life insurance premiums paid by NYSE Euronext. The 2010 All Other Compensation table that follows provides additional detail regarding the amounts in this column.

(5)	For Messrs. Cerutti and Gaston-Bellegarde, this table represents the U.S. dollar equivalent of amounts earned in euros. For 2010, 2009 and 2008, the applicable exchange rates were $1.33, $1.39 and $1.47 per euro, respectively.

Detail Regarding Perquisites, Benefits and All Other Compensation

The following table details the incremental cost of perquisites received by each of the named executives, as well as the other elements of compensation listed in the “All Other Compensation” column of the 2010 Summary Compensation Table, for 2010. The incremental cost of Mr. Niederauer’s personal use of an automobile and driver represents the portion of the full cost to NYSE Euronext that reflects his personal use. Although we provide these benefits to enhance the security and efficiency of Mr. Niederauer, SEC rules require that costs of commuting and other uses not directly and integrally related to our business be disclosed as compensation to the executive.

2010 All Other Compensation

Name	Perquisites		Retirement Plan Contributions		Life Insurance	Other		Total
Duncan L. Niederauer	$28,511	(2)	$26,528	(3)	$3,000	$—		$58,039
Dominique Cerutti(1)	—		—		6,320	48,606	(4)	54,926
Michael S. Geltzeiler	—		26,528	(3)	2,250	9,240	(5)	38,018
Lawrence E. Leibowitz	—		26,667	(3)	2,250	5,400	(5)	34,317
John K. Halvey	—		26,528	(3)	2,250	6,876	(5)	35,654
Roland Gaston-Bellegarde(1)	—		—		6,284	218,716	(6)	225,000

(1)	For Messrs. Cerutti and Gaston-Bellegarde, the amounts in this table represent the U.S. dollar equivalent of amounts earned in euros, based on $1.33 per euro which was the average exchange rate for 2010.

(2)	Represents pro-rated personal use of 8.5% of a company-provided car and driver.

(3)	Represents company contributions to the executive’s account under our 401(k) plan.

(4)	Represents private medical coverage premiums and contributions to a personal defined contribution scheme in lieu of pension benefits.

(5)	Represents cost of parking facilities.

(6)	Represents private medical coverage premiums, company contributions to a personal defined contribution scheme in lieu of pension benefits and overtime earned.

2010 Grants of Plan-Based Awards

Name	Grant Date	Date of Board Action	Stock Awards: Number of Shares of Stock(1)	Grant Date Fair Value of Stock Awards
Duncan L. Niederauer
2009 Annual Bonus Grant	2/10/10	2/3/10	89,852	$2,125,000
2010 LTIP Grant	2/10/10	2/3/10	63,425	1,500,001
Dominique Cerutti
2009 Annual Bonus Grant	2/10/10	2/3/10	1,480	35,002
2010 LTIP Grant	2/10/10	2/3/10	73,996	1,750,005
Michael S. Geltzeiler
2009 Annual Bonus Grant	2/10/10	2/3/10	19,027	449,989
2010 LTIP Grant	2/10/10	2/3/10	42,283	999,993
Lawrence E. Leibowitz
2009 Annual Bonus Grant	2/10/10	2/3/10	39,112	924,999
2010 LTIP Grant	2/10/10	2/3/10	52,854	1,249,997
John K. Halvey
2009 Annual Bonus Grant	2/10/10	2/3/10	39,112	924,999
2010 LTIP Grant	2/10/10	2/3/10	42,283	999,993
Roland Gaston-Bellegarde
2009 Annual Bonus Grant	2/10/10	2/3/10	17,759	420,000
2010 LTIP Grant	2/10/10	2/3/10	29,598	699,993

(1)	None of the awards granted in 2010 was subject to any performance-based condition.

Named Executives’ Employment Agreements and Equity Awards

We have entered into employment agreements with Messrs. Niederauer, Leibowitz, Geltzeiler, Halvey and Cerutti that provide for the payment of base salaries, annual performance bonuses, long-term incentive awards and perquisites to the executives. The agreements also contain restrictions against competing and soliciting our employees and customers that apply during the executives’ employment and for one year after termination of their employment.

Base Salary

The employment agreements with Messrs. Niederauer, Leibowitz, Geltzeiler and Halvey provide that their salaries are to be determined by the HR&CC and can be no less than $1,000,000, $750,000, $750,000 and $750,000, respectively. Mr. Cerutti’s employment agreement provides for an initial base salary of €675,000.

Annual Performance Bonus Awards

Under the terms of their employment agreements, Messrs. Niederauer, Leibowitz, Geltzeiler and Halvey are eligible for annual bonuses at the discretion of the HR&CC, paid in any combination of cash and equity. On termination of the executive’s employment by NYSE Euronext without “cause”, by the executive for “good reason” or due to the executive’s death or “disability” (for the definitions of such terms, see Potential Payments on Termination and Change in Control below), the executive would be entitled to an annual bonus for the year of such termination in an amount based on the HR&CC’s determination of the achievement of the applicable performance metrics for such year, pro-rated to reflect the portion of such year that the executive was employed and paid at the time annual bonuses are paid by NYSE Euronext.

Mr. Cerutti is eligible for an annual bonus at the discretion of the HR&CC, paid half in cash and half in RSUs. The annual maximum amount of Mr. Cerutti’s annual bonus will be determined each year by the Company.

Effective February 10, 2010, the HR&CC granted RSU awards to each of the named executives under the NYSE Euronext Omnibus Incentive Plan as part of the 2009 annual performance bonus. Although these awards correspond to the 2009 annual performance bonus, they appear in the above table because they were granted in 2010 (once the financial results for 2009 and annual performance awards had been determined). See the Annual Performance Bonus section of the Compensation Discussion and Analysis on pages 37 to 39 of last year’s proxy statement for a discussion of the factors considered in determining these award amounts. The RSUs are scheduled to vest, and the underlying shares are scheduled to be delivered, in substantially equal installments on each February 10 of 2011, 2012 and 2013. See the Annual Performance Bonus section of the Compensation Discussion and Analysis for a discussion of these award amounts.

Awards of RSUs granted as part of the 2010 annual performance bonus were granted in 2011 (once the financial results for 2010 and annual performance awards had been determined) and therefore will appear in the Grants of Plan-Based Awards table for 2011.

Long-Term Incentive Awards

Effective February 10, 2010, the HR&CC granted an additional annual award of RSUs pursuant to the LTIP to each of the named executives, in the amounts set forth in the table above. See the Long-Term Incentive Plan section of the Compensation Discussion and Analysis on pages 42 to 44 of last year’s proxy statement for a discussion of the factors considered in determining these award amounts. The RSUs were issued under and are governed by the NYSE Euronext Omnibus Incentive Plan. The RSUs are scheduled to vest, and the underlying shares are scheduled to be delivered, in their entirety on February 10, 2013.

Perquisites

Messrs. Niederauer’s and Cerutti’s employment agreements provide for their use of a car and driver to be provided by the Company, provided that Mr. Cerutti’s use of a driver, if any, is to be for business purposes only. Mr. Cerutti is currently provided with the use of a car but does not have a driver. Pursuant to their employment agreements, we provide Messrs. Leibowitz, Geltzeiler and Halvey with paid parking facilities.

Termination of Employment

The employment agreements of Messrs. Niederauer, Leibowitz, Geltzeiler, Halvey and Cerutti provide for severance payments and acceleration of equity award vesting on specified terminations of employment. In addition, the RSU awards held by our named executives provide for accelerated vesting of the RSUs on a change in control (other than the 2009 LTIP award held by Mr. Gaston-Bellegarde). See Potential Payments on Termination and Change in Control below.

Outstanding Equity Awards at December 31, 2010

	Stock Awards
	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested
Name	(#)	($)(7)
Duncan L. Niederauer(1)	375,119	11,246,068
Dominique Cerutti(2)	90,184	2,703,716
Michael S. Geltzeiler(3)	174,949	5,244,970
Lawrence E. Leibowitz(4)	234,450	7,028,811
John K. Halvey(5)	212,857	6,381,453
Roland Gaston-Bellegarde(6)	156,615	4,695,317

(1)	Represents 9,386 RSUs ($281,392) granted to Mr. Niederauer as an annual bonus for 2007, 58,918 RSUs ($1,766,362) granted under the LTIP in 2008 at two times the annual target level, 61,415 RSUs ($1,841,222) granted as an annual bonus for 2008, 92,123 RSUs ($2,761,848) granted under the LTIP in 2009, 89,852 RSUs ($2,693,763) granted as an annual bonus for 2009 and 63,425 RSUs ($1,901,482) granted under the LTIP in 2010. The annual bonus RSUs vest ratably over a period of three years from the date of grant. The LTIP RSUs vest fully three years from the date of grant.

(2)	Represents 14,708 RSUs ($440,946) granted to Mr. Cerutti as a sign-on equity award in 2009, 1,480 RSUs ($44,370) granted as an annual bonus for 2009 and 73,996 RSUs ($2,218,400) granted under the LTIP in 2010. The sign-on and annual bonus RSUs vest ratably over a period of three years from the date of grant. The LTIP RSUs vest fully three years from the date of grant.

(3)	Represents 44,547 RSUs ($1,335,519) granted to Mr. Geltzeiler under the LTIP pursuant to his employment agreement, 11,515 RSUs ($345,220) granted as an annual bonus for 2008, 57,577 RSUs ($1,726,158) granted under the LTIP in 2009, 19,027 RSUs ($570,429) granted as an annual bonus for 2009 and 42,283 RSUs ($1,267,644) granted under the LTIP in 2010. The annual bonus RSUs vest ratably over a period of three years from the date of grant. The LTIP RSUs vest fully three years from the date of grant.

(4)	Represents 5,279 RSUs ($158,264) granted to Mr. Leibowitz as an annual bonus for 2007, 41,243 RSUs ($1,236,465) granted under the LTIP in 2008 at two times the annual target level, 26,869 RSUs ($805,533) granted as an annual bonus for 2008, 69,093 RSUs ($2,071,408) granted under the LTIP in 2009, 39,112 RSUs ($1,172,578) granted as an annual bonus for 2009 and 52,854 RSUs ($1,584,563) granted under the LTIP in 2010. The annual bonus RSUs vest ratably over a period of three years from the date of grant. The LTIP RSUs vest fully three years from the date of grant.

(5)	Represents 10,192 RSUs ($305,556) granted to Mr. Halvey as a sign-on equity award in 2008, 36,824 RSUs ($1,103,984) granted under the LTIP in 2008 at two times the annual target level, 26,869 RSUs ($805,533) granted as an annual bonus for 2008, 57,577 RSUs ($1,726,158) granted under the LTIP in 2009, 39,112 RSUs ($1,172,578) granted as an annual bonus for 2009 and 42,283 RSUs ($1,267,644) granted under the LTIP in 2010. The sign-on and annual bonus RSUs vest ratably over a period of three years from the date of grant. The LTIP RSUs vest fully three years from the date of grant.

(6)	Represents 2,295 RSUs ($68,804) granted to Mr. Gaston-Bellegarde as an annual bonus for 2007, 35,351 RSUs ($1,059,823) granted under the LTIP in 2008 at two times the annual target level, 14,035 RSUs ($420,769) granted as an annual bonus for 2008, 57,577 RSUs ($1,726,158) granted under the LTIP in 2009, 17,759 RSUs ($532,415) granted as an annual bonus for 2009 and 29,598 RSUs ($887,348) granted under the LTIP in 2010. The annual bonus RSUs vest ratably over a period of three years from the date of grant. The LTIP RSUs vest fully three years from the date of grant.

(7)	For the purposes of this table, we have determined the market value of RSUs based on $29.98 per share, the closing price of NYSE Euronext common stock on December 31, 2010.

Stock Vested During 2010

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(7)
	(#)	($)
Duncan L. Niederauer(1)	57,445	$1,473,952
Dominique Cerutti(2)	7,354	215,840
Michael S. Geltzeiler(3)	5,758	136,177
Lawrence E. Leibowitz(4)	18,714	439,261
John K. Halvey(5)	23,627	594,145
Roland Gaston-Bellegarde(6)	9,315	218,852

(1)	Represents 17,352 RSUs granted to Mr. Niederauer as a sign-on equity award in 2007, 9,385 RSUs granted as an annual bonus for 2007 and 30,708 RSUs granted as an annual bonus for 2008.

(2)	Represents 7,354 RSUs granted to Mr. Cerutti as a sign-on equity award in 2009.

(3)	Represents 5,758 RSUs granted to Mr. Geltzeiler as an annual bonus for 2008.

(4)	Represents 5,279 RSUs granted to Mr. Leibowitz as an annual bonus for 2007 and 13,435 RSUs granted as an annual bonus for 2008.

(5)	Represents 10,192 RSUs granted to Mr. Halvey as a sign-on equity award in 2008 and 13,435 RSUs granted as an annual bonus for 2008.

(6)	Represents 2,298 RSUs granted to Mr. Gaston-Bellegarde as an annual bonus for 2007 and 7,017 RSUs granted as an annual bonus for 2008.

(7)	The values shown were calculated based on the closing prices of NYSE Euronext common stock on the applicable vesting dates. These prices ranged from $23.02 to $30.64.

Pension Benefits

None of our named executives participates in any defined benefit pension plan.

2010 Nonqualified Deferred Compensation

Name	Executive Contributions in 2010(1)	NYSE Euronext Contributions in 2010	Aggregate Earnings in 2010(2)	Aggregate Withdrawals/ Distributions in 2010	Aggregate Balance at 12/31/10
Duncan L. Niederauer	$45,300	$37,750	$198	—	$346,181
Dominique Cerutti	—	—	—	—	—
Michael S. Geltzeiler	0	25,250	26,244	—	159,041
Lawrence E. Leibowitz	216,500	25,250	99,063	—	882,215
John K. Halvey	30,300	25,250	18,098	—	191,747
Roland Gaston-Bellegarde	—	—	—	—	—

(1)	Represents salary deferred under the Supplemental Executive Savings Plan (“SESP”). All of these amounts appeared in the Summary Compensation Table as “Salary” in the year in which they were earned.

(2)	These earnings consist primarily of market gains and losses as well as dividends paid on equity investments. These earnings did not appear as compensation in the Summary Compensation Table.

We maintain the SESP to provide deferred compensation opportunities to U.S. employees who earn compensation over the limit set by the U.S. Internal Revenue Code for our U.S. tax qualified plans. Generally, U.S. employees with the title “officer” and U.S. non-officers whose salaries and cash bonuses for the prior year exceed the IRS limit on pensionable earnings for that prior year ($245,000 for 2010) may participate. A participant’s account is credited with earnings until distribution based on a measurement alternative selected by the participant from among generally available, publicly traded funds offered by several providers. Participants are not limited in terms of how often they may move their investments between funds, but they cannot change the contribution amount during the year. Participants may elect to receive their account balances in a lump sum distribution or in annual installments following termination of employment.

Participants employed prior to 2006 were immediately vested in employer matching contributions to their accounts under the SESP and any earnings or losses thereon. Participants hired on or after January 1, 2006 vest in the matching contributions and any earnings or losses thereon 20% per year for the first five years of recognized service. Effective January 1, 2010, we eliminated the matching contributions under the SESP.

Potential Payments on Termination and Change in Control

The following narrative and table summarize and quantify the payments and benefits that each of our named executives would have received had his employment terminated or had a change in control of NYSE Euronext occurred, in each case on December 31, 2010 under the specified circumstances described below.

Messrs. Niederauer, Leibowitz, Geltzeiler and Halvey

Employment agreements. In 2008, we entered into employment agreements with Messrs. Niederauer, Leibowitz, Geltzeiler and Halvey that provide for the following payments and benefits on termination of the executive’s employment by NYSE Euronext without “cause” or by the executive for “good reason” (as such terms are defined below):

•

an annual bonus for the year of such termination in an amount based on the HR&CC’s determination of the achievement of the applicable performance metrics for such year, pro-rated to reflect the portion of such year that the executive was employed and paid at the time annual bonuses are paid by NYSE Euronext;

•	a severance payment in an amount equal to:

•	200% of the executive’s base salary plus target bonus, if such termination occurs:

•	during the first three years after the effective date of the employment agreement; or

•	in connection with or anticipation of, or within two years after, a “change in control” (as defined below); or

•	100% of the executive’s base salary plus target bonus, if such termination occurs:

•	more than three years after the effective date of the agreement; and

•	not in connection with or anticipation of, or within two years after, a change in control;

•	any equity compensation awards granted with respect to an annual bonus will fully vest, and any shares underlying any such awards will be distributed;

•	any equity compensation awards granted under the LTIP that are subject to:

•	time-based vesting conditions will vest, and any shares underlying such awards will be distributed, as if the executive had remained employed through the next scheduled vesting date; and

•

performance vesting conditions will vest, and any shares underlying such awards will be distributed, in an amount based on the HR&CC’s determination of the achievement of the applicable performance metrics for the applicable performance period, which vesting and distribution will be pro-rated to reflect the portion of such period that the executive was employed and which will occur at the time applicable to awards held by active executives generally;

•

continued health and life insurance benefits at the active employee cost for the following period (except that such benefits will be secondary or supplemental to any such benefits that are provided during such period by any subsequent employer):

•	two years, if such termination occurs:

•	during the first three years after the effective date of the employment agreement; or

•	in connection with or anticipation of, or within two years after, a change in control; or

•	one year, if such termination occurs:

•	more than three years after the effective date of the employment agreement; and

•	not in connection with or anticipation of, or within two years after, a change in control;

These payments and benefits are conditioned on the executives executing a release of claims against NYSE Euronext and its affiliates. Each of the employment agreements provides that, on termination of the executive’s employment due to his death or “disability” (as defined below), he is entitled to a pro-rated annual bonus and accelerated vesting and distribution with respect to his equity compensation awards on the same terms as on termination of his employment by NYSE Euronext without cause or by him for good reason, as described above.

“Cause” generally means the executive’s:

•	conviction of, or plea of nolo contendere to, a felony involving moral turpitude;

•	willful misconduct or gross neglect, in either case resulting in material harm to NYSE Euronext;

•	willful continued failure to carry out reasonable and lawful directions of the Board or, in Mr. Geltzeiler’s case, the chief executive officer;

•	fraud, embezzlement, theft or dishonesty of a material nature against NYSE Euronext or willful violation of a company policy or procedure, in each case resulting in material harm to NYSE Euronext; or

•

willful material breach of the restrictions against competition and solicitation contained in the employment agreement that is not cured by the executive within 30 days after the Board provides written notice.

“Good reason” generally means the occurrence of any of the following events or actions that remains uncured by NYSE Euronext for 30 days after the executive’s written notice:

•	a material reduction in the executive’s base salary or target bonus;

•	a relocation of the executive’s principal office to more than 50 miles from New York, New York;

•	a material reduction in the executive’s titles, authority, duties or responsibilities;

•	a change in reporting so that the executive no longer reports to the Board, in the case of Mr. Niederauer, or to the chief executive officer, in the cases of Messrs. Leibowitz, Geltzeiler and Halvey;

•

the failure by NYSE Euronext to obtain an assumption of its obligations under the employment agreement by any successor to NYSE Euronext within 15 days after a merger, consolidation, sale or similar transaction;

•	a material breach by NYSE Euronext of the employment agreement;

•	in the case of Mr. Niederauer, the failure to nominate him as a director in the first election following his removal from the Board; or

•	in the case of Mr. Halvey, his no longer being the sole and top legal officer of NYSE Euronext and its affiliates.

“Change in control” generally means:

•	a change in the majority control of NYSE Euronext;

•	a change in the majority control of the Board;

•

the consummation of one of several specified business combinations, such as a reorganization, merger, share exchange or sale of all or substantially all of the assets of NYSE Euronext, if our stockholders before the combination do not hold the majority of the shares of the resulting company and the members of the Board do not hold the majority of seats on the board of the resulting company; or

•	the approval of a liquidation or dissolution of NYSE Euronext by its stockholders.

“Disability” generally means that the executive has been unable, for 120 or more days out of 180 consecutive days, to perform his duties as a result of physical or mental injury, illness, injury or incapacity.

RSU award agreements. Under the terms of each of the RSU award agreements of Messrs. Niederauer, Leibowitz, Geltzeiler and Halvey, the awards fully vest, and the shares underlying the awards are distributed, on a change in control or on termination of his employment due to his death or disability, by NYSE Euronext without cause or by the executive for good reason or in a qualifying retirement at or after a specified age. As of December 31, 2010, none of the executives qualified for retirement, and, therefore, had any of the executives resigned his employment without good reason on that date, he would have forfeited his RSUs.

Mr. Cerutti

Employment agreement. In September 2009, we entered into an employment agreement with Mr. Cerutti that provides for the following payments and benefits on termination of his employment by NYSE Euronext for any reason other than gross or willful misconduct or an agreed-upon termination:

•	a severance payment in an amount equal to:

•	150% of his base salary plus maximum annual bonus, if such termination occurs:

•	during the first three years after the effective date of the agreement; or

•	in connection with or anticipation of, or within two years after, a change in control; or

•	50% of his base salary plus maximum annual bonus, if such termination occurs:

•	more than three years after the effective date of the agreement; and

•	not in connection with or anticipation of, or within two years after, a change in control:

•

any equity compensation awards granted as part of his annual bonus or the special 2009 bonus paid to Mr. Cerutti in order compensate him for the loss of the bonus he would have received from his previous employer will fully vest; and

•	any RSUs granted under the LTIP will vest, and any shares underlying such RSUs will be distributed, in the same manner as described above for Messrs. Niederauer, Leibowitz, Geltzeiler and Halvey.

The agreement provides that, on Mr. Cerutti’s resignation, his special 2009 bonus and annual bonus RSUs vest under the following circumstances:

•

if he complies with the restrictions against competition and solicitation contained in his employment agreement through the first anniversary of such resignation, such RSUs will vest on such anniversary; and

•	if NYSE Euronext releases him from such restrictions against competition and solicitation, such RSUs will vest on the dates specified in the applicable award agreements.

The agreement also provides that, subject to Mr. Cerutti’s compliance with such restrictions against competition and solicitation, he will receive an amount equal to 50 percent of the sum of his base salary and maximum annual bonus, paid in 12 equal monthly installments during the restricted period.

RSU award agreements. Under the terms of Mr. Cerutti’s special 2009 bonus RSU award agreement, the RSUs fully vest, and the shares underlying the awards are distributed, on a change in control or on termination of his employment due to his death or “disability”, by NYSE Euronext without “cause” or due to a reduction in force, or by him for any reason in a qualifying retirement at or after a specified age (as such terms are defined in our Omnibus Incentive Plan). Under the terms of Mr. Cerutti’s annual bonus and LTIP RSU award agreements, the RSUs fully vest and are distributed under the same circumstances as are described above for the RSU award agreements of Messrs. Niederauer, Leibowitz, Geltzeiler and Halvey (i.e., on a change in control or on termination of his employment due to his death or disability, by NYSE Euronext without cause or by him for good reason or in a qualifying retirement at or after a specified age). Although Mr. Cerutti did not qualify for retirement as of December 31, 2010, had he resigned his employment without good reason on that date, his RSUs would have vested under the terms of his employment agreement, as described above.

Mr. Gaston-Bellegarde

The terms of Mr. Gaston-Bellegarde’s employment are governed by the French Labor Code and the collective labor agreement within the U.E.S. ParisBourse dated January 26, 2000. Mr. Bellegarde’s RSU award agreements provide for accelerated vesting and distribution of the RSUs under the following circumstances:

2008 and 2009 awards. The bonus RSUs that Mr. Gaston-Bellegarde was granted in 2008 and 2009 fully vest and are distributed on a change in control or on termination of his employment due to his death or “disability”, by NYSE Euronext without “cause” or due to a reduction in force or by him in a qualifying retirement at or after a specified age (as such terms are defined in our Omnibus Incentive Plan). The LTIP RSUs that Mr. Gaston-Bellegarde was granted in 2008 and 2009 vest and are distributed on a pro-rated basis on termination of his employment due to his death or disability or by NYSE Euronext without cause or due to a reduction in force, and the LTIP RSUs granted in 2008 fully vest and are distributed on a change in control.

2010 awards. The bonus and LTIP RSUs that Mr. Gaston-Bellegarde was granted in 2010 fully vest and are distributed under the same circumstances as are described above for the RSU award agreements of Messrs. Niederauer, Leibowitz, Geltzeiler and Halvey (i.e., on a change in control or on termination of his employment due to his death or disability, by NYSE Euronext without cause or by him for good reason or in a qualifying retirement at or after a specified age). Mr. Gaston-Bellegarde did not qualify for retirement as of December 31, 2010 and, therefore, had he resigned his employment without good reason on that date, he would have forfeited his 2010 awards.

Termination for Cause by NYSE Euronext or Engagement in Detrimental Activities

Under the terms of each named executive’s award agreements, the RSUs are subject to forfeiture on termination of the executive’s employment by NYSE Euronext for cause.

The RSUs granted before 2009 to our named executives (other than Mr. Cerutti, who commenced his employment in 2009) were granted under the NYSE Euronext 2006 Stock Incentive Plan. These RSUs are subject to forfeiture on the executive’s engagement in any of several specified detrimental activities, including disclosure of confidential facts, disparagement of NYSE Euronext or its affiliates or any activity that would constitute grounds for termination of the executive’s employment by NYSE Euronext for cause.

Golden Parachute Excise Tax Gross-Up

Each of the employment agreements with Messrs. Niederauer, Leibowitz, Geltzeiler and Halvey provides that the executive will be entitled to a “gross-up” of any golden parachute excise tax imposed under U.S. Internal Revenue Code Section 4999 on any payments or benefits that he receives in connection with a change in control (as defined for purposes of U.S. Internal Revenue Code Section 280G). However, if the amount of these payments and benefits does not exceed 110% of the executive’s safe harbor amount (generally, three times his average total annual compensation for the five calendar years prior to the change in control), then these payments and benefits will be reduced to an amount that is $5,000 less than the amount that would subject the executive to the excise tax.

2010 Termination and Change in Control Payments and Benefits

	2010 Bonus		Severance	Vesting of RSU Awards(1)		Health and Life Insurance Benefits(2)	Excise Tax Protection	Non-Compete / Non-Solicit Consideration(3)	Total
Duncan L. Niederauer
By NYSE Euronext with Cause or by Mr. Niederauer without Good Reason	$—		$—	$—		$—	$—	$—	$—
By NYSE Euronext without Cause or by Mr. Niederauer with Good Reason	4,750,000		12,000,000	11,246,068		44,349	—	—	28,040,417
Change in Control	4,750,000		12,000,000	11,246,068		44,349	6,234,002	—	34,274,419
Death or Disability	4,750,000		—	11,246,068		—	—	—	15,996,068

Dominique Cerutti
By NYSE Euronext with Cause	—		—	—		—	—	—	—
By Mr. Cerutti without Good Reason	—		—	485,316		—	—	—	485,316
By NYSE Euronext without Cause	1,700,000		3,341,625	2,703,716		—	—	1,113,875	8,859,216
By Mr. Cerutti with Good Reason	—		—	2,703,716		—	—	—	2,703,716
Change in Control	1,700,000		3,341,625	2,703,716		—	—	1,113,875	8,859,216
Death or Disability	1,700,000		—	2,703,716		—	—	—	4,403,716

Michael S. Geltzeiler
By NYSE Euronext with Cause or by Mr. Geltzeiler without Good Reason	—		—	—		—	—	—	—
By NYSE Euronext without Cause or by Mr. Geltzeiler with Good Reason	1,100,000		3,700,000	5,244,971		42,849	—	—	10,087,820
Change in Control	1,100,000		3,700,000	5,244,971		42,849	2,131,273	—	12,219,093
Death or Disability	1,100,000		—	5,244,971		—	—	—	6,344,971

Lawrence E. Leibowitz
By NYSE Euronext with Cause or by Mr. Leibowitz without Good Reason	—		—	—		—	—	—	—
By NYSE Euronext without Cause or by Mr. Leibowitz with Good Reason	2,000,000		6,000,000	7,028,811		34,099	—	—	15,062,910
Change in Control	2,000,000		6,000,000	7,028,811		34,099	3,363,544	—	18,426,454
Death or Disability	2,000,000		—	7,028,811		—	—	—	9,028,811

John K. Halvey
By NYSE Euronext with Cause or by Mr. Halvey without Good Reason	—		—	—		—	—	—	—
By NYSE Euronext without Cause or by Mr. Halvey with Good Reason	2,000,000		5,500,000	6,381,453		42,849	—	—	13,924,302
Change in Control	2,000,000		5,500,000	6,381,453		42,849	3,025,569	—	16,949,871
Death or Disability	2,000,000		—	6,381,453		—	—	—	8,381,453

Roland Gaston-Bellegarde
By NYSE Euronext with Cause or by Mr. Gaston-Bellegarde without Good Reason	—		—	—		—	—	—	—
By NYSE Euronext without Cause	720,000	(4)		3,906,276		—	—	—	4,626,276
By Mr. Gaston-Bellegarde with Good Reason	—		—	3,906,276		—	—	—	3,906,276
Change in Control	720,000	(4)	—	4,695,318	(5)	—	—	—	5,415,318
Death or Disability	720,000	(4)	—	3,906,276		—	—	—	4,626,276

(1)	The values for the accelerated vesting of the named executives’ RSU awards are calculated based on the $29.98 closing price of a share of NYSE Euronext common stock on December 31, 2010.

(2)	Assumes that the executive would not have become re-employed with another employer, thereby making him eligible for health care and/or life insurance benefits under such other employer’s benefit plans.

(3)	Represents compensation provided under Mr. Cerutti’s employment agreement in consideration of non-compete and non-solicit obligations for a period of one year following termination of his employment.

(4)	Mr. Gaston-Bellegarde is not contractually entitled to a payment in respect of his annual bonus for the year in which his employment terminates. Nevertheless, for purposes of this table, we have assumed that, had Mr. Gaston-Bellegarde’s employment terminated due to his death or disability, or had the Company terminated his employment without cause, in each case on December 31, 2010, consistent with historical practice, the Company would have provided Mr. Gaston-Bellegarde with the full amount of his annual bonus for 2010.

(5)	Mr. Gaston-Bellegarde’s 2009 LTIP RSU award agreement does not provide for accelerated vesting on a change in control. Nevertheless, for purposes of this table, we have assumed that, had a change in control occurred on December 31, 2010, the HR&CC would have exercised its discretion under the Omnibus Incentive Plan to accelerate the vesting of his award.

Nonqualified Deferred Compensation Distributions

In addition to the amounts shown in the table above, following termination of their employment, Messrs. Niederauer, Cerutti, Geltzeiler and Halvey are entitled to receive distribution of their amounts deferred under the SESP, our U.S. nonqualified deferred compensation plan. These amounts as of December 31, 2010 are set forth above in the “Aggregate Balance at 12/31/10” column of the Nonqualified Deferred Compensation table.

Absence of Material Risks Arising from Compensation Policies

The SEC has asked companies to report on the connection between pay and risk if they determine that their compensation policies are reasonably likely to have a material adverse impact on them. We consider the right short- and long-term behaviors that we want to motivate when designing our compensation plans. We are comfortable with our compensation designs and believe that they include several features that mitigate the incentive to take on excessive risk. See Compensation Discussion and Analysis—Compensation Process and Market Companies—Compensation Decision Process—Risk assessment.

REPORT OF AUDIT COMMITTEE AND RATIFICATION OF SELECTION

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in its oversight of the integrity of NYSE Euronext’s financial statements and the financial reporting process.

In performing its oversight role, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, our independent auditors, the audited financial statements of NYSE Euronext for the fiscal year ended December 31, 2010. The Audit Committee also discussed with our independent auditors the matters required under Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, and discussed with our auditors the auditors’ independence. On the basis of the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements of NYSE Euronext for the fiscal year ended December 31, 2010 be included in our annual report on Form 10-K for such fiscal year.

Members of the Audit Committee:

Marshall N. Carter, Chair

André Bergen

Patricia Cloherty

Sylvain Hefes

Robert G. Scott

Rijnhard van Tets

Ratification and Selection of PricewaterhouseCoopers LLP

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as NYSE Euronext’s independent auditors for the fiscal year ending December 31, 2011. We are submitting the selection of independent auditors for stockholder ratification at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions from stockholders.

Our organizational documents do not require that our stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of NYSE Euronext and its stockholders.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2011. Unless a contrary choice is specified, your proxy will be voted FOR ratification of the appointment.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows information about fees paid by NYSE Euronext and its consolidated subsidiaries to PricewaterhouseCoopers LLP for the periods indicated.

	2010	2009
	($ in millions)	($ in millions)
Audit fees	$7.2	$7.4
Audit-related fees	$0.6	$0.7
Tax fees	$0.6	$0.6
All other fees	$0.1	$0.1

Audit services included the audit of NYSE Euronext’s annual financial statements and the effectiveness of our internal control over financial reporting as of fiscal year-end and the review of financial statements included in our quarterly reports on Form 10-Q. Audit services also included statutory audits of certain U.S. and foreign subsidiaries and services that were provided in connection with other statutory and regulatory filings—including with the SEC and the AMF—or engagements.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of NYSE Euronext’s financial statements. These services included financial, tax and accounting due diligence related to potential acquisitions, as well as audits of employee benefit plans.

Tax services consisted of the preparation and/or review of, and consultations with respect to, NYSE Euronext’s federal, state and local tax returns.

Pre-Approval Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has procedures by which it approves in advance any audit or permissible non-audit services to be provided to NYSE Euronext by its independent registered public accounting firm. All of the services listed above were pre-approved through these procedures.

The Audit Committee annually pre-approves the recurring audit, audit-related, tax and other services we expect the independent registered public accounting firm to provide during the fiscal year. The chairman of the Audit Committee may grant any required pre-approval of specific services as required, provided that the full committee is advised of such approval at the next regularly scheduled Committee meeting. In addition, between Audit Committee meetings, the Audit Committee or its chairman, as the case may be, has pre-approved certain audit, audit-related and tax engagements by the independent registered public accounting firm up to a predetermined individual fee amount for each type of service, with each service subject to the chief financial officer’s or controller’s approval. Unless a service to be provided by the independent registered public accounting firm falls within a type of approved service, it requires separate pre-approval by the Audit Committee or its chairman. Any proposed services that exceed pre-approved fee levels require additional pre-approval by the Audit Committee.

The Audit Committee is informed on a timely basis, and in any event by the next scheduled meeting, of all services rendered by the independent registered public accounting firm and the related fees.

COMPANY PROPOSALS

Proposal No. 3—Company Proposal to Amend the Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements

Certain provisions of our amended and restated certificate of incorporation (our “charter”) may only be amended or repealed by stockholders on the basis of an 80% supermajority vote. The Board has approved and declared advisable and unanimously recommends that stockholders approve a charter amendment (the “Proposed Charter Amendment”) to permit stockholders to amend in any respect, alter or repeal the following charter provisions by a majority vote, instead of an 80% supermajority vote:

•	Article IV, Section 4—setting forth transfer restrictions on certain shares of common stock issued in connection with the 2007 combination of NYSE Group, Inc. and Euronext N.V.

•	Article VI, Section 2—covering the power to call special stockholder meetings and the power to postpone stockholder meetings.

•	Article VIII, Section 1—prohibiting stockholder action by written consent.

•	Article VIII, Section 2—setting forth quorum requirements for stockholder meetings.

Background of the Proposed Charter Amendment

NYSE Euronext was formed in 2007 through the combination of NYSE Group, Inc., a leading U.S. stock market operator, and Euronext N.V., a leading European stock market operator. We and the primary regulators of our markets in the United States and Europe viewed this combination as a “merger of equals,” and our regulators, who have long taken an interest in the governance and control of markets under their supervision, intended to ensure a balance of regulatory perspectives in the governance of the newly formed entity. Regulatory approval of the combination was therefore predicated in part upon the balanced governance structure embodied in our charter and amended and restated bylaws (“bylaws”). In order to conserve the balance reflected in this governance structure, our charter and bylaws established an 80% stockholder supermajority voting requirement as a precondition to pursuing certain amendments to (or the repeal of) certain governance and control-related provisions of our charter and bylaws. For example, one such provision of our charter requires at least half of our directors to be “U.S. Persons” as defined in the charter, and the remainder to be “European Persons” as defined in the charter.

At our 2009 and 2010 annual meetings of stockholders, our stockholders were asked to vote on shareholder proposals requesting the Board to take the steps necessary to replace the stockholder supermajority voting provisions in our charter and bylaws with simple majority voting provisions. The only stockholder supermajority voting provisions in our charter and bylaws are those governing the amendment or repeal of the governance and control-related provisions discussed above.

Mindful of the fact that our regulators had approved the combination of NYSE Group, Inc. and Euronext N.V only two years earlier in reliance on these stockholder supermajority provisions, the Board discussed the potential consequences to NYSE Euronext of recommending a stockholder vote in favor of the 2009 proposal. Based on the importance our regulators attach to matters regarding our governance and control, the extensive nature of government regulation of our business, and the importance to the success of our business of maintaining close and cooperative regulatory relationships, the Board recommended voting against the 2009 proposal. A majority of our stockholders nevertheless voted in favor of the proposal in 2009. We notified the relevant regulatory bodies of the 2009 proposal as well as the results of the stockholders’ vote.

In 2010, the Board did not express a view on how stockholders should vote, but noted that it was unlikely we would be able to obtain the required regulatory approvals to implement the proposal as drafted. Recognizing stockholders’ interest in simple majority voting, however, the Board directed management to approach our regulators to discuss the elimination of stockholder supermajority voting requirements in our charter and bylaws.

Further to those discussions, we met with the College of Regulators on February 18, 2010, March 16, 2010 and March 31, 2010. On April 7, 2010, we received a letter from the Euronext College of Regulators, which we filed with the SEC on April 8, 2010 (see http://www.sec.gov/Archives/edgar/data/1368007/000095012310033252/ y83806defa14a.htm). This letter stated that the balance of representation between U.S. and European directors on the Board remained an “essential tenet” of the combination that produced NYSE Euronext, and indicated that any change to the supermajority threshold on this principle would be viewed by the College as a “breach of the original regulatory requirements” for the combination. However, the College noted that there may be some provisions of the charter and bylaws that it would not object to being amended by a simple majority vote, though it did not at the time specify which provisions fell into this category.

On April 29, 2010, our stockholders again voted in favor of the simple majority voting proposal. We notified the relevant regulatory bodies of the results of the stockholders’ vote. We met with the SEC staff on April 15, 2010, May 13, 2010 and September 28, 2010, and with the College of Regulators on May 11, 2010, June 8, 2010, July 8, 2010 and September 16, 2010. We understand that representatives of the College and the SEC consulted separately with one another about our respective meetings. We continued to engage in discussions with the regulators regarding their views on which charter and bylaw provisions could be changed in a manner consistent with the expressed views of a majority of our stockholders. Thereafter we received a second letter from the College on this topic dated September 27, 2010, which we filed with the SEC on January 14, 2011 (see http://www.sec.gov/Archives/edgar/data/1368007/000119312511008343/dex991.htm). In this letter, the College stated that it “encourages companies to organize themselves on the basis of sound corporate governance principles and acknowledges the importance of NYSE Euronext applying such principles.” The College continued:

“Considering the origin of NYSE Euronext and the particular environment in which regulated markets have to operate, in particular in Europe, the College also needs to ensure that the key rationale for the supermajority voting requirements, as provided at the time of the merger between the two companies, is respected and maintained.”

“As stated in our letter of April 7th 2010, one of the key principles behind the approval of the merger between NYSE and Euronext was the balance of representation between American and European representatives on the Board of Directors of NYSE Euronext.”

“The fact that this balanced composition can only be amended through an 80% majority of the outstanding shares provides the College with assurance that this key principle will remain.”

“Furthermore, the College is concerned to ensure: (i) the ongoing regulatory comfort concerning the governance of NYSE Euronext, and ultimately (ii) the safeguarding of fair and orderly market principles in the regulated markets of the five European jurisdictions.”

However, the College indicated that it would not object to amendments passed by a majority of stockholders with respect to the following charter and bylaw provisions:

Charter:

•	Article IV, Section 4—setting forth transfer restrictions on certain shares of common stock issued in connection with the 2007 combination of NYSE Group, Inc. and Euronext N.V.

•	Article VI, Section 2—covering the power to call special stockholder meetings and the power to postpone stockholder meetings.

•	Article VIII, Section 1—prohibiting stockholder action by written consent.

•	Article VIII, Section 2—setting forth quorum requirements for stockholder meetings.

Bylaws:

•	Article III, Section 3.1—setting forth general powers and authority of the Board.

The letter concluded by noting that the College holds a “strong view” that any change to the remaining supermajority provisions in our charter and bylaws “may constitute a breach of the original regulatory requirements for the merger of NYSE and Euronext.”

After considering the College’s September 27, 2010 letter and the results of the stockholder votes at our 2009 and 2010 annual meetings, on October 28, 2010 the Board determined that it would be advisable and in the best interests of NYSE Euronext and our stockholders to take all steps within its power to eliminate the stockholder supermajority voting requirement applicable to amendments to those charter and bylaw provisions specifically referred to in the College’s letter as being those to which the College would not object. In view of the College’s position with respect to other amendments to charter and bylaw provisions covered by the supermajority voting requirement, the Board concluded that it would not be advisable or in the best interests of NYSE Euronext or our stockholders to pursue further changes to the stockholder supermajority voting requirement.

Proposed Bylaw Amendment

At the October 28, 2010 meeting, the Board unanimously approved an amendment to our bylaws to strike from the stockholder supermajority voting requirement any proposal to amend in any respect or repeal Section 3.1 of Article III of our bylaws (the “Proposed Bylaw Amendment”). In accordance with the requirements of our bylaws, we filed the Proposed Bylaw Amendment for approval by the relevant regulators. On January 28, 2011, we received approval from the SEC (see http://www.sec.gov/rules/sro/nyse/2011/34-63792.pdf). The Board has directed management to pursue approval from the other regulators with whom we filed the Proposed Bylaw Amendment.

Proposed Charter Amendment

Thereafter, on February 3, 2011, the Board unanimously approved and declared advisable, and recommended that our stockholders approve, the Proposed Charter Amendment, as follows:

“RESOLVED, that Article X of the Amended and Restated Certificate of Incorporation of NYSE Euronext be amended to strike from the 80% stockholder supermajority voting requirement any proposal to amend in any respect or repeal Section 4 of Article IV, Section 2 of Article VI or Sections 1 or 2 of Article VIII thereof.”

A copy of Article X of our charter showing the changes that would result from the Proposed Charter Amendment is attached to this proxy statement as Annex C, with deletions indicated by strikeouts and additions indicated by underscoring. Annex D hereto sets forth our Amended and Restated Certificate of Incorporation in full, giving effect to the Proposed Charter Amendment.

In accordance with the requirements of our charter, the Proposed Charter Amendment, if duly approved by our stockholders, will be filed for regulatory approval. The Board intends to pursue such regulatory approval if the Proposed Charter Amendment is approved by our stockholders. Together with the action taken by the Board with respect to the Proposed Bylaw Amendment, the Board believes that it is taking all steps within the scope of its authority to respond to the intentions regarding supermajority voting expressed by a majority of our stockholders at the 2009 and 2010 annual meetings.

The Board understands that certain proxy advisory services follow a general policy of recommending “against” votes against directors of corporations who do not implement stockholder proposals that receive majority stockholder support in two consecutive years. Given the Board’s actions to respond to the stockholder votes at our 2009 and 2010 annual meetings, as discussed above, and the intensively regulated environment in which we operate, the Board is hopeful that our stockholders recognize that NYSE Euronext has very seriously considered and acted upon the expressed views of a majority of stockholders. While the Board cannot predict the reactions of the various proxy advisory services, the Board is confident that our stockholders understand that our business could be disrupted, and our relationships with our regulators complicated, if our directors fail to win majority stockholder support for their re-election.

Under Delaware law, approval of the Proposed Charter Amendment by our stockholders requires the affirmative vote of not less than 80% of the votes entitled to be cast by holders of our outstanding shares of common stock. If the Proposed Charter Amendment is approved by our stockholders and our regulators, it will become effective upon the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware.

Recommendation of the Board

The Board unanimously recommends a vote FOR the Proposed Charter Amendment.

Proposal No. 4—Advisory Vote on Executive Compensation (“Say-on-Pay” Proposal)

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory shareholder vote to approve the compensation of the Company’s named executives, as such compensation is disclosed pursuant to the disclosure rules of the Securities and Exchange Commission. Accordingly, the Company is providing its shareholders with the opportunity to cast an advisory vote on the fiscal 2010 compensation of our named executives as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders hereby approve the compensation of NYSE Euronext’s executive officers named in the Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).”

We seek your support and think that it is appropriate because we have a comprehensive executive compensation program that is designed to link our executives’ compensation as closely as possible with the Company’s performance and to align the executives’ interests with yours as shareholders. We continually monitor our executive compensation program and modify it as needed to strengthen this link between compensation and performance and to reflect the dynamic, global marketplace in which we compete for executive talent.

We believe that our 2010 compensation actions demonstrate a solid link between compensation and shareholder interest. In particular, in 2010:

•

We adopted EBITDA as the single financial performance metric to determine the size of the annual bonus pool, as this measure focuses our variable compensation on our core operating income, which is a critical reflection of the health of our business;

•

Our fixed compensation, in the form of annual base salaries, was frozen for the third year in a row in recognition of the challenging economic environment in which we and our shareholders continue to operate; and

•

We continued to deliver a significant portion of our executives’ compensation in variable compensation components, including annual bonuses, with a portion paid in equity awards with vesting conditions, and long-term equity incentive awards.

These actions link a significant portion of total compensation to 2010 company and individual performance, while at the same time tying our executives’ compensation and incentives to longer-term company performance.

This vote is not intended to address any specific item of compensation, but rather the Company’s overall compensation principles, policies and practices and the fiscal 2010 compensation of our named executives, which are described in detail in the section of this proxy statement entitled “Compensation of Executive Officers”.

Although, as an advisory vote, this proposal is not binding upon the Company or the Board, the Human Resources and Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s executive officers, will carefully consider the shareholder vote on this matter, along with all other expressions of shareholder views it receives on specific policies and desirable actions, at its next meeting.

To help ensure that all shareholder views are well understood by the Board, the Company also encourages shareholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns with regard to our executive compensation principles, policies and practices.

Our Board unanimously recommends a vote FOR this proposal.

Proposal No. 5—Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation (“Say-When-on-Pay” Proposal)

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory shareholder vote to determine how often to present the advisory shareholder vote to approve the compensation of NYSE Euronext’s named executives, such as Proposal 4 (the “say-on-pay vote”). We are required to solicit your advisory vote on whether to hold the say-on-pay vote every 1, 2 or 3 years.

Accordingly, NYSE Euronext is providing its shareholders with the opportunity to cast an advisory vote as to the appropriate frequency for the say-on-pay vote. Shareholders may vote as to whether the say-on-pay vote should occur every 1, 2 or 3 years, or may abstain from voting on the matter. We are not making a recommendation on the frequency of holding a say-on-pay vote because we would like to consider the views of our shareholders before making a determination.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders indicate, by their vote on this resolution, whether the say-on-pay vote should take place every 1, 2 or 3 years.”

The option of every 1, 2 or 3 years that receives the majority of votes cast by shareholders will be considered the advisory vote of the shareholders. Although as an advisory vote this proposal is not binding upon NYSE Euronext or the Board, the Board values the opinions that our shareholders express through their votes and will carefully consider the shareholder vote, even if none of the options obtains a majority vote, along with all other expressions of shareholder views it receives on this matter, when considering how frequently we should hold the say-when-on-pay vote.

The Board is not making a recommendation on whether the say-on-pay vote should occur every 1, 2 or 3 years.

STOCKHOLDER PROPOSALS

Proposal No. 6—Stockholder Proposal Regarding Power to Call Special Meetings

Mr. Kenneth Steiner, having an office at 14 Stoner Ave., 2M, Great Neck, NY 11021, and beneficial owner of 1,000 shares of common stock, has proposed the adoption of the following resolution and has furnished the following statement in support of his proposal:

6—Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by law) in regard to calling a special meeting that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If share owners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowner input on the timing of shareowner meetings is especially important during a major restructuring—when events unfold quickly and issues may become moot by the next annual meeting. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won more than 60% support at the following companies: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R. R. Donnelley (RRD).

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the need for additional improvement in our company’s 2010 reported corporate governance status:

We gave 77%-support and 82%-suport to 2009 and 2010 shareholder proposals to adopt simple majority vote. Our company still has not adopted simple majority vote. The Council of Institutional Investors, www.cci.org, whose members have investments of $3 trillion, recommends that management adopt a shareholder proposal upon receiving its first 50%-plus vote.

Please encourage our board to respond positively to this proposal: Special Shareowner Meetings—Yes on 6

NYSE Euronext’s Statement in Opposition to Stockholder Proposal Regarding Power to Call Special Meetings

NYSE Euronext is strongly committed to good governance practices and is keenly interested in the views and concerns of our stockholders. The proposal set forth above (the “Kenneth Steiner Proposal”) would provide stockholders holding 10% of outstanding common stock with an unfettered right to call a special meeting. In that regard, we would observe that calling a special meeting of stockholders is not a matter to be taken lightly. We believe that a special meeting should only be held to cover extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expeditious basis, rather than waiting until the next annual meeting. Organizing and preparing for a special meeting involves significant management commitment of time and focus, and imposes substantial legal, administrative and distribution costs.

The proposal, if implemented, would permit stockholders holding 10% of outstanding common stock, regardless of the holding period of this ownership stake, to call a special meeting at any time and with any frequency, and potentially covering agenda items relevant to particular constituencies as opposed to stockholders generally. We believe that adopting such a standard for calling special meetings would present a real risk of significant cost, management distraction and diversion of management and financial resources to address a possibly unlimited number of special meetings. We therefore believe that such a standard would not be in the best interest of stockholders.

Furthermore, the Board does not believe that there is merit to the proponent’s contention that the ability of stockholders to call a special meeting of stockholders is necessary to prevent the Board from becoming insulated from investors. We provide significant opportunity for our stockholders to raise matters at our Annual Meetings. Stockholders have frequently used our Annual Meetings to propose business by making proposals through the proxy rules, such as this one, or to communicate their concerns by raising issues from the floor of the meeting. Our Board believes that we currently maintain open lines of communications with our stockholders and are committed to adopting and following best practices in corporate governance.

Accordingly, the Board recommends a vote AGAINST the Kenneth Steiner Proposal.

Adoption of the Kenneth Steiner Proposal would require the affirmative vote of a majority of shares of common stock of NYSE Euronext voted thereon at the meeting. However, if the proposal were duly adopted, and the Board of Directors determined in its judgment to act on the request embodied in the proposal, the Board of Directors would need to observe the procedural requirements for amendments to our charter and bylaws, including the need for regulatory approval of such amendments, if applicable, and it is not possible to predict whether such requirements could be satisfied.

Proposal No. 7—Stockholder Proposal Regarding Action by Written Consent

Mr. William Steiner, having an office at 112 Abbottsford Gate, Piermont, NY 10968, and beneficial owner of 9,200 shares of common stock, has proposed the adoption of the following resolution and has furnished the following statement in support of his proposal:

7—Shareholder Action by Written Consent

RESOLVED, Shareholders hereby request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting (to the fullest extent permitted by law).

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

This proposal topic is one of several proposal topics that often win high shareholder support, such as the Simple Majority Vote proposal that won our 77%-support at our 2009 annual meeting and then exceeded this impressive support with an 81%-vote at our 2010 annual meeting.

The merit of this Shareholder Action by Written Consent proposal should also be considered in the context of the need for improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com an independent investment research firm, said our company’s annual performance bonuses are essentially discretionary -payouts are not based on target goals set at the beginning of a performance period, but rather on a discretionary basis after the incentive period when the Executive Pay Committee establishes an incentive pool and then arbitrarily dispersed it to executives.

Mr. Niederauer, despite having been CEO for only three years, was entitled to a cash severance of $12 million, tax gross-up of $6 million, and a total of nearly $30 million upon a termination following a change in control. Such practices were not reflective of an executive pay program that was well-aligned with shareholder interests.

Brian Williamson was our highest negative vote-getting director and yet Williamson was assigned to Chair our Executive Pay Committee. Our board had 16 members -unwieldy board concern. Our board was the only the significant directorship for 10 of our 16 directors (this could indicate a significant lack of recent valuable transferable director experience).

Please encourage our board to respond positively to this proposal to help turnaround the above type practices. Shareholder Action by Written Consent—Yes on 7.

NYSE Euronext’s Statement in Opposition to Stockholder Proposal Regarding Action by Written Consent

The Board of Directors has considered the proposal set forth above (the “William Steiner Proposal”) and concluded that it is unnecessary and not in the best interests of our stockholders.

Requiring that stockholder action be taken at a meeting effectively safeguards the broader interests of all stockholders. Our Certificate of Incorporation provides that stockholder action must be effected at a duly called annual or special meeting and may not be effected by written consent. This provision is appropriate for a public company the size of NYSE Euronext because the communications and processes associated with a stockholder meeting protect the interests of all stockholders. A meeting provides a stockholder with an opportunity to discuss concerns with other stockholders and with the Board of Directors and management and allows all stockholders to vote on any proposals. This proposal, however, would enable a group of majority stockholders to take action—even significant action, such as electing new directors or agreeing to sell the company—without any input or even a vote from the other stockholders. This action could become effective without your knowledge and consent and without providing you with an opportunity to raise any objection.

Permitting stockholder action by written consent could also create substantial confusion and disruption in a publicly held corporation with over 276 million outstanding shares. Multiple groups of stockholders would be able to solicit written consents at any time and as frequently as they choose on a range of issues, some of which may be duplicative or conflicting. This could lead to a chaotic state of corporate affairs, rather than the orderly stockholder meeting process currently in place.

The Board believes that it is not in the best interests of NYSE Euronext and its stockholders to allow a group of majority stockholders to dictate decisions of the company without a meeting, as it could effectively disenfranchise minority stockholders and not allow for a full discussion of all views and could result in substantial confusion for our stockholders.

NYSE Euronext’s corporate governance policies ensure that the Board of Directors is held accountable and provide stockholders with access to the Board and ample opportunity to submit items for approval at annual meetings. The Board believes that NYSE Euronext’s corporate governance policies obviate any need for a group of stockholders to act by written consent.

In the last year, the accountability of the Board to NYSE Euronext’s stockholders has been significantly enhanced through adopting a majority-voting standard in uncontested director elections and a resignation requirement for directors who fail to receive the required majority vote. In addition, the Board believes that the significant actions it has undertaken in front of the regulators of our market subsidiaries in order to eliminate certain supermajority voting provisions, as described under Company Proposal—Proposal No. 3—Company Proposal to Amend the Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements, demonstrate the seriousness with which the Board considers matters brought to its attention by stockholders.

In addition, our stockholders currently have the right to:

•

Communicate directly with our chairman, independent directors and the Board of Directors as a whole, as described under Corporate Governance—Policy Regarding Communications with the Chairman, Non-Management Directors and the Board;

•	Propose director nominees to the Nominating and Governance Committee;

•

Submit proposals for presentation at an annual meeting and for inclusion in NYSE Euronext’s proxy statement for that annual meeting, subject to certain conditions and the rules and regulations of the SEC; and

•	Submit proposals, including nominations of director candidates, directly at an annual meeting, subject to certain conditions as set forth in our bylaws.

Accordingly, the Board recommends a vote AGAINST the William Steiner Proposal.

Adoption of the William Steiner Proposal would require the affirmative vote of a majority of shares of common stock of NYSE Euronext voted thereon at the meeting. However, if the proposal were duly adopted, and the Board of Directors determined in its judgment to act on the request embodied in the proposal, the Board of Directors would need to observe the procedural requirements for amendments to our charter and bylaws, including the need for regulatory approval of such amendments, if applicable, and it is not possible to predict whether such requirements could be satisfied.

OTHER MATTERS

Certain Relationships and Related Transactions

Related-Party Transaction Approval Policy

Our Code of Ethics and Business Conduct, which applies to all of our employees and directors, our subsidiaries and certain persons performing services for us, prohibits all conflicts of interest, unless they have been approved by our Board of Directors (or an authorized committee of the Board). The Board has delegated to the Nominating and Governance Committee the review of potential conflicts of interest, as well as the review and approval of related-party transactions involving more than $120,000. In March 2008, upon the recommendation of the Nominating and Governance Committee, our Board adopted a formal, written related-party transactions approval policy. Under this policy, transactions between us and any executive officer, director or holder of more than 5% of our common stock, or any immediate family member of such person, must be approved or ratified by the Nominating and Governance Committee or our Board in accordance with the terms of the policy. In determining whether to approve or ratify a transaction with related persons, the Nominating and Governance Committee or our Board may consider, among other things: (i) whether the terms of the transaction are fair to NYSE Euronext and would apply on the same basis if the other party to the transaction did not involve a related person; (ii) whether there are compelling business reasons for NYSE Euronext to enter into the transaction; (iii) whether the transaction would impair the independence of an otherwise independent director; and (iv) whether the transaction presents an improper conflict of interest, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of his or her interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Nominating and Governance Committee deems relevant.

Other Matters

As of the date of this proxy statement, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with the recommendation of the Board or in their best judgment with respect to such matters.

Stockholder Proposals for 2012 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials that we will distribute in connection with our 2012 annual meeting, must submit their proposals to the corporate secretary, NYSE Euronext, 11 Wall Street, New York, New York 10005, so that they are received no later than November 17, 2011. Such proposals must also comply with the requirements of Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

If the date of our 2012 annual meeting is more than 30 days after April 28, 2012, we may publicly announce a different submission deadline from that set forth above, in compliance with the rules of the SEC.

Director Nominations and Other Business

Under our bylaws, for director nominations or other business to be brought before our 2012 annual meeting, other than Rule 14a-8 proposals described under Stockholder Proposals for 2012 Annual Meeting above, written notice must be delivered to the corporate secretary, NYSE Euronext, 11 Wall Street, New York, New York 10005, no earlier than the close of business on December 30, 2011 and no later than the close of business on January 29, 2012. Such notices must also comply with the other requirements of our bylaws.

If the date of our 2012 annual meeting is more than 30 days before or more than 60 days after April 28, 2012, the submission deadlines set forth above will be changed in accordance with our bylaws. In that case, our bylaws provide that to be timely, notice must be delivered as provided above not earlier than the close of business on the 120th day prior to our annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the meeting date.

By Order of the Board of Directors:

By:
	Name:	Jan-Michiel Hessels
	Title:	Chairman of the Board of Directors

New York, New York

Dated: March 16, 2011

Annex A

DEFINITIONS

“Person” shall mean any natural person, company, corporation or similar entity, government, or political subdivision, agency, or instrumentality of a government.

“Related Persons” shall mean with respect to any Person:

(1) any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(2) any other Person(s) with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the stock of the Corporation;

(3) in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable;

(4) in the case of a Person that is a “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), any “member” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(5) in the case of a Person that is an OTP Firm, any OTP Holder that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(6) in the case of a Person that is a natural person, any relative or spouse of such natural Person, or any relative of such spouse who has the same home as such natural Person or who is a director or officer of the Corporation or any of its parents or subsidiaries;

(7) in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable;

(8) in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable;

(9) in the case of a Person that is a “member” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), the “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act); and

(10) in the case of a Person that is an OTP Holder, the OTP Firm with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act).

A-1

Annex B

INDEPENDENCE POLICY OF THE

NYSE EURONEXT BOARD OF DIRECTORS

Purpose

The purpose of this Policy is to set forth the independence requirements that shall apply to the members of the Board of Directors (the “Board”) of NYSE Euronext.

Independence Requirements

1. At least three-fourths of the Directors shall be independent within the meaning of this Policy. A list of the Directors shall be maintained on NYSE Euronext’s web site.

2. A Director shall be independent only if the Board determines that the Director does not have any material relationships with NYSE Euronext and its subsidiaries. When assessing a Director’s relationships and interests, the Board shall consider the issue not merely from the standpoint of the Director, but also from the standpoint of persons or organizations with which the Director is affiliated2 or associated.

3. In making independence determinations, the Board shall consider the special responsibilities of a Director in light of the fact that NYSE Euronext controls entities that are U.S. self-regulatory organizations and U.S. national securities exchanges subject to the supervision of the U.S. Securities and Exchange Commission and entities that are European securities exchanges subject to the supervision of European regulators, including the Dutch Minister of Finance, the French Minister of the Economy, the French Financial Market Authority (Autorité des Marchés Financiers), the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten), the Belgian Banking, Finance, and Insurance Commission (Commission Bancaire, Financière, et des Assurances), the French Committee of Credit Establishments and Investment Undertakings (Comité des Etablissements de Crédit et des Enterprises d’Investissement—CECEI), the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários—CMVM) and the U.K. Financial Services Authority (FSA), in each case only to the extent that it has authority and jurisdiction in the particular context.

4. The Board shall make an independence determination with respect to each Director required to be independent hereunder upon the Director’s nomination or appointment to the Board and thereafter at such times as the Board considers advisable in light of the Director’s circumstances and any changes to this Policy, but in any event not less frequently than annually.

5. It shall be the responsibility of each Director to inform the Chairman of the Board and the Chairman of the Nominating & Governance Committee3 promptly and otherwise as requested of the existence of such relationships and interests which might reasonably be considered to bear on the Director’s independence.

6. Any Director required to be independent hereunder whom the Board otherwise determines not to be independent under this Policy shall be deemed to have tendered his or her resignation for consideration by the Board, and such resignation shall not be effective unless and until accepted by the Board.

Independence Qualifications

1. In making an independence determination with respect to any Director or Director candidate, the Board shall consider the standards below with respect to relationships or interests of the Director or Director candidate with or in

(a) NYSE Euronext and its subsidiaries;

[2]

An “affiliate” of, or a person “affiliated” with, a specific person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

[3]	As applied to the board of NYSE Regulation, Inc., this reference is to the Nominating and Governance Committee of NYSE Regulation, Inc.

(b) “members” (as defined in Section 3(a)(A)(3)(i) of the Securities Exchange Act of 1934, as amended) of New York Stock Exchange LLC, NYSE Arca, Inc. and NYSE Alternext US LLC (collectively, “Members”), “allied members” (as defined in paragraph (c) of Rule 2 of New York Stock Exchange LLC and Rule 23 of NYSE Alternext US LLC) and “allied persons” (as defined in Rule 1.1(b) of NYSE Arca, Inc and Rule 1.1(c) of NYSE Arca Equities, Inc.);

(c) “members” (as defined in Section 3(a)(A)(3)(ii), 3(a)(A)(3)(iii) and 3(a)(A)(3)(iv) of the Securities Exchange Act of 1934, as amended) of New York Stock Exchange LLC, NYSE Arca, Inc. and NYSE Alternext US LLC (collectively, “Member Organizations”); and

(d) issuers of securities listed on New York Stock Exchange LLC, on NYSE Arca, Inc. or on NYSE Alternext US LLC.

The standards relating to category (a) are the same as those that New York Stock Exchange LLC applies to its own listed companies. The standards relating to categories (b), (c) and (d) stem from the differing regulatory responsibilities and roles that New York Stock Exchange LLC, and NYSE Arca, Inc. and NYSE Alternext US LLC exercise in overseeing the organizations and companies included in those categories.

2. The term “approved person” used herein has the meanings set forth in the Rules of New York Stock Exchange LLC, NYSE Arca, Inc., NYSE Arca Equities, Inc. and NYSE Alternext US LLC.

3. The term “immediate family member” with respect to any Director has the meaning set forth in the NYSE Listed Company Manual.

4. The term “U.S. Listed Company” means a company (other than a Member Organization) whose securities are listed on New York Stock Exchange LLC, on NYSE Arca, Inc. or on NYSE Alternext US LLC.

5. All references to New York Stock Exchange LLC, NYSE Arca, Inc., NYSE Arca Equities, Inc. and NYSE Alternext US LLC shall mean each of those entities or its successor.

6. The following independence criteria shall apply:

Independence from NYSE Euronext and its Subsidiaries

A Director is not independent if the Director or an immediate family member of the Director has or had a relationship or interest with or in NYSE Euronext or its subsidiaries that, if such relationship or interest existed with respect to a U.S. Listed Company on the New York Stock Exchange LLC, would preclude a Director of the U.S. Listed Company from being considered an independent Director of the U.S. Listed Company pursuant to Section 303A.02(a) or (b) of the NYSE Listed Company Manual.4

Members, Allied Members, Allied Persons and Approved Persons

A Director is not independent if he or she is, or within the last year was, or has an immediate family member who is, or within the last year was a Member, allied member or allied person or approved person (in each case as defined above).

Member Organizations

A Director is not independent if the Director (a) is, or within the last year was, employed by a Member Organization, (b) has an immediate family member who is, or within the last year was, an executive officer of a Member Organization, (c) has within the last year received from any Member Organization more than $100,000

[4]	The relevant sections of the NYSE Listed Company Manual and commentary are available on the website at www.nyse.com/pdfs/finalcorpgovrules.pdf.

per year in direct compensation, or received from Member Organizations in the aggregate an amount of direct compensation which in any one year is more than 10 percent of the Director’s annual gross income for such year, excluding in each case Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (d) is affiliated, directly or indirectly, with a Member Organization; provided, however, that a director of an affiliate of a Member Organization shall not per se fail to be independent. A director of an affiliate of a Member Organization, however, cannot qualify as an independent director of New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc. or NYSE Alternext US LLC.

Listed Companies

A Director is not independent if the Director is an executive officer of an issuer of securities listed on New York Stock Exchange LLC, NYSE Arca, Inc. or NYSE Alternext US LLC, unless such issuer is a “foreign private issuer” as defined under Rule 3b-4 promulgated under the U.S. Securities Exchange Act of 1934, as amended (a “Foreign Private Issuer”). A Director who is an executive officer of a Foreign Private Issuer shall not per se fail to be independent. An executive officer of an issuer whose securities are listed on New York Stock Exchange LLC, NYSE Arca, Inc. or NYSE Alternext US LLC (regardless of whether such issuer is a Foreign Private Issuer) cannot qualify as an independent director of New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc. or NYSE Alternext US LLC.

Disclosure of Charitable Relationships

NYSE Euronext shall make disclosure of any charitable relationship that a U.S. Listed Company would be required to disclose pursuant to NYSE Listed Company Manual Section 303A.02(b)(v) and commentary. Gifts by NYSE Euronext shall not favor charities on which any Director serves as an executive officer or member of the board of trustees or directors or comparable governing body.

Additional Independence Requirement

Notwithstanding the foregoing, the sum of (a) executive officers of Foreign Private Issuers (including, for the avoidance of doubt, companies whose securities are listed on any Euronext exchange), (b) executive officers of NYSE Euronext and (c) directors of affiliates of Member Organizations, together, shall constitute no more than a minority of the total number of Directors of NYSE Euronext.

Annex C

PROPOSED AMENDMENT TO

CERTIFICATE OF INCORPORATION

(The Proposed Charter Amendment)

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NYSE EURONEXT

NYSE Euronext, a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, hereby certifies as follows:

1. The name of this corporation is NYSE Euronext. The original Certificate of Incorporation was filed on May 22, 2006. The Certificate of Incorporation was previously amended and restated on April 4, 2007.

*    *    *

ARTICLE X

AMENDMENTS TO CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation, (A) the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by holders of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal Section 4 of Article IV, Article V, Section 2, 6 or 8 of Article VI, Section 3 of Article VIII or clause (A) of this Article X of this Certificate of Incorporation (other than any amendment or repeal of any definition in this Certificate of Incorporation as a result of an amendment or repeal of any definition in the Bylaws of the Corporation), (B) for so long as this Corporation shall control, directly or indirectly, any European Market Subsidiary, before any amendment or repeal of any provision of the Certificate of Incorporation of the Corporation shall be effective, such amendment or repeal shall be submitted to the boards of directors of the European Market Subsidiaries and, if any or all of such boards of directors shall determine that such amendment or repeal must be filed with, or filed with and approved by, a European Regulator under European Exchange Regulations before such amendment or repeal may be effectuated, then such amendment or repeal shall not be effectuated until filed with, or filed with and approved by, the relevant European Regulator(s); and (C) for so long as this Corporation shall control, directly or indirectly, any of the U.S. Regulated Subsidiaries, before any amendment or repeal of any provision of the Certificate of Incorporation of this Corporation shall be effective, such amendment or repeal shall be submitted to the boards of directors of New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc., NYSE Arca and NYSE Arca Equities (or the boards of directors of their successors), and if any or all of such boards of directors shall determine that such amendment or repeal must be filed with or filed with and approved by the SEC under Section 19 of the Exchange Act and the rules promulgated thereunder before such amendment or repeal may be effectuated, then such amendment or repeal shall not be effectuated until filed with or filed with and approved by the SEC, as the case may be.

*    *    *

C-1

Annex D

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Giving Effect to the Proposed Charter Amendment)

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NYSE EURONEXT

NYSE Euronext, a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, hereby certifies as follows:

1. The name of this corporation is NYSE Euronext. The original Certificate of Incorporation was filed on May 22, 2006. The Certificate of Incorporation was previously amended and restated on April 4, 2007.

2. This Amended and Restated Certificate of Incorporation, which was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, restates and amends the original Certificate of Incorporation, as previously amended and restated, to read in its entirety as follows:

ARTICLE I

NAME OF CORPORATION

The name of the corporation is NYSE Euronext (hereinafter referred to as the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, in the City of Dover, Suite 101, County of Kent, State of Delaware 19904. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

STOCK

Section 1. Authorized Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one billion, two-hundred million (1,200,000,000), consisting of eight-hundred million (800,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), and four-hundred million (400,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

Section 2. Preferred Stock. The board of directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock from time to time in one or more series, and by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights of the shares of each such series, if any, and any qualifications, limitations or restrictions thereof, including without limitation the following:

(1) the distinctive serial designation of such series that shall distinguish it from other series;

(2) whether dividends shall be payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the Board, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case such rate or method of determining such rate may be set forth), the form of such dividend, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

(3) whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(4) the amount or amounts, if any, which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(5) the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(6) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(7) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or any other securities or property of the Corporation or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of conversion or exchange and any adjustments applicable thereto;

(8) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter; and

(9) any other relative rights, powers, preferences, qualifications, restrictions and limitations of this series.

For all purposes, this Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in a certificate of designations, an amendment of this Certificate of Incorporation to increase or decrease the number of authorized shares of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the Board and approved by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the then-outstanding shares of stock of the Corporation entitled to vote thereon, and no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefor, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment of this Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of any such series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or the certificate of designations relating to such series of Preferred Stock, or pursuant to the DGCL as then in effect.

Section 3. Options, Warrants and Other Rights. The Board is authorized to create and issue options, warrants and other rights from time to time entitling the holders thereof to purchase securities or other property of the Corporation or any other entity, including any class or series of stock of the Corporation or any other entity and whether or not in connection with the issuance or sale of any securities or other property of the Corporation, for such consideration (if any), at such times and upon such other terms and conditions as may be determined or authorized by the Board and set forth in one or more agreements or instruments. Among other things and without limitation, such terms and conditions may provide for the following:

(1) adjusting the number or exercise price of such options, warrants or other rights or the amount or nature of the securities or other property receivable upon exercise thereof in the event of a subdivision or combination of any securities, or a recapitalization, of the Corporation, the acquisition by any natural person, company, corporation or similar entity, government, or political subdivision, agency, or instrumentality of a government (each, a “Person”) of beneficial ownership of securities representing more than a designated percentage of the voting power of any outstanding series, class or classes of securities, a change in ownership of the Corporation’s securities or a merger, statutory share exchange, consolidation, reorganization, sale of assets or other occurrence relating to the Corporation or any of its securities, and restricting the ability of the Corporation to enter into an agreement with respect to any such transaction absent an assumption by another party or parties thereto of the obligations of the Corporation under such options, warrants or other rights;

(2) restricting, precluding or limiting the exercise, transfer or receipt of such options, warrants or other rights by any Person that becomes the beneficial owner of a designated percentage of the voting power of any outstanding series, class or classes of securities of the Corporation or any direct or indirect transferee of such a Person, or invalidating or voiding such options, warrants or other rights held by any such Person or transferee; and

(3) permitting the Board (or certain directors specified or qualified by the terms of the governing instruments of such options, warrants or other rights) to redeem, terminate or exchange such options, warrants or other rights.

This Section 3 shall not be construed in any way to limit the power of the Board to create and issue options, warrants or other rights.

Section 4. Transfer Restrictions on Certain Common Stock.

(A) Certain shares of Common Stock issued in the Merger (each, a “NYSE Group Share”), as defined in, and to be effected pursuant to, the Combination Agreement, dated June 1, 2006, as amended and restated as of November 24, 2006, by and among NYSE Group, Inc. (“NYSE Group”), Euronext N.V. (including any successor thereto, “Euronext”), the Corporation and Jefferson Merger Sub, Inc. (as it may be amended from time to time prior to the Effective Time (as defined therein), the “Combination Agreement”), shall be subject to restriction on Transfer as follows:

(1) if the NYSE Group Share was issued in respect of a Year 2 NYSE Share, as defined in the Amended and Restated Certificate of Incorporation of NYSE Group that was in effect as of immediately prior to the Effective Time (such NYSE Group Share, a “Year 2 NYSE Group Share”), then neither any record owner nor any beneficial owner of such NYSE Group Share may Transfer such NYSE Group Share until March 7, 2008; and

(2) if the NYSE Group Share was issued in respect of a Year 3 NYSE Share, as defined in the Amended and Restated Certificate of Incorporation of NYSE Group that was in effect as of immediately prior to the Effective Time (such NYSE Group Share, a “Year 3 NYSE Group Share”), then neither any record owner nor any beneficial owner of such NYSE Group Share may Transfer such NYSE Group Share until March 7, 2009;

(B) Notwithstanding anything to the contrary in Section 4(A) of this Article IV:

(1) the Board may, from time to time in its sole discretion, Release (as such term is defined below) any Transfer restriction set forth herein from any number of NYSE Group Shares, on terms and conditions and in ratios and numbers to be fixed by the Board in its sole discretion;

(2) if any Transfer restriction imposed on any Other Shares pursuant to the Amended and Restated Support and Lock-Up Agreement, dated as of July 20, 2005, by and among General Atlantic and the NYSE, or the Amended and Restated Support and Lock-Up Agreement, dated as of July 20, 2005, by and among Goldman Sachs and the NYSE (in each case, as amended from time to time and together, the “Support and Lock-Up Agreements”), is Released, then the same Transfer restriction shall simultaneously be Released from a number of NYSE Group Shares that are subject to such Transfer restriction under the Lock-Up held by each registered owner equal to the product (rounded up to the nearest whole share) obtained by multiplying (a) the aggregate number of NYSE Group Shares that are subject to such Transfer restriction under the Lock-Up held by such registered owner by (b) a fraction, the numerator of which shall be the number of Other Shares that were so Released and the denominator of which shall be the aggregate number of Other Shares that were subject to such Transfer restriction immediately prior to such Release (with the aggregate number of NYSE Group Shares so released to be allocated among the record owners of NYSE Group Shares pro rata based on the number of NYSE Group Shares held by such record owners);

(3) in the case of any NYSE Group Share that is beneficially owned solely by one or more natural person(s), all Transfer restrictions set forth herein shall be Released from such NYSE Group Share upon the death of the last to die of all of such persons;

(4) Section 4(A) of this Article IV shall not prohibit a record or beneficial owner of a NYSE Group Share from Transferring such NYSE Group Share to:

(a) if such owner is an entity (including a corporation, partnership, limited liability company or limited liability partnership), (i) any Person of which such owner directly or indirectly owns all of the common voting and equity interest, (ii) any Person that directly or indirectly owns all of the common voting and equity interest of such owner, (iii) any other entity if a Person directly or indirectly owns all of the common voting and equity interest of both such owner and such other entity, (iv) the equityholders of such owner (including stockholders, partners or members of such holder) upon a bona fide liquidation or dissolution of such owner, and (v) a trustee of the bankruptcy estate of such owner if such owner has become bankrupt or insolvent; and

(b) if such owner is a natural person, (i) any Family Member of such owner, (ii) any trust or foundation solely for the benefit of such owner and/or such owner’s Family Members (such trust or foundation, a “Qualified Trust”), and (iii) a trustee of the bankruptcy estate of such owner if such owner has become bankrupt or insolvent;

(5) Section 4(A) of this Article IV shall not prohibit the trustee of a Qualified Trust which is the record owner of a NYSE Group Share from Transferring such NYSE Group Share to any beneficiary of such Qualified Trust (including a trust for the benefit of such beneficiary) or Transferring such NYSE Group Share in exchange for cash necessary to pay taxes, debts or other obligations payable by reason of the death of the grantor of such Qualified Trust or any one or more of such beneficiaries, in each case in accordance with the terms of the trust instrument;

(6) Section 4(A) of this Article IV shall not prohibit a record or beneficial owner of a NYSE Group Share from pledging or hypothecating, or granting a security interest in, such NYSE Group Share, or Transferring such NYSE Group Share as a result of any bona fide foreclosure resulting therefrom;

(7) in the case of a NYSE Group Share issued in respect of a share of common stock, par value $0.01 per share, of NYSE Group (“NYSE Group Common Stock”) held by the fiduciary of the estate of a deceased person, Section 4(A) of this Article IV shall not prohibit such fiduciary from Transferring such NYSE Group Share to the one or more beneficiaries of such estate (including a trust for the benefit of such beneficiaries) or Transferring such NYSE Group Share in exchange for cash necessary to pay taxes, debts or other obligations payable by reason of the death of the deceased person;

provided that, if a record or beneficial owner of a NYSE Group Share makes any Transfer permitted under paragraph (4), (5), (6) or (7) of this Section 4(B) of Article IV, (a) each NYSE Group Share so Transferred shall continue to be bound by the terms of this Certificate of Incorporation, including the restrictions on Transfer set forth in this Certificate of Incorporation; and (b) the NYSE Group Shares so Transferred shall be comprised of a number of Year 2 NYSE Group Shares and Year 3 NYSE Group Shares in the same proportion that such owner held of such NYSE Group Shares immediately prior to such Transfer; provided that, in no event shall any fractional NYSE Group Share be Transferred, and in lieu thereof, the Corporation may, in its discretion, round up or round down any of the number of Year 2 NYSE Group Shares and/or Year 3 NYSE Group Shares so Transferred.

Any record or beneficial owner of a NYSE Group Share that seeks to Transfer a NYSE Group Share pursuant to this Section 4(B) of Article IV must, upon the Corporation’s request, provide information to the Corporation that any such Transfer qualifies as a permitted Transfer under this Section 4(B) of Article IV, and any good-faith determination of the Corporation that a particular Transfer so qualifies or does not so qualify shall be conclusive and binding.

(C) The following terms shall have the meanings set forth below:

“Transfer” means (with its cognates having corresponding meanings), with respect to any NYSE Group Share, any direct or indirect assignment, sale, exchange, transfer, tender or other disposition of such NYSE Group Share or any interest therein, whether voluntary or involuntary, by operation of law or otherwise (and includes any sale or other disposition in any one transaction or series of transactions and the grant or transfer of an option or derivative security covering such NYSE Group Share), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided, however, that a “Transfer” shall not occur simply as a result of (a) a Qualified Change of Control of the record or beneficial owner of such NYSE Group Share or (b) the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

“Qualified Change of Control” means, with respect to any record or beneficial owner of a share of Common Stock, any transaction involving (a) any purchase or acquisition (whether by way of merger, share exchange, consolidation, business combination or consolidation) of more than fifty percent (50%) of the total outstanding voting securities of such owner or any tender offer or exchange offer that results in another person (or the shareholders of such other person) beneficially owning more than fifty percent (50%) of the total outstanding voting securities of such owner; or (b) any sale, exchange, transfer or other disposition of more than fifty percent (50%) of the assets of such owner and its subsidiaries, taken together as whole;

provided, however, that the fair market value of all of the shares of Common Stock held or beneficially owned by such owner and its subsidiaries, taken together as a whole, must be less than one-half of one percent of the fair market value of all of the assets of such owner and its subsidiaries, taken together as a whole, at the time of such transaction. Any such owner must, upon the Corporation’s request, provide information to the Board that any such transaction qualifies as a Qualified Change of Control, and any good-faith determination of the Corporation that a particular transaction qualifies or does not qualify as a Qualified Change of Control shall be conclusive and binding.

“Release” means, with respect to any Transfer restriction on any NYSE Group Share imposed pursuant to Section 4(D) of this Article IV, any action or circumstance as a result of which such Transfer restriction imposed on such NYSE Group Share is removed (and its cognates shall have a corresponding meaning).

“Other Shares” means the shares of Common Stock issued in the Merger in respect of shares of NYSE Group Common Stock subject to transfer restrictions as of immediately prior to the Merger, which transfer restrictions were imposed as a result of (a) the Amended and Restated Support and Lock-Up Agreement, dated as of July 20, 2005, by and among General Atlantic Partners 77, L.P., GAP-W Holdings, L.P., Gapstar, LLC, GAP Coinvestment Partners II, L.P. and GAPCO GMBH & CO. KG (as such agreement may be amended from time to time) or (b) the Amended and Restated Support and Lock-Up Agreement, dated as of July 20, 2005, by and among GS Archipelago Investment, L.L.C., SLK-Hull Derivatives LLC and Goldman Sachs Execution and Clearing, L.P (as such agreement may be amended from time to time).

“Family Member” means, with respect to any owner of a NYSE Group Share, such owner’s spouse, domestic partner, children, stepchildren, children-in-law, grandchildren, parents, stepparents, parents-in-law, grandparents, brothers, stepbrothers, brothers-in-law, sisters, stepsisters, sisters-in-law, uncles, aunts, cousins, nephews and nieces.

(D) The restrictions on Transfer set forth in this Section 4 of Article IV shall be referred to as the “Lock-Up.” If any NYSE Group Share shall be represented by a certificate, a legend shall be placed on such certificate to the effect that such NYSE Group Share is subject to the Lock-Up, which legend shall be removed from a certificate upon the occurrence of the Lock-Up Expiration Date with respect to all of the NYSE Group Shares represented by such certificate. Such legend shall also be placed on any certificate representing securities issued subsequent to the original issuance of NYSE Group Shares in the Merger and in respect thereof as a result of any stock dividend, stock split or other recapitalization, to the extent that such securities shall be represented by certificates. Such legends will be removed from the certificates representing such shares of Common Stock and any other securities when, and to the extent that, such Transfer restrictions set forth herein are no longer applicable to any of the shares represented by such certificates. If any NYSE Group Shares or securities issued in respect thereof shall not be represented by certificates, then the Corporation reserves the right to require that an analogous notification or restriction be used in respect of such NYSE Group Shares or securities that are subject to the Lock-Up. Upon the Release of any Transfer restriction from any of the NYSE Group Shares or any securities issued in a subsequent issuance in respect thereof as a result of any stock dividend, stock split or other recapitalization, if the Board shall have designated prior to such Release a particular broker or brokers and/or the particular manner of the Transfer of such shares to be Released, such shares shall be Transferred only through such broker and in such manner as designated by the Board. In furtherance, and not in limitation, of the foregoing, the Board may require, as a condition to the Release, that all such Released NYSE Group Shares be sold through an underwritten offering registered under the United States Securities Act of 1933, as amended (and that any sale will apply (a) first, to such owner’s Year 2 NYSE Group Shares and (b) second, to such owner’s Year 3 NYSE Group Shares), and that if an owner does not Transfer such owner’s NYSE Group Shares pursuant to such registered offering, then such holder’s NYSE Group Shares shall not be Released prior to the scheduled Lock-Up Expiration Date, unless the Board shall Release such NYSE Group Shares on a later occasion. Unless otherwise determined by the Board, all fees and commissions payable to any broker or underwriter in connection with such Transfer shall be borne by the owners of Common Stock participating in such Transfer, pro rata based on the relative number of shares of Common Stock of such holder in such Transfer.

(E) The Corporation shall not register the purported Transfer of any shares of stock of the Corporation in violation of the restrictions imposed by this Section 4 of Article IV.

ARTICLE V

LIMITATIONS ON VOTING AND OWNERSHIP

Section 1. Voting Limitation.

(A) Notwithstanding any other provision of this Certificate of Incorporation, (1) no Person, either alone or together with its Related Persons, as of any record date for the determination of stockholders entitled to vote on any matter, shall be entitled to vote or cause the voting of shares of stock of the Corporation beneficially owned by such Person or its Related Persons, in person or by proxy or through any voting agreement or other arrangement, to the extent that such shares represent in the aggregate more than 10% of the then outstanding votes entitled to be cast on such matter, without giving effect to this Article V (such threshold being hereinafter referred to as the “Voting Limitation”), and the Corporation shall disregard any such votes purported to be cast in excess of the Voting Limitation; and (2) if any Person, either alone or together with its Related Persons, is party to any agreement, plan or other arrangement relating to shares of stock of the Corporation entitled to vote on any matter with any other Person, either alone or together with its Related Persons, under circumstances that would result in shares of stock of the Corporation that would be subject to such agreement, plan or other arrangement not being voted on any matter, or the withholding of any proxy relating thereto, where the effect of such agreement, plan or other arrangement would be to enable any Person, but for this Article V, either alone or together with its Related Persons, to vote, possess the right to vote or cause the voting of shares of stock of the Corporation that would exceed 10% of the then outstanding votes entitled to be cast on such matter (assuming that all shares of stock of the Corporation that are subject to such agreement, plan or other arrangement are not outstanding votes entitled to be cast on such matter) (the “Recalculated Voting Limitation”), then the Person, either alone or together with its Related Persons, shall not be entitled to vote or cause the voting of shares of stock of the Corporation beneficially owned by such Person, either alone or together with its Related Persons, in person or by proxy or through any voting agreement or other arrangement, to the extent that such shares represent in the aggregate more than the Recalculated Voting Limitation, and the Corporation shall disregard any such votes purported to be cast in excess of the Recalculated Voting Limitation.

(B) The Voting Limitation and the Recalculated Voting Limitation, as applicable, shall apply to each Person unless and until: (1) such Person shall have delivered to the Board a notice in writing, not less than 45 days (or such shorter period as the Board shall expressly consent to) prior to any vote, of such Person’s intention, either alone or together with its Related Persons, to vote or cause the voting of shares of stock of the Corporation beneficially owned by such Person or its Related Persons, in person or by proxy or through any voting agreement or other arrangement, in excess of the Voting Limitation or the Recalculated Voting Limitation, as applicable; (2) the Board shall have resolved to expressly permit such voting; (3) such resolution shall have been filed with, and approved by, the U.S. Securities and Exchange Commission (the “SEC”) under Section 19(b) of the Exchange Act, and shall have become effective thereunder; and (4) such resolution shall have been filed with, and approved by, each European Regulator having appropriate jurisdiction and authority.

(C) Subject to its fiduciary obligations under applicable law, the Board shall not adopt any resolution pursuant to clause (2) of Section 1(B) of Article V unless the Board shall have determined that:

(1) the exercise of such voting rights or the entering into of such agreement, plan or other arrangement, as applicable, by such Person, either alone or together with its Related Persons, (a) will not impair the ability of any U.S. Regulated Subsidiary, the Corporation or NYSE Group (if and to the extent that NYSE Group continues to exist as a separate entity) to discharge their respective responsibilities under the Exchange Act and the rules and regulations thereunder, (b) will not impair the ability of any European Market Subsidiary, the Corporation or Euronext (if and to the extent that Euronext continues to exist as a separate entity) to discharge their respective responsibilities under the European Exchange Regulations and (c) is otherwise in the best interests of (i) the Corporation, (ii) its stockholders, (iii) the U.S. Regulated Subsidiaries and (iv) the European Market Subsidiaries;

(2) the exercise of such voting rights or the entering into of such agreement, plan or other arrangement, as applicable, by such Person, either alone or together with its Related Persons, will not impair (a) the SEC’s ability to enforce the Exchange Act or (b) the European Regulators’ ability to enforce the European Exchange Regulations;

(3) in the case of a resolution to approve the exercise of voting rights in excess of 20% of the then outstanding votes entitled to be cast on such matter, (a) neither such Person nor any of its Related Persons (i) is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) (any such person subject to statutory disqualification being referred to in this document as a “U.S. Disqualified Person”) or (ii) has been determined by a European Regulator to be in violation of laws or regulations adopted in accordance with the European Directive on Markets in Financial Instruments applicable to any European Market Subsidiary requiring such person to act fairly, honestly and professionally (any such person, failing to meet such standard being referred to in this document as a “European Disqualified Person”); (b) for so long as the Corporation directly or indirectly controls NYSE Arca, Inc. (“NYSE Arca”) or NYSE Arca Equities, Inc. (“NYSE Arca Equities”) or any facility of NYSE Arca, neither such Person nor any of its Related Persons is an ETP Holder (as defined in the NYSE Arca Equities rules of NYSE Arca, as such rules may be in effect from time to time) of NYSE Arca Equities (any such Person that is a Related Person of an ETP Holder shall hereinafter also be deemed to be an “ETP Holder” for purposes of this Certificate of Incorporation, as the context may require) or an OTP Holder or OTP Firm (each as defined in the rules of NYSE Arca, as such rules may be in effect from time to time) of NYSE Arca (any such Person that is a Related Person of an OTP Holder or OTP Firm shall hereinafter also be deemed to be an “OTP Holder” or “OTP Firm”, as appropriate, for purposes of this Certificate of Incorporation, as the context may require); and (c) for so long as the Corporation directly or indirectly controls New York Stock Exchange LLC or NYSE Market, Inc., neither such Person nor any of its Related Persons is a “member” or “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) (any such Person that is a Related Person of such member or member organization shall hereinafter also be deemed to be a “Member” for purposes of this Certificate of Incorporation, as the context may require); and

(4) in the case of a resolution to approve the entering into of an agreement, plan or other arrangement under circumstances that would result in shares of stock of the Corporation that would be subject to such agreement, plan or other arrangement not being voted on any matter, or the withholding of any proxy relating thereto, where the effect of such agreement, plan or other arrangement would be to enable any Person, but for this Article V, either alone or together with its Related Persons, to vote, possess the right to vote or cause the voting of shares of stock of the Corporation that would exceed 20% of the then outstanding votes entitled to be cast on such matter (assuming that all shares of stock of the Corporation that are subject to such agreement, plan or other arrangement are not outstanding votes entitled to be cast on such matter), (a) neither such Person nor any of its Related Persons is (i) a U.S. Disqualified Person or (ii) a European Disqualified Person; (b) for so long as the Corporation directly or indirectly controls NYSE Arca or NYSE Arca Equities or any facility of NYSE Arca, neither such Person nor any of its Related Persons is an ETP Holder, OTP Holder or an OTP Firm; and (c) for so long as the Corporation directly or indirectly controls New York Stock Exchange LLC or NYSE Market, Inc., neither such Person nor any of its Related Persons is a Member.

(D) In making such determinations, the Board may impose such conditions and restrictions on such Person and its Related Persons owning any shares of stock of the Corporation entitled to vote on any matter as the Board may in its sole discretion deem necessary, appropriate or desirable in furtherance of the objectives of (1) the Exchange Act, (2) the European Exchange Regulations and (3) the governance of the Corporation.

(E) If and to the extent that shares of stock of the Corporation beneficially owned by any Person or its Related Persons are held of record by any other Person (the “Record Owner”), this Section 1 of Article V shall be enforced against such Record Owner by limiting the votes entitled to be cast by such Record Owner in a manner that will accomplish the Voting Limitation and the Recalculated Voting Limitation applicable to such Person and its Related Persons.

(F) This Section 1 of Article V shall not apply to (1) any solicitation of any revocable proxy from any stockholder of the Corporation by or on behalf of the Corporation or by any officer or director of the Corporation acting on behalf of the Corporation or (2) any solicitation of any revocable proxy from any stockholder of the Corporation by any other stockholder that is conducted pursuant to, and in accordance with, Regulation 14A promulgated pursuant to the Exchange Act (other than a solicitation pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act, with respect to which this Section 1 of Article V shall apply).

(G) For purposes of this Section 1 of Article V, no Person shall be deemed to have any agreement, arrangement or understanding to act together with respect to voting shares of stock of the Corporation solely because such Person or any of such Person’s Related Persons has or shares the power to vote or direct the voting of such shares of stock as a result of (1) any solicitation of any revocable proxy from any stockholder of the Corporation by or on behalf of the Corporation or by any officer or director of the Corporation acting on behalf of the Corporation or (2) any solicitation of any revocable proxy from any stockholder of the Corporation by any other stockholder that is conducted pursuant to, and in accordance with, Regulation 14A promulgated pursuant to the Exchange Act (other than a solicitation pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act, with respect to which this Section 1 of Article V shall apply), except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report).

(H) “European Exchange Regulations” shall have the meaning set forth in the Bylaws of the Corporation, as amended from time to time.

(I) “European Market Subsidiary” shall have the meaning set forth in the Bylaws of the Corporation, as amended from time to time.

(J) “European Regulated Market” shall have the meaning set forth in the Bylaws of the Corporation, as amended from time to time.

(K) “European Regulator” shall have the meaning set forth in the Bylaws of the Corporation, as amended from time to time.

(L) “Related Persons” shall mean with respect to any Person:

(1) any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Exchange Act);

(2) any other Person(s) with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the stock of the Corporation;

(3) in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable;

(4) in the case of a Person that is a “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), any “member” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(5) in the case of a Person that is an OTP Firm, any OTP Holder that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(6) in the case of a Person that is a natural person, any relative or spouse of such natural Person, or any relative of such spouse who has the same home as such natural Person or who is a director or officer of the Corporation or any of its parents or subsidiaries;

(7) in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable;

(8) in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable;

(9) in the case of a Person that is a “member” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time), the “member organization” (as defined in the rules of New York Stock Exchange LLC, as such rules may be in effect from time to time) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act); and

(10) in the case of a Person that is an OTP Holder, the OTP Firm with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act).

(M) “U.S. Regulated Subsidiary” and “U.S. Regulated Subsidiaries” shall have the meanings set forth in the Bylaws of the Corporation, as amended from time to time.

Section 2. Ownership Concentration Limitation.

(A) Except as otherwise provided in this Section 2 of Article V, no Person, either alone or together with its Related Persons, shall be permitted at any time to own beneficially shares of stock of the Corporation representing in the aggregate more than 20% of the then outstanding votes entitled to be cast on any matter (the “Concentration Limitation”).

(B) The Concentration Limitation shall apply to each Person unless and until: (1) such Person shall have delivered to the Board a notice in writing, not less than 45 days (or such shorter period as the Board shall expressly consent to) prior to the acquisition of any shares that would cause such Person (either alone or together with its Related Persons) to exceed the Concentration Limitation, of such Person’s intention to acquire such ownership; (2) the Board shall have resolved to expressly permit such ownership; (3) such resolution shall have been filed with, and approved by, the SEC under Section 19(b) of the Exchange Act and shall have become effective thereunder; and (4) such resolution shall have been filed with, and approved by, each European Regulator having appropriate jurisdiction and authority.

(C) Subject to its fiduciary obligations under applicable law, the Board shall not adopt any resolution pursuant to clause (2) of Section 2(B) of this Article V unless the Board shall have determined that:

(1) such acquisition of beneficial ownership by such Person, either alone or together with its Related Persons, (a) will not impair the ability of any U.S. Regulated Subsidiaries, the Corporation or NYSE Group (if and to the extent that NYSE Group continues to exist as a separate entity) to discharge their respective responsibilities under the Exchange Act and the rules and regulations thereunder, (b) will not impair the ability of any of the European Market Subsidiaries, the Corporation or Euronext (if and to the extent that Euronext continues to exist as a separate entity) to discharge their respective responsibilities under the European Exchange Regulations and (c) is otherwise in the best interests of (i) the Corporation, (ii) its stockholders, (iii) the U.S. Regulated Subsidiaries and (iv) the European Market Subsidiaries;

(2) such acquisition of beneficial ownership by such Person, either alone or together with its Related Persons, will not impair (a) the SEC’s ability to enforce the Exchange Act or (b) the European Regulators’ ability to enforce the European Exchange Regulations. In making such determinations, the Board may impose such conditions and restrictions on such Person and its Related Persons owning any shares of stock of the Corporation entitled to vote on any matter as the Board may in its sole discretion deem necessary, appropriate or desirable in furtherance of the objectives of (i) the Exchange Act, (ii) the European Exchange Regulations and (iii) the governance of the Corporation;

(3) neither such Person nor any of its Related Persons is (a) a U.S. Disqualified Person or (b) a European Disqualified Person;

(4) for so long as the Corporation directly or indirectly controls NYSE Arca or NYSE Arca Equities or any facility of NYSE Arca, neither such Person nor any of its Related Persons is an ETP Holder or an OTP Holder or OTP Firm; and

(5) for so long as the Corporation directly or indirectly controls New York Stock Exchange LLC or NYSE Market, Inc., neither such Person nor any of its Related Persons is a Member.

(D) Unless the conditions specified in Section 2(B) of this Article V are met, if any Person, either alone or together with its Related Persons, at any time beneficially owns shares of stock of the Corporation in excess of the Concentration Limitation, such Person and its Related Persons shall be obligated to sell promptly, and the Corporation shall be obligated to purchase promptly, at a price equal to the par value of such shares of stock and to the extent funds are legally available therefor, that number of shares of stock of the Corporation necessary so that such Person, together with its Related Persons, shall beneficially own shares of stock of the Corporation representing in the aggregate no more than 20% of the then outstanding votes entitled to be cast on any matter, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding.

(E) Nothing in this Section 2 of Article V shall preclude the settlement of transactions entered into through the facilities of New York Stock Exchange LLC; provided, however, that, if any Transfer of any shares of stock of the Corporation shall cause any Person, either alone or together with its Related Persons, at any time to beneficially own shares of stock of the Corporation in excess of the Concentration Limitation, such Person and its Related Persons shall be obligated to sell promptly, and the Corporation shall be obligated to purchase promptly, shares of stock of the Corporation as specified in Section 2(D) of this Article V.

(F) If any share of Common Stock shall be represented by a certificate, a legend shall be placed on such certificate to the effect that such share of Common Stock is subject to the Concentration Limitations as set in Section 2 of this Article V. If the shares of Common Stock shall be uncertificated, a notice of such restrictions and limitations shall be included in the statement of ownership provided to the holder of record of such shares of Common Stock.

Section 3. Procedure for Repurchasing Stock.

(A) In the event the Corporation shall repurchase shares of stock (the “Repurchased Stock”) of the Corporation pursuant to any provision of Article IV or this Article V, notice of such repurchase shall be given by first class mail, postage prepaid, mailed not less than 5 business nor more than 60 calendar days prior to the repurchase date, to the holder of the Repurchased Stock, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the repurchase date; (2) the number of shares of Repurchased Stock to be repurchased; (3) the aggregate repurchase price, which shall equal the aggregate par value of such shares; and (4) the place or places where such Repurchased Stock is to be surrendered for payment of the aggregate repurchase price. Failure to give notice as aforesaid, or any defect therein, shall not affect the validity of the repurchase of Repurchased Stock. From and after the repurchase date (unless default shall be made by the Corporation in providing funds for the payment of the repurchase price), shares of Repurchased Stock which have been repurchased as aforesaid shall become treasury shares and shall no longer be deemed to be outstanding, and all rights of the holder of such Repurchased Stock as a stockholder of the Corporation (except the right to receive from the Corporation the repurchase price against delivery to the Corporation of evidence of ownership of such shares) shall cease. Upon surrender in accordance with said notice of evidence of ownership of Repurchased Stock so repurchased (properly assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be repurchased by the Corporation at par value.

(B) If and to the extent that shares of stock of the Corporation beneficially owned by any Person or its Related Persons are held of record by any other Person, this Article V shall be enforced against such Record Owner by requiring the sale of shares of stock of the Corporation held by such Record Owner in accordance with this Article V, in a manner that will accomplish the Concentration Limitation applicable to such Person and its Related Persons.

Section 4. Right to Information; Determinations by the Board. The Board shall have the right to require any Person and its Related Persons that the Board reasonably believes (i) to be subject to the Voting Limitation or the Recalculated Voting Limitation, (ii) to own beneficially (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shares of stock of the Corporation entitled to vote on any matter in excess of the Concentration Limitation, or (iii) to own beneficially (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) an aggregate of 5% or more of the then outstanding shares of stock of the Corporation entitled to vote on any matter, which ownership such Person, either alone or together with its Related Persons, has not reported to the Corporation, to provide to the Corporation, upon the Board’s request, complete information as to all shares of stock of the Corporation beneficially owned by such Person and its Related Persons and any other factual matter relating to the applicability or effect of this Article V as may reasonably be requested of such Person and its Related Persons. Any constructions, applications or determinations made by the Board pursuant to Article V in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its directors, officers and stockholders.

ARTICLE VI

BOARD OF DIRECTORS

Section 1. Powers of the Board—General. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. The Board is authorized to adopt, amend or repeal Bylaws of the Corporation.

Section 2. Power to Call and Postpone Stockholder Meetings.

(A) Special meetings of stockholders of the Corporation may be called at any time by, but only by, (1) the Board acting pursuant to a resolution adopted by a majority of the Board, (2) the Chairman of the Board, (3) the Deputy Chairman of the Board, (4) the Chief Executive Officer of the Corporation or (4) the Deputy Chief Executive Officer of the Corporation, in each case, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

(B) Any meeting of stockholders may be postponed by action of the Board at any time in advance of such meeting. The Board shall have the power to adopt such rules and regulations for the conduct of the meetings and management of the affairs of the Corporation as they may deem proper and the power to adjourn any meeting of stockholders without a vote of the stockholders, which powers may be delegated by the Board to the chairman of such meeting either in such rules and regulations or pursuant to the Bylaws of the Corporation.

Section 3. Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board as set forth in the Bylaws of the Corporation.

Section 4. Election of Directors. The directors shall be elected by the stockholders at each annual meeting of stockholders (or any adjournment or continuation thereof) at which a quorum is present, to hold office until the next annual meeting of stockholders, but shall continue to serve despite the expiration of the director’s term until their respective successors are duly elected and qualified. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

Section 5. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board, may be removed from office at any time, with or without cause, by the holders of a majority of the votes entitled to be cast by the holders of the then-outstanding shares of the Corporation’s capital stock entitled to vote in an election of directors, voting together as a single class.

Section 6. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of stock or series thereof are expressly entitled by this Certificate of Incorporation to fill) may be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 7. Directors Selected by Holders of Preferred Stock. Notwithstanding anything to the contrary contained in this Article VI, in the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number of directors fixed pursuant to a resolution of the Board. Except as otherwise provided in the terms of such class or series, (a) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election; and (b) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.

Section 8. Considerations of the Board.

(A) In taking any action, including action that may involve or relate to a change or potential change in the control of the Corporation, a director of the Corporation may consider, among other things, both the long-term and short-term interests of the Corporation and its stockholders and the effects that the Corporation’s actions may have in the short term or long term upon any one or more of the following matters:

(1) the prospects for potential growth, development, productivity and profitability of the Corporation and its subsidiaries;

(2) the current employees of the Corporation or its subsidiaries;

(3) the employees of the Corporation or its subsidiaries and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation or its subsidiaries;

(4) the customers and creditors of the Corporation or its subsidiaries;

(5) the ability of the Corporation and its subsidiaries to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which they do business;

(6) the potential impact on the relationships of the Corporation or its subsidiaries with regulatory authorities and the regulatory impact generally; and

(7) such other additional factors as a director may consider appropriate in such circumstances.

(B) Nothing in this Section 8 of Article VI shall create any duty owed by any director, officer or employee of the Corporation to any Person to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters. No employee, former employee, beneficiary, customer, creditor, community or regulatory authority or member thereof shall have any rights against any director, officer or employee of the Corporation or the Corporation under this Section 8 of Article VI.

ARTICLE VII

OFFICER AND DIRECTOR DISQUALIFICATION

No person that is (A) a U.S. Disqualified Person or (B) a European Disqualified Person, may be a director or officer of the Corporation.

ARTICLE VIII

STOCKHOLDER ACTION

Section 1. No Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 2. Quorum. At each meeting of stockholders of the Corporation, except where otherwise required by law or this Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum (it being understood that any shares in excess of the Voting Limitation or the Recalculated Voting Limitation shall not be counted as present at the meeting and shall not be counted as outstanding shares of stock of the Corporation for purposes of determining whether there is a quorum, unless and only to the extent that the Voting Limitation or the Recalculated Voting Limitation, as applicable, shall have been duly waived pursuant to Section 1 or Section 2 of Article V). For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the voting power of the outstanding shares of such class or classes entitled to vote, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. In the absence of a quorum of the holders of any class of stock of the Corporation entitled to vote on a matter, the meeting of such class may be adjourned from time to time until a quorum of such class shall be so present or represented. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity, provided, further, that any such shares of the Corporation’s own capital stock held by it in a fiduciary capacity shall be voted by the person presiding over any vote in the same proportions as the shares of capital stock held by the other stockholders are voted (including any abstentions from voting).

If this Certificate of Incorporation provides for more or less than one vote for any share of stock of the Corporation on any matter or to the extent a stockholder is prohibited pursuant to this Certificate of Incorporation from casting votes with respect to any shares of stock of the Corporation, every reference in the Bylaws of the Corporation to a majority or other proportion of shares of stock of the Corporation shall refer to such majority or other proportion of the aggregate votes of such shares of stock, taking into account any greater or lesser number of votes as a result of the foregoing.

Section 3. Amendment of Bylaws. Stockholders may amend or repeal the Bylaws of the Corporation only pursuant to Section 10.10(B) of the Bylaws.

ARTICLE IX

DIRECTOR LIABILITY

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

No amendment, modification or repeal of this Article IX shall adversely affect any right or protection of a director of the Corporation that exists at the time of such amendment, modification or repeal.

ARTICLE X

AMENDMENTS TO CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation, (A) the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by holders of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal Article V, Section 6 or 8 of Article VI, Section 3 of Article VIII or clause (A) of this Article X of this Certificate of Incorporation (other than any amendment or repeal of any definition in this Certificate of Incorporation as a result of an amendment or repeal of any definition in the Bylaws of the Corporation), (B) for so long as this Corporation shall control, directly or indirectly, any European Market Subsidiary, before any amendment or repeal of any provision of the Certificate of Incorporation of the Corporation shall be effective, such amendment or repeal shall be submitted to the boards of directors of the European Market Subsidiaries and, if any or all of such boards of directors shall determine that such amendment or repeal must be filed with, or filed with and approved by, a European Regulator under European Exchange Regulations before such amendment or repeal may be effectuated, then such amendment or repeal shall not be effectuated until filed with, or filed with and approved by, the relevant European Regulator(s); and (C) for so long as this Corporation shall control, directly or indirectly, any of the U.S. Regulated Subsidiaries, before any amendment or repeal of any provision of the Certificate of Incorporation of this Corporation shall be effective, such amendment or repeal shall be submitted to the boards of directors of New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc., NYSE Arca and NYSE Arca Equities (or the boards of directors of their successors), and if any or all of such boards of directors shall determine that such amendment or repeal must be filed with or filed with and approved by the SEC under Section 19 of the Exchange Act and the rules promulgated thereunder before such amendment or repeal may be effectuated, then such amendment or repeal shall not be effectuated until filed with or filed with and approved by the SEC, as the case may be.

ARTICLE XI

ENFORCEABILITY

If any provision of this Certificate of Incorporation is held to be illegal, invalid or unenforceable, (A) such provision shall be construed in such a manner to be legal, valid and enforceable to the maximum extent permitted under applicable law; (B) the legality, validity and enforceability of the remaining provisions of this Certificate of Incorporation shall not be affected or impaired thereby, and (C) the illegality, invalidity or unenforceability of a provision in a particular jurisdiction shall not invalidate or render illegal, invalid or unenforceable such provision in any other jurisdiction.

ARTICLE XII

AUTOMATIC REPEAL OF CERTAIN PROVISIONS

Section 1. If, (A) after a period of six (6) months following the exercise of a Euronext Call Option, the Foundation shall continue to hold any ordinary shares of Euronext, or the securities of one or more subsidiaries of Euronext that, when taken together, represent a substantial portion of Euronext’s business, (B) after a period of six (6) months following the exercise of a Euronext Call Option, the Foundation shall continue to hold any Priority Shares of Euronext, or the priority shares or similar securities of one or more subsidiaries of Euronext that, taken together, represent a substantial portion of Euronext’s business or (C) at any time, NYSE Euronext no longer holds a direct or indirect Controlling Interest in Euronext, or in one or more subsidiaries of Euronext that, taken together, represent a substantial portion of Euronext’s business, then each of clause (4) of Section 1(B) of Article V, clauses (1)(b), (1)(c)(iv), (2)(b), (3)(a)(ii) and (4)(a)(ii) of Section 1(C) of Article V, clause (2) of Section 1(D) of Article V, Sections 1(H), 1(I), 1(J) and 1(K) of Article V, clause (4) of Section 2(B) of Article V, clauses (1)(b), (1)(c)(iv), (2)(b), (2)(ii) and (3)(b) of Section 2(C) of Article V, clause (B) of Article VII and clause (B) of Article X shall automatically and without further action be deleted and become void and be of no further force and effect; provided, however, that, in the case of clause (B) of this Section 1 of Article XII, such provisions shall be deleted and become void only if and to the extent that the Board of Directors of the Corporation shall approve of such deletion by resolution adopted by a majority of the directors then in office.

Section 2. For the purposes of this Article XII:

(A) A “Controlling Interest” shall have the meaning set forth in the Bylaws of the Corporation, as amended from time to time.

(B) “Euronext Call Option” shall have the meaning set forth in the Bylaws of the Corporation, as amended from time to time.

(C) “Foundation” shall have the meaning set forth in the Bylaws of the Corporation, as amended from time to time.

(D) “Priority Shares” shall have the meaning set forth in the Bylaws of the Corporation, as amended from time to time.

ARTICLE XIII

EFFECTIVE TIME

This Certificate of Incorporation shall be effective as of                     Eastern Daylight Time on                     .

IN WITNESS WHEREOF, NYSE Euronext has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on                     .

NYSE EURONEXT
By:
Name:
Title:

NYSE EURONEXT 11 WALL STREET NEW YORK, NY 10005

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., New York time on April 27, 2011. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/nyx

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., New York time on April 27, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you need help with voting, please call 1(800) 322-2885 for assistance. If you vote by phone or Internet, please do not mail your Proxy Card.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M30212-P05240 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NYSE EURONEXT
The Board of Directors recommends that you vote FOR each of the following nominees for election to the Company’s Board of Directors for a term expiring in 2012:

1.	Election of Directors.	For	Against	Abstain
	Nominees:				The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
	1a. André Bergen 1b. Ellyn L. Brown 1c. Marshall N. Carter 1d. Dominique Cerutti	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	2.	To ratify the appointment of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accountants for the fiscal year ending December 31, 2011.	☐	☐	☐
	1e. Patricia M. Cloherty 1f. Sir George Cox 1g. Sylvain Hefes 1h. Jan-Michiel Hessels	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	3.

To approve the Company’s proposal to adopt majority voting with respect to certain provisions in our Certificate of Incorporation that currently require an 80% stockholder vote to amend (the Proposed Charter Amendment).

							☐	☐	☐
	1i. Duncan M. McFarland 1j. James J. McNulty	☐ ☐	☐ ☐	☐ ☐	4.	To approve the Company’s advisory vote on executive compensation (the “Say-on-Pay” proposal).	☐	☐	☐
	1k. Duncan L. Niederauer 1l. Ricardo Salgado	☐ ☐	☐ ☐	☐ ☐	The Board of Directors does not have a recommendation for voting on the following proposal:	1 Year	2 Years	3 Years	Abstain
	1m. Robert G. Scott 1n. Jackson P. Tai 1o. Rijnhard van Tets 1p. Sir Brian Williamson	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	5.	Should there be an advisory stockholder vote to approve executive compensation disclosure every one year, every two years or every three years? (the “Say-When-on-Pay” proposal). ☐	☐	☐	☐
					The Board of Directors recommends you vote AGAINST the following proposals:		For	Against	Abstain
					6.	To approve the stockholder proposal to give holders of 10% of the outstanding common stock the power to call a special stockholder meeting (the Kenneth Steiner Proposal).	☐	☐	☐
					7.	To approve the stockholder proposal regarding action by written consent (the William Steiner Proposal).	☐	☐	☐
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
					For address change/comments, mark here. (see reverse for instructions)				☐
					Please indicate if you plan to attend this meeting.		☐ Yes	☐ No
Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Materials Election - Check this box if you want to receive a complete set of future proxy materials by mail, at no extra cost. If you do not take action you may receive only a Notice to inform you of the Internet availability of proxy materials.

☐

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

ANNUAL MEETING OF STOCKHOLDERS
Thursday, April 28, 2011
8:00 a.m. New York time
11 Wall Street
New York, NY 10005

ADMISSION TICKET

ACCESS PROXY MATERIALS BY INTERNET

If you are a registered stockholder and would like to access the proxy materials electronically next year, please indicate your consent at the following Internet address: http://enroll.icsdelivery.com/nyx.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

Please detach here and present this ticket for admission to the meeting.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M30213-P05240

NYSE Euronext

11 Wall Street

New York, NY 10005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON APRIL 28, 2011.

Jan-Michiel Hessels, Marshall N. Carter and Duncan L. Niederauer (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NYSE Euronext (the “Company”), to be held on Thursday, April 28, 2011, at 11 Wall Street, New York, NY, at 8:00 a.m. New York time, and via the Internet at www.virtualshareholdermeeting.com/nyx and any adjournments or postponements thereof.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote as the Board of Directors recommends. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE